UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

AMERANT BANCORP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials:

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AMERANT BANK

Amerant Bancorp Inc.

2026 Proxy Statement

AMERANT BANCORP INC. 220 Alhambra Circle Coral Gables, FL 33134

Notice of Annual Meeting of Shareholders to be held on June 2, 2026

To the Shareholders of Amerant Bancorp Inc.:

Notice is hereby given that the annual meeting (“Annual Meeting”) of the shareholders of Amerant Bancorp Inc. (“Amerant”, the “Company,” “we,” “us” or “our”) will be held on June 2, 2026, at 8:00 a.m., Eastern Time in a virtual meeting format only. You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit questions at www.virtualshareholdermeeting.com/AMTB2026.

There is no physical location for the Annual Meeting and you will not be able to attend the Annual Meeting physically in-person. The Annual Meeting will begin promptly at 8:00 a.m., Eastern Time.

A recording of the Annual Meeting, including any questions asked and answers given, will be available for a period of 12 months following the Annual Meeting at www.virtualshareholdermeeting.com/AMTB2026. Please refer to the “Questions and Answers about the Proxy Materials and the Annual Meeting” section of this Proxy Statement for more details on how to attend the Annual Meeting.

The Annual Meeting is for the following purposes:

1.
to elect directors to serve until the 2027 annual meeting of shareholders;
2.
to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers— Say-on-Pay;
3.
to ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026; and
4.
to transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on April 7, 2026, are entitled to notice of and to vote at the Annual Meeting. We are taking advantage of the Securities and Exchange Commission rules allowing us to furnish proxy materials to shareholders on the Internet. We believe that these rules provide you with proxy materials more quickly and reduce the environmental impact of our Annual Meeting. Accordingly, we are mailing to shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review our Notice and Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2025.

It is important that your shares be represented and voted at the meeting. You have the following options for voting your shares:

(i) vote via the internet;

(ii) vote via the telephone;

(iii) complete and return the proxy card sent to you; or

(iv) vote electronically during the virtual meeting.

If you would like to receive a paper copy of our proxy materials, please follow the instructions for requesting these materials in the proxy statement.

By Order of the Board of Directors

Odilon Almeida Chairman of the Board

i

ii

Proxy Statement Summary

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Amerant Bancorp Inc. (“Amerant,” the “Company,” “we,” or “us”) of proxies to be voted at the 2026 annual meeting of shareholders of the Company or any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held virtually over the Internet on Tuesday, June 2, 2026 at 8:00 a.m. Eastern Time.

These proxy solicitation materials and our Annual Report to shareholders for the year ended December 31, 2025, including related financial statements, were first made available to our shareholders entitled to notice of and to vote at the Annual Meeting on or about April 21, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 2, 2026 — our Annual Report to Shareholders, this proxy statement and the related proxy card are available at www.proxyvote.com. The content on any website referred to in this proxy statement is not incorporated by reference into this proxy statement unless expressly noted.

This proxy statement summary highlights important information contained elsewhere in the proxy statement. Since it does not contain all the information you should consider before voting your shares, please read the entire proxy statement carefully before voting.

Annual Meeting Information
	DATE AND TIME: June 2, 2026 at 8:00 a.m. EDT	LOCATION: Virtual. Visit www.virtualshareholdermeeting.com /AMTB2026	RECORD DATE: April 7, 2026	PROXY MAIL DATE: On or about April 21, 2026
How to Vote
	BY INTERNET: Visit the website listed on your proxy card	BY PHONE: Call the telephone number on your proxy card	BY MAIL: Sign, date and return your proxy card in the enclosed envelope	AT THE ANNUAL MEETING: Vote electronically at the virtual Annual Meeting

Voting matters

Shareholders will be asked to vote on the following matters:

Item		Board Recommendation
1.	To elect directors to serve until the 2027 annual meeting of shareholders.	FOR
2.	To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay.	FOR
3.	To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.	FOR
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.	—

Proxy Statement Summary

Board Structure and Governance Highlights

Director Independence

✓ 10 out of 11 director nominees are independent

✓ Independent chair

✓ Audit, Governance, Compensation and Risk Committees comprised of 100% independent directors

✓ Periodic executive sessions of the independent directors. Such executive sessions are presided by Odilon Almeida, our Chair of the Board

Board and Committee oversight

✓ Board oversight over corporate strategy

✓ Board and board committee oversight of enterprise risk management framework, cybersecurity, human capital management

✓ Board committee oversight of sustainability program

Evaluation	✓ Annual board and board committee self-evaluations ✓ Evaluations of individual directors

Diversity

✓ 40% of our non-executive director nominees are female

✓ 40% of our non-executive director nominees are racially or ethnically diverse

✓ The search for new directors emphasizes the consideration of candidates with diverse backgrounds, as well as relevant qualities or attributes that may contribute to Board heterogeneity

Board practices	✓ Directors may not serve on more than 3 other public company boards ✓ No mandatory retirement age, but directors that reached 75 years of age, must tender resignation for the Board to accept or reject

Compensation Policies

✓ Stock ownership guidelines for directors and senior executives

✓ Prohibition on hedging of Company securities

✓ Change in control and equity award agreements require dual-trigger events

✓ Maintain a clawback policy for executive officers

Shareholder rights

✓ Annual director elections

✓ Majority voting for directors in uncontested director elections

✓ Annual say on pay vote

✓ Shareholder outreach with director availability

✓ Shareholder right to call special meetings

✓ Standard proxy access right

Proxy Statement Summary

Director nominees

The following table shows information as of the Record Date for each director nominee. Our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation. Within 90 days after certification of the shareholder vote, the CGNSC must recommend to the Board whether to accept the resignation, and the Board must decide and publicly disclose its decision.

Director Nominee	Principal Occupation	Ind.*	Other U.S. Listed Company Boards	Board Committees
				AC	CHCC	CGNSC	RC
Odilon Almeida Age: 64 Director since: 2025	Managing Principal of AJ Holdings Co	CH	3			●	●
Carlos Iafigliola Age: 49 Director since: 2025	Senior Executive Vice-President and Interim Chief Executive Officer of Amerant Bancorp Inc.	NI	0
Erin D. Knight Age: 49 Director since: 2022	President of Monument Capital Management	I	0	●		●
Jack Kopnisky Age: 70 Director since: 2025	Senior Partner at Patriot Financial Partners	I	0		●		●
Lisa Lutoff-Perlo Age: 69 Director since: 2025	Former President & CEO of Celebrity Cruises, Inc.	I	1	●		(C)
Gustavo Marturet M. Age: 61 Director since: 2015	Owner and CEO of Martuga Corporation	I	0		●		●
Patricia Morrison Age: 66 Director since: 2025	Former EVP, Customer Support Services and Chief Information Officer at Cardinal Health	I	1	●		●
John W. Quill Age: 72 Director since: 2019	Consultant to the International Monetary Fund (“IMF”)	I	0	●			(C)
Ashaki Rucker Age: 54 Director since: 2023	Senior Vice President, Human Resources for NBCUniversal Telemundo Enterprises & Latin America	I	0		(C)		●
Oscar Suarez Age: 65 Director since: 2022	Former Partner, Ernst & Young (EY)	I	0	(C)	●
Millar Wilson Age: 73 Director since: 1987	Former Chief Executive Officer, Amerant Bancorp	I	0	●			●

Proxy Statement Summary

CH = Chairperson of the Board

I = Independent

NI = Not Independent

(C) = Committee Chair

AC = Audit Committee

CHCC = Compensation and Human Capital Committee

CGNSC = Corporate Governance, Nominating & Sustainability Committee

RC = Risk Committee

● = Member

* In accordance with the listing standards of the New York Stock Exchange (the “NYSE”) and the applicable rules of the Securities and Exchange (the “SEC”) Commission.

Board Diversity*

Age	Tenure

Gender	Ethnicity

* Based on non-employee nominee directors

Proposal 1 — Election of Directors

Directors and Nominees

The Board of Directors currently consists of twelve members, eleven of whom are non-employee directors. Pamella J. Dana, who has been a Director since 2007, will not stand for reelection and as a result Dr. Dana’s term as director of the Company will end immediately before the Annual Meeting. Upon the expiration of Dr. Dana’s term immediately before the Annual Meeting, the size of the Board will be contracted from twelve to eleven members.

As of the date of this proxy statement, the Board has determined that eleven directors is an appropriate size for the Board and, accordingly, the Board has nominated, upon the recommendation of the Corporate Governance, Nominating and Sustainability Committee (the “Governance Committee”), the eleven individuals identified below, who are currently directors, to serve as directors and to hold office until the next annual meeting or until their successors shall be duly elected and qualified.

The names of, and certain information with respect to, the nominees of the Board for election as directors are set forth below. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the proxy card may exercise their discretion to vote your shares for the substitute nominee.

The Board has determined that Mmes. Knight, Lutoff-Perlo, Morrison and Rucker and Messrs. Almeida, Kopnisky, Marturet M., Quill, Suarez and Wilson, qualify as independent directors in accordance with the applicable independence requirements of the NYSE. Mr. Kopnisky and Mrs. Morrison were identified as directors by a third-party search firm engaged by the Company, and were appointed to our Board on June 24, 2025. The NYSE independence requirements include a series of objective tests, including that the director is not an employee or former executive of the Company and has not engaged in various types of business dealings with us. In addition, the Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Until the end of 2024, under the applicable NYSE listing standards, Mr. Wilson could not qualify as an independent director as he was employed by the Company until March 19, 2021. Specifically, under the NYSE listing standards a director is not independent if the director has been an employee of the Company within the last three years; or if the director had received during any twelve-month period within the preceding three years more than $120,000 in direct compensation from the Company, excluding director compensation. The three-year period since Mr. Wilson was employed by the Company ended on March 18, 2024, and the twelve-month period within the last three-years since Mr. Wilson received more than $120,000 in direct compensation from the Company (excluding director compensation) ended on December 31, 2024. In January of 2025, the Governance Committee and the Board, after considering relevant facts, made a subjective determination that no relationships exist, which, in the opinion of the Governance Committee and the Board, would interfere with Mr. Wilson’s exercise of independent judgment in carrying out his responsibilities as a director.

As disclosed in the Related Party Transactions section of this Proxy Statement, Mr. Marturet’s brother-in-law is a salaried employee of Amerant and his total compensation is in excess of $120,000. However, Mr. Marturet’s brother-in- law is not an executive officer of the Company and, in addition, his compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M., therefore, Mr. Marturet’s independence is not affected by the NYSE Listed Company Manual rules 303A.02(b)(i) and 303A.02(b)(ii).

The Board believes that the director nominees as a whole will provide the diversity of background, experience, expertise and skills necessary for a well-functioning Board and that there are sufficient independent directors to staff the independent committees of the Board and provide independent oversight. The Board values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current director nominees, collectively, perform in such a manner. We have a mix of age and shorter tenured and longer tenured directors to help ensure fresh perspectives as well as continuity and experience. Set forth below is a more complete description of each director’s background, professional experience, qualifications, and skills.

Proposal 1 — Election of Directors

The chart below provides information regarding our director nominees skills and experience that we consider to be most relevant based on our business, our strategy and risks. Our director nominees have different backgrounds and experiences, and each of them possesses other personal attributes not identified below. Immediately below the chart there is additional information on the reasons we consider such knowledge, skills and experience as relevant. Each director also contributes other important qualifications, expertise, experience, and viewpoints; the fact that a nominee is not designated as having a particular skill or attribute does not mean that the nominee completely lacks experience regarding that skill or attribute or would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area.

Skills & Attributes
Public Company C-Suite Experience	•	•		•	•		•		•		•	7/11
Finance & Accounting	•	•	•	•	•	•		•		•	•	9/11
Risk Management & Oversight	•	•	•	•		•	•	•		•	•	9/11
Financial Services & Banking	•	•	•	•		•		•	•		•	8/11
Public Company Governance	•	•	•	•	•	•	•	•	•	•	•	10/11
Human Capital Management/Compensation	•	•	•	•	•	•	•		•		•	9/11
Technology & Digital Transformation	•	•		•		•	•			•		6/11
Cybersecurity	•	•		•			•					4/11
Business/Market Knowledge	•	•	•	•	•	•				•	•	8/11
Mergers & Acquisitions	•	•		•		•				•		5/11
Self-identified Background
Gender
Male	•	•		•		•		•		•	•	64%
Female			•		•		•		•			36%
Demographic background
African American or Black									•			10%
Hispanic or Latino	•	•				•				•		36%
White or Caucasian			•	•	•		•	•			•	54%

Public Company C-Suite Experience	Finance & Accounting
Having directors with experience serving as senior executives running public companies is deemed important as it enhances our Board’s perspectives on the Company’s operations and challenges.

We measure our performance using several financial metrics and are subject to complex financial reporting and accounting requirements. Having relevant experience in finance and accounting helps our directors to more effectively evaluate our performance and oversee our financial reporting.

Proposal 1 — Election of Directors

Risk Management & Oversight	Financial Services & Banking

Effective risk management is essential in banking and our board plays a critical role in the oversight of risk. We value directors with risk management experience in the banking industry and other businesses generally, who understand the most significant risks we face.

Directors with experience in our industry provide our Board with relevant and valuable insight into the Company’s strategy, challenges and opportunities.

Public Company Governance	Human Capital Management/Compensation
We value Directors with relevant experience in public company corporate governance as it enhances the Board’s ability to oversee our operations and management.

Our ability to attract, retain, develop and motivate our team members, including our executive officers, is one of the keys to our success. We value directors with experience in compensation and talent management and development.

Technology and Digital Transformation	Cybersecurity

As our strategy calls for leveraging our technology ecosystem to develop digital solutions that deliver a superior experience for our customers, we value directors with experience in technology strategies, and digital innovation and transformation, which helps the Board critically evaluate our technology and digital transformation strategies.

We rely on information technology systems to conduct our business and deliver products and services for our customers. We value directors with experience in mitigating and managing cybersecurity risk as it helps enhance the Board’s oversight of technology and cybersecurity risks.

Business/Market Knowledge	Mergers & Acquisitions

The Florida banking markets in which we do business are highly competitive. We value directors that are familiar with the markets we serve and have experience in developing and deploying business strategies and building customer relationships.

Consolidation is common in the financial and banking industry. We may evaluate strategic opportunities in the future and value directors with experience with mergers and acquisitions.

Information About Director Nominees

The Board has nominated the individuals listed below to be elected directors of the Company at the Annual Meeting. In connection with his or her election to the Company’s Board, these nominees are expected to also be elected to the board of the Company’s wholly-owned bank subsidiary, Amerant Bank, N.A. (the “Bank”).

The following sets forth self-reported biographical information the Company has obtained from the director nominees, including each director’s age on the date of this Proxy Statement, employment and business experience, current director positions, the year in which the nominee became a director of the Company, and other information. The following also sets forth the director’s particular qualifications, experience, skills or expertise that, when considered in the aggregate, led the Governance Committee to recommend that person as a nominee to serve as a director of the Company.

Proposal 1 — Election of Directors

Odilon Almeida, 64

Chair of the Board

Director Since: 2025

AMTB Committees:

■   Member of the Corporate Governance, Nominating and Sustainability Committee

■ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

■ Current: NCR Atleos
Corporation (NYSE: NATL)

MarineMax (NYSE: HZO)

Lightspeed (NYSE: LSPD)

■ Former: ACI Worldwide Inc. (NASDAQ: ACIW)
Millicom Telecom
International (NASDAQ: TIGO)

KEY EXPERIENCE AND QUALIFICATIONS

■ Highly accomplished CEO with global expertise in payment solutions and digital transformation, with a strong track record of value creation in the financial, fintech and technology sectors. He has led global organizations, setting their strategy and delivering growth acceleration via organic expansion and the acquisition and integration of new businesses.

CAREER HIGHLIGHTS

■   Managing Principal, AJ Holdings Co. (2023 – Present)

■ Operating Partner, Advent (2023 – Present)

■ Chief Executive Officer, President and Board member, ACI Worldwide, Inc. (2020-2022)

■ President, Western Union Global Money Transfer (2017–2019)

■ President, Americas and Europe, Western Union Company (2014–2017)

■ President, Americas, Western Union Company (2013–2014)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

■ Various other senior positions with Western Union (NYSE: WU) from 2002 to 2013

■ Founder and CEO, ADDventure, Inc. (2001–2002)

■ Chief Marketing Officer and Vice President, Digital Ventures, BankBoston International (1998–2001)

■ Member of the Board of Directors of NCR Atleos Corporation, where he serves on the Audit and Nominating and Governance Committees (2023 - present)

■ Member of the Board of Directors of MarineMax, where he serves on the Audit and Nominating and Corporate Governance Committees (2025 - present)

■ Member of the Board of Directors of Lightspeed, where he serves on the Audit Committee and Chairs the Risk Committee (2025 - present)

■ Member of the Board of Directors of ACI Worldwide. Inc. (NASDAQ: ACIW) (2020–2022)

■ Member of the Board of Directors of Millicom Telecom International (NASDAQ: TIGO) (2015–2023)

EDUCATION

■ Masters of Business Administration, Fundacao Getulio Vargas, Sao Paulo – Brazil – 1986

■ Bachelor’s Degree in Civil Engineering, Universidade de Sao Paulo – Brazil – 1982

■ Other post-graduate education at the Massachusetts Institute of Technology, Harvard Business School, The Wharton School and the International Institute of Management

Mr. Almeida brings extensive experience in executive leadership, operations, strategy, payments, digital transformation, and business integration, as well as significant corporate governance expertise from his professional background and service on both public and private boards. He is widely known, highly regarded, and respected in the Florida market, and he brings substantial CEO and business acumen to our Board.

Proposal 1 — Election of Directors

Carlos Iafigliola, 49 Senior Executive Vice President, Interim Chief Executive Officer Director Since: 2025 AMTB Committees: ■ None Other U.S.-Listed Company Directorships: ■ Current: None ■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Successful executive currently serving as the Company's Interim CEO, brings a comprehensive understanding of the Company’s strategy, operations, challenges and opportunities, as well as substantial insight into regional banking and the Florida market, derived from his long tenure and service in multiple roles with the Company.

CAREER HIGHLIGHTS

■   Serves as the Senior Executive Vice President, Interim CEO of the Company and the Bank since November 5, 2025

■   Served as Senior Executive Vice President and Chief Operating Officer of the Company and the Bank from June 1, 2023 until November 5, 2025

■   Served as Executive Vice President, Chief Financial Officer of the Company and the Bank from May 14, 2020 until June 1, 2023

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

■   SVP, Treasury Manager of the Company and the Bank (2015-May 2020), previously serving in various management positions in the Treasury from 2004 until 2015

■   Served in senior roles in the Market Risk area at Mercantil Servicios Financieros (2000-2004)

■   Member of the Board of Directors of Habitat for Humanity - Broward; is a member of the Orange Bowl Committee, serves on the Investment Committee of United Way Miami; is a council member of the Greater Fort Lauderdale Alliance and the Florida Council of 100; and also serves on the FIFA World Cup 2026 Miami Host Committee

EDUCATION AND OTHER CERTIFICATIONS

■   CEO Program, Executive Education Program, Columbia University (2024)

■ Master’s in Finance, Instituto de Estudios Superiores de Administracion (IESA) (2003)

■ Bachelor’s degree in Economics, Universidad Catolica Andres Bello, Caracas, Venezuela (1998)

Mr. Iafigliola brings more than 20 years of senior leadership experience with the Company and its predecessor organization, along with deep familiarity with the regional banking sector and the Florida market, providing the Board with valuable perspectives as it continues to execute and refine the Company’s strategy.

Proposal 1 — Election of Directors

Erin D. Knight, 49

Director Since: 2022

AMTB Committees:

■ Member of the Corporate Governance, Nominating and Sustainability Committee

■ Member of the Audit Committee

Other U.S.-Listed Company Directorships:

■ Current: None

■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Successful executive with extensive experience serving in leadership roles at regional retail and commercial banks, and a real estate private equity firm, having acquired significant expertise in corporate governance, BSA compliance, portfolio management, and loan and investment evaluation.

CAREER HIGHLIGHTS

■ Serves as President of Monument Capital Management, a real estate management and private equity firm with over $1 billion in assets across 16 states (2019-present)

■ Chief Operating Officer for Alexis, a women’s clothing designer, manufacturer, and distributor (2018)

■ Executive Vice President, Market President Miami-Dade at Stonegate Bank, now Centennial Bank (2010-2017)

■ Senior Vice President, Private Banking Miami, Regions Bank, running the division from 2006 until 2010 (2003-2010)

■ Vice President, Private Banking, SouthTrust Bank, now Wells Fargo (2001-2003)

OTHER BOARD SERVICE AND COMMUNITY INVOLVEMENT

■ Member of the Board of Governors of Citizen Property Insurance Corporation of Florida (since 2021) where she chairs the Investment Committee (since 2022) and the Consumer Services Committee (since 2023) and previously chaired the Audit Committee (2021-2022)

■ Member of the Board and the Executive Committee of the Baptist Health South Florida Foundation (since 2017)

■ Member of the Board of Directors of the Miami Foundation for a Greater Miami (since 2020), having served as its Chair in 2025 and and as chair of the Investment Committee (2022-2024)

EDUCATION AND OTHER CERTIFICATIONS

■ Bachelor’s degree in political science and business from Florida State University

■ Holds a National Association of Securities Dealers (NASD) Series 7 license and is a CERTIFIED FINANCIAL PLANNER™ professional

■ Holds a Directorship Certification (NACD.DC®) by the NACD

Ms. Knight's experience in banking, real estate management, business operations and portfolio management as well as her knowledge of the communities we serve in Florida bring valuable insights to our Company and Board.

Proposal 1 — Election of Directors

Jack Kopnisky, 70

Director Since: 2025

AMTB Committees:

■   Member of the Compensation and Human Capital Committee

■ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

■ Current: none

■ Former: Webster Financial Corporation (NYSE: WBS)
Sterling Bancorp (NYSE: STL)

KEY EXPERIENCE AND QUALIFICATIONS

■ Highly successful executive with over 43 years of experience in the banking and financial services industry, including serving in senior leadership positions as Executive Chairman, CEO, and President and other prominent roles in other financial institutions.

CAREER HIGHLIGHTS

■   Senior Partner, Patriot Financial Partners (2024 – Present)

■   Executive Chairman and Board member, Webster Financial Corporation and Webster Bank (2022-2024)

■ President and CEO, and Board member, Sterling Bancorp (2011–2022) and CEO and Board member, Sterling National Bank (2020 - 2022)

■   CEO and Board member, SJB Escrow Corporation (2009–2011)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

■ President and CEO and Board member, First Marblehead Corporation, a provider of outsourcing services for private education lending (2005-2008) and board member

■ Held several top executive positions at KeyCorp as President of the Consumer Banking Group and Chief Executive Officer and President of KeyBank USA, President of Retail Banking and President and Chief Executive Officer of Key Investment

■   Served on the Grove City College Trustee and chair of its Development Committee.

■   Served as member of the Board of Directors of Summer Search - New York, the Westchester County Association and the Children's Museum of Manhattan.

EDUCATION

■   Bachelor's Degree in Economics and Business Administration, Grove City College – 1978

■   Banking degree, University of Delaware – 1990

■   Executive Business Program, Weatherhead School of Management, Case Western Reserve University, 2000

Mr. Kopnisky brings significant CEO and leadership experience to our Board having successfully led community and mid-size banks and financial institutions, including insightful and relevant information related to leadership, capital allocation, operations, strategy and M&A.

Proposal 1 — Election of Directors

Lisa Lutoff-Perlo, 69

Director Since: 2025

AMTB Committees:

■   Chair of the Corporate Governance, Nominating, and Sustainability Committee

■ Member of the Audit Committee

Other U.S.-Listed Company Directorships:

■ Current: AutoNation, Inc. (NYSE: AN)

■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Highly accomplished former C-suite executive with significant business operations and senior executive management experience coupled with relevant corporate governance and financial reporting oversight experience from her service as director of publicly traded and privately held companies.

CAREER HIGHLIGHTS

■ Vice Chair, External Affairs, Royal Caribbean Group (2023-2024)

■ President and Chief Executive Officer, Celebrity Cruises Inc. (2014–2023)

■ Executive Vice President, Operations, Royal Caribbean International (2012–2014)

■ Senior Vice President, Hotel Operations, Celebrity Cruises Inc. (2007–2012)

■ Vice President, Onboard Revenue, Celebrity Cruises Inc. (2005–2007)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

■ Various senior positions with Royal Caribbean International from 1985 to 2005

■ Former President and Chief Executive Officer, FIFA World Cup 2026 Miami Host Committee (2024-2025)

■ Member of the Board of Directors of AutoNation, Inc., where she serves on the Audit and Compensation Committees (2020-present)

■   Former Chair of the Board of Directors of Hornblower Group, where she also served on the Compensation and Audit Committees (2024-2025)

■ Former Chair of the Board and Board member for the United Way of Broward County (2010-2024)

■   Former member of the Board of Directors St. Mary’s Medical Center (West Palm Beach, FL) (Private) (2016–2018)

■ Former member of the Broward Workshop (2018–2023)

■ Former member of the International Board of Best Buddies (2016–2019)

EDUCATION, HONORARY DEGREE AND OTHER CERTIFICATIONS

■   Accounting, Bentley College, Waltham, MA

■ Executive Leadership Program Certificate, Wharton School of Business, University of Pennsylvania

■   2019 Honorary Doctorate of Humane Letters Degree, Nova Southeastern University

Ms. Lutoff-Perlo brings extensive operations, senior executive management and corporate governance experience from her professional, public and private board service. She is well known, highly regarded and respected in the markets we serve in the Florida market and brings extensive C-Suite and operations experience to our Board.

Proposal 1 — Election of Directors

Gustavo Marturet M., 61

Director Since: 2015

AMTB Committees:

■ Member of the Compensation and Human Capital Committee

■ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

■ Current: None

■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Successful banking and wealth management executive with significant experience in wealth management, portfolio management, banking and capital and securities markets.

CAREER HIGHLIGHTS

■   Business and Investor Relations Consultant, Concise Capital Management, LLC (2025-present)

■ CEO of Martuga Corporation, a general consulting services company (2021-2025)

■ CEO and Co-Portfolio Manager of Unison Asset Management, LLC (a subsidiary of Canepa), an SEC registered equity fund manager which he co-founded (2016-2021)

■ Portfolio Manager of the Canepa Equity Select Fund, an investment fund (2012-2017)

■ Head of Private Banking and Asset Management, Amerant Bank, N.A. (2008–2012)

■ President and CEO of Amerant Investments, Inc. (2002–2010)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

■ Director of Canepa Funds ICAV in Dublin, Ireland (2012–2017)

■ Member of the Board of Directors of Mercantil Servicios Financieros Internacional (since 2025)

■ Member of the Board of Directors of Mercantil Servicios Financieros (1997-2018)

EDUCATION AND OTHER CERTIFICATIONS

■ Master’s degree in international economics from Yale University

■ Master’s degree in management from Hult University

■ Bachelor’s degree in economics from Universidad Catolica Andres Bello, Caracas Venezuela

■ Obtained Series 7, Series 66 and Series 24 NASD licenses (inactive)

Mr. Marturet has significant experience in wealth management, banking, and U.S. capital markets, including extensive knowledge in providing wealth management and banking services to international customers, which are very valuable to our Board.

Proposal 1 — Election of Directors

Patricia ("Patty") Morrison, 66

Director Since: 2025

AMTB Committees:

■ Member of the Corporate Governance, Nominating, and Sustainability Committee

■ Member of the Audit Committee

Other U.S.-Listed Company Directorships:

■ Current: Baxter International Inc. (NYSE: BAX)

■ Former: Aramark (NYSE: ARMK)

     Splunk Inc. (NASDAQ: SPLK)

KEY EXPERIENCE AND QUALIFICATIONS

■ Successful former C-suite level executive with broad information technology and business experience across several industries, including significant expertise in large-scale IT execution, cybersecurity, and digital transformation.

CAREER HIGHLIGHTS

■   EVP, Customer Care Shared Services and Chief Information Officer, Cardinal Health Inc (2011–2018)

■   EVP, Chief Information Officer , Cardinal Health Inc. (2009–2011)

■   Chief Executive Officer, Mainstay Partners, LLC (2008–2009)

■   Chief Information Officer, Motorola, Inc. (2005-2008)

■   SVP and Chief Information Officer, Office Depot, Inc. (2002-2005)

OTHER BOARD SERVICE

■ Member of the Board of Directors of Baxter International, Inc (2019-present)

■ Member of the Board of Directors of Trinity Life Sciences (2022-present)

■  Member of the Board of Directors of Splunk (2013–2024)

■ Member of the Board of Directors of Aramark (2017–2019)

EDUCATION AND OTHER CERTIFICATIONS

■ Bachelor’s degree in Mathematics and Statistics, Miami University

Mrs. Morrison has significant technology leadership and board expertise and brings to the Board substantial knowledge and experience in technology and governance, which is very valuable to the Board as the Company continues implementing its innovation and digital transformation strategy.

Proposal 1 — Election of Directors

John W. Quill, 72 Director Since: 2019 AMTB Committees: ■ Chair of the Risk Committee ■ Member of the Audit Committee Other U.S.-Listed Company Directorships: ■ Current: None ■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Former national bank examiner with over 40 years of experience brings valuable regulatory, bank supervision and policy perspective.

CAREER HIGHLIGHTS

■ Consultant to the International Monetary Fund (since 2015)

■ Senior Financial Sector Expert at the International Monetary Fund (2013-2015)

■ Deputy Comptroller Office at the Comptroller of the Currency (OCC) (2004-2011)

■ National Bank Examiner at the OCC (1980-2004)

OTHER PROFESSIONAL EXPERIENCE AND BOARD SERVICE

■ Chair of the Interagency Council of the United States Treasury’s Troubled Asset Relief Program (2008–2011)

■ Member of the Board of Directors of Gibraltar Private Bank & Trust (2015-2018)

EDUCATION

■ Bachelor’s degree in finance from the University of South Florida - 1975

Mr. Quill brings nearly 40 years of experience in financial services, public and private, to the Board and, in particular, his 31 years of experience working with the OCC, the Bank’s primary regulator, allows him to provide the Company with a valuable regulatory and bank supervision perspective.

Proposal 1 — Election of Directors

Ashaki Rucker, 54

Director Since: 2023

AMTB Committees:

■ Chair of the Compensation and Human Capital Committee

■ Member of the Risk Committee

Other U.S.-Listed Company Directorships:

■ Current: None

■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Accomplished senior level executive bringing three decades of expertise in human capital strategy, talent management, executive compensation, organizational development, and change management.

CAREER HIGHLIGHTS

■ Senior Vice-President, Human Resources at NBCUniversal Telemundo Enterprises (since 2019)

■ Vice-President, Human Resources for NBCUniversal Global Distribution and International (2017-2019)

■ Vice-President, Human Resources Supply Chain Management and HR Shared Services at Arvato Bertelsmann, North America (2015-2017)

■ Director, Human Resources Supply Chain Management at Arvato Bertelsmann, North America (2014-2015)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

■ Held various senior Human Resources leadership positions at UBS, Deutsche Bank, PricewaterhouseCoopers, Warner Media and The Walt Disney Company (1999–2013)

■ Member of the Board of Directors of Rebuilding Together Miami

■ Member of the Advisory Board of the University of Miami Herbert Business School Executive Education Program

EDUCATION

■ Master of Arts in organizational psychology from Columbia University’s Teacher’s College

■ Bachelor of Arts degree from the University of Albany

■ Holds a Directorship Certification (NACD.DC®) by the NACD

Ms. Rucker has significant human capital management across the financial services, media and entertainment and supply chain industries within Fortune 500 organizations. She brings significant expertise in human capital strategy, executive compensation, talent management, leadership development and change management at the C-suite executive level to the Company and the Board.

Proposal 1 — Election of Directors

Oscar Suarez, 65

Director Since: 2022

AMTB Committees:

■ Chair of the Audit Committee

■ Member the Compensation and Human Capital Committee

Other U.S.-Listed Company Directorships:

■ Current: None

■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Highly qualified financial expert who brings extensive expertise on public accounting spanning a wide array of industries and sectors.

CAREER HIGHLIGHTS

■ Former Partner at Ernst & Young (2004-2021)

- Cruise and Theme Park Sub-Sector Leader (2019-2021)

- US Central Region Leadership Team (2018-2020)

- Florida and Puerto Rico Market Leader (2008-2018)

- Miami Office Managing Partner (2006-2011)

■ Former Partner at KPMG (1989-2004)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

■ Held various positions at Arthur Andersen, including International Tax Manager (1981-1988)

■ Member of the Board of Directors of Industrial Rail Services (2021-2025)

■ Member of the Board of Directors of Xtec Inc. (since 2023)

■ Executive Member of the Latino Corporate Directors Association (since 2020)

■ Member of Ernst and Young’s Americas and Global Governance Council (2015-2019)

■ Member of the Florida International University Foundation (2013-2020)

■ Member of the Board of Directors of United Way Miami (2013-2015)

EDUCATION AND OTHER CERTIFICATIONS

■ Bachelor of Science degree in accounting from St. Thomas University

■ Certified Public Accountant (active)

■ Holds a Directorship Certification (NACD.DC®) by the NACD

Mr. Suarez is a highly qualified financial expert given his considerable experience in public accounting. He is well known and respected in our South Florida market and brings extensive public accounting experience spanning a wide array of industries and sectors to our Board.

Proposal 1 — Election of Directors

Millar Wilson, 73 Director Since: 1987 AMTB Committees: ■ Member of the Risk Committee ■ Member of the Audit Committee Other U.S.-Listed Company Directorships: ■ Current: None ■ Former: None

KEY EXPERIENCE AND QUALIFICATIONS

■ Former C-suite level banking executive with significant experience in finance and accounting, leadership, corporate governance, regulatory, talent management, and risk management

CAREER HIGHLIGHTS

■ Vice-Chairman and CEO of Amerant Bancorp Inc. and Amerant Bank, N.A. (2013-2021)

■ President and CEO of Amerant Bank, N.A. (2009-2013)

■ Global Chief Risk Officer of Mercantil Servicios Financieros (2005-2009)

OTHER PROFESSIONAL EXPERIENCE AND COMMUNITY INVOLVEMENT

■ Held various positions at Mercantil Servicios Financieros and Banco Mercantil, including as Executive Director of International Business (1977–2005)

■ Member of the Board of Directors of the Miami Branch of the Federal Reserve Bank of Atlanta (2013-2019)

■ Member of the Board of Directors of Enterprise Florida, Inc (2009-2013)

■ Director and Treasurer of the Miami Dade College Foundation (1999-2004)

■ Chairman of the Board of Directors of the American Red Cross of Greater Miami and the Keys (2001-2002)

EDUCATION AND OTHER CERTIFICATIONS

■ Graduate of the Program for Management Development from Harvard Business School

■ Bachelor of Science degree in business and administrative studies from Bradford University, England

As our former Chief Executive Officer, Mr. Wilson has a breadth of knowledge concerning issues affecting us and the banking industry. His prior executive experience and current director experience will continue to assist the Board as we expand our business and build upon our strategy.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE ELECTION OF THE NOMINEES NAMED HEREIN AS DIRECTORS.

For uncontested director elections, our bylaws require each director nominee to be elected by the majority of the votes cast for the election of directors at a meeting of shareholders. Under our Director Resignation Policy, as described in our Corporate Governance Guidelines, any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website at https://investor.amerantbank.com/corporate-governance/governance-documents-charters.

Corporate Governance

Meetings and Attendance

During the fiscal year ended December 31, 2025, the Board held 14 meetings. In addition, the Board held a two-day special session in the third quarter of 2025 to discuss the strategy for the 2026-28 period.

All directors attended at least 75% of the aggregate of (i) the Board meetings held during their tenure as directors during 2025 and (ii) the meetings of any committees held during their tenure as members of such committees during 2025.

The Board’s unwritten policy regarding director attendance at the annual meeting of shareholders is that directors are encouraged but not required to attend the annual meeting. All of the then-incumbent members of the Board attended in the 2025 annual meeting of shareholders.

Executive Sessions of the Independent Directors

The Company’s independent directors meet separately from the other directors and management in regularly scheduled executive sessions at least twice annually, and at such other times as may be deemed appropriate by the Chair of the Board of Directors, the Lead Independent Director, if applicable, or the other independent directors. Our Board believes this is an important governance practice that enables the Board to discuss matters without management present. In 2025, through May, Pamella J. Dana, in her capacity as Lead Independent Director, presided over the executive sessions of the independent directors. Beginning in May 2025, Odilon Almeida presided over the executive sessions of the independent directors, first as Lead Independent Director until November 2025 and, since November 2025, as Chair of the Board of Directors. Any independent director may call an executive session of independent directors at any time. The independent directors met six times in executive session without management in 2025.

Director Orientation and Continuing Education

Our director education program assists Board members in fulfilling their responsibilities. To facilitate integration into their roles, the Governance Committee working with management provides an orientation program for new directors. The director orientation program is designed to familiarize new directors with the Company’s history, mission, vision, precepts, strategic plan, business, senior leadership, risk management and compliance matters, Corporate Governance Guidelines, Code of Conduct and Ethics, Insider Trading Policy and other key policies and practices. The orientation program is delivered via in-person or virtual session(s) through a comprehensive review of background materials and senior management briefings.

Continuing education is provided through presentations from senior management and from third-party subject matter experts on subjects that are relevant to our business and operations. These presentations may occur as part of regular meetings of the board and/or its committees. In 2025, directors were provided with education on subjects including the following: state of banking and industry trends; best practices and outlook on artificial intelligence for the financial services industry; and key laws, regulations, and supervisory requirements applicable to the Company and its subsidiaries.

In addition, we encourage our directors to participate in continuing director education programs offered by third parties including industry forums on business, risk, audit, financial, accounting, legal, and other subjects relevant to the Company’s business to help them stay current on emerging practices and issues and in carrying out their responsibilities. The Company reimburses reasonable costs and expenses incurred by directors for continuing education that is relevant to public companies and to their roles as directors.

Finally, through memberships in the National Association of Corporate Directors and BankDirector, which are paid by the Company, our directors have access and take advantage of on demand learning courses, materials, and other resources.

Corporate Governance

Board Committees

The standing committees of the Board consist of the Audit Committee, the Compensation and Human Capital Committee (the “Compensation Committee”), the Governance Committee and the Risk Committee. The composition of each Board committee as of the date of this proxy statement and the number of meetings held in 2025 by each Committee are set forth below:

Director Nominee	Ind.*	Audit	Compensation Committee	Governance Committee	Risk
Odilon Almeida	I			●	●
Pamella J. Dana**	I		●	●
Erin D. Knight	I	●		●
Jack Kopnisky	I		●		●
Lisa Lutoff-Perlo	I	●		(C)
Gustavo Marturet M.	I		●		●
Patricia Morrison	I	●		●
John W. Quill	I	●			(C)
Ashaki Rucker	I		(C)		●
Oscar Suarez	I	(C)	●
Millar Wilson***	I	●			●
Number of meetings held in 2025		10	8	9	6

* In accordance with the listing standards of the NYSE and the applicable rules of the SEC.

** Dr. Dana is not standing for reelection to the Board of Directors at the Company’s Annual Meeting and Dr. Dana's term as a director of the Company and a member of the Board committees listed above will end immediately before the Annual Meeting on June 2, 2026.

*** Mr. Wilson ceased to be an executive officer of the Company in March 2021 and was not independent under the listing standards of the NYSE in 2024. Since January of 2025, the Board deems Mr. Wilson to be independent, see “Proposal 1 – Election of Directors – Directors and Nominees” in this Proxy Statement.

● = Member

I = Independent

(C) = Committee Chair

Each of the standing committees of the Board has a charter specifying such committee’s duties and responsibilities. Each committee charter is reviewed at least annually. The charters of the committees of the Board are available on our website at https://investor.amerantbank.com/corporate-governance/governance-documents-charters. You may also request copies of our committee charters free of charge by writing to our investor relations team at investorrelations@amerantbank.com or via mail addressed to “Investor Relations” at 220 Alhambra Circle, Coral Gables, Florida 33134.

Key Committee Responsibilities

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all Audit Committee members are independent under the NYSE and SEC rules and that each member is “financially literate”. The Board has also determined that Mr. Suarez qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Corporate Governance

Key responsibilities:

•
appoints, compensates, retains, evaluates the qualifications and independence and oversees the work of the independent registered public accounting firm
•
pre-approves all audit and non-audit services to be provided by the independent registered public accounting firm
•
considers and discusses the results of each quarter’s review and the annual audit by the independent registered public accounting firm
•
reviews the Company’s financial statements and related disclosures in the Company’s quarterly and annual reports prior to filing with the SEC
•
reviews the effectiveness of the Company’s internal control over financial reporting
•
reviews with management, the independent registered public accounting firm and our legal advisors, as appropriate, any legal, regulatory or compliance matters
•
meets, as it deems appropriate, in separate executive sessions with the independent registered public accounting firm, internal audit, and management
•
oversees the performance of the Company’s internal audit function, including the Head of Internal Audit and approves the annual internal audit plan and budget
•
reviews and approves related party transactions
•
reviews and discusses with management and the Risk Committee policies with respect to risk assessment and risk management

Compensation and Human Capital Committee

The Board has determined that all Compensation Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•
approves the Company’s compensation philosophy
•
annually reviews and approves for our Chief Executive Officer and other executive officers, corporate goals and objectives and evaluates the performance of these executive officers in light of such goals and objectives
•
evaluates and determines the compensation of the Chief Executive Officer and other executive officers
•
reviews our executive compensation policies and plans
•
implements and administers our incentive compensation equity-based plans
•
oversees the Company’s strategies, initiatives and programs related to human capital management, including with respect to workplace and culture, talent attraction, development and retention, and employee benefits and wellness initiatives
•
reviews and discusses with the Company’s management the Compensation Discussion and Analysis (“CD&A”) and other disclosures on executive compensation required by Item 402 of Regulation S-K and recommends to the Board that the CD&A be included in the Company’s Annual Report on Form 10-K or proxy statement, as applicable
•
reviews the Company’s Stock Ownership Guidelines for executive officers and board members and monitors compliance with these guidelines
•
reviews, evaluates and recommends changes to the director compensation program
•
assists the Board and the Governance Committee in developing the framework for the succession plan of the Chief Executive Officer and executive development planning
•
ensures that a risk assessment of the Company’s compensation plans and programs is completed periodically

Corporate Governance

The charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by the NYSE and the SEC.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee and it may also delegate to one or more officers of the Company its authority to approve grants of stock options and other equity-based awards, subject to the terms and conditions of such delegation and applicable plans and law. Except for the delegation of its authority to grant restricted stock under the 2018 Equity and Incentive Compensation Plan as more fully described below, the Compensation Committee has not delegated any portion of its duties and responsibilities at this time.

In January 2025, the Compensation Committee delegated its authority to grant certain equity compensation awards under the 2018 Equity and Incentive Compensation Plan to Mr. Gerald P. Plush, the Company’s then Chairman, President, and CEO. Under this delegation, Mr. Plush was authorized to grant up to a total of 150,000 shares of Class A Voting Common Stock of the Company for recruiting or retention of key talent (i) provided that he not use the authorization to grant shares for himself, any other NEO or Section 16 Officer, or Director and (ii) provided a report detailing all the awards granted using this delegated authority was made to the Compensation Committee no less than semi-annually.

In November 2025, following Mr. Plush’s departure from the Company and the Bank and the appointment of Mr. Carlos Iafigliola as Interim Chief Executive Officer, the Compensation Committee approved the transfer of this delegated authority to Mr. Iafigliola on the same terms, but solely with respect to the remaining shares not previously granted by Mr. Plush, which totaled 54,988 shares at that time.

Compensation Committee Interlocks and Insider Participation

From January through July 2025, the Compensation Committee was comprised of Ashaki Rucker, who Chairs the Compensation Committee, Pamella J. Dana, Gustavo Marturet M., and Oscar Suarez. From July through December 2025, the Compensation Committee consisted of Ashaki Rucker, Pamella J. Dana, Jack Kopnisky, Gustavo Marturet M., and Oscar Suarez. None of the members of the Compensation Committee in 2025 had any interlocks required to be disclosed under Item 407(e)(4) of Regulation S-K.

Except for Mr. Marturet M., none of the members of the Compensation Committee in 2025 had any relationships requiring disclosure by the Company as a related party transaction under Item 404 of Regulation S-K. Mr. Marturet M.’s brother-in-law is a salaried employee but not an executive officer of the Company and received total compensation of approximately $289,000 in 2025. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure, and responsibilities and without the involvement of Mr. Marturet M.

During 2025, none of our executive officers served as a member of the compensation committee or the board of directors of any other company that has one or more executive officers serving on our Board or our Compensation Committee.

Corporate Governance, Nominating and Sustainability Committee

The Board has determined that all Governance Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•
approves and oversees compliance of the Company’s Corporate Governance Guidelines
•
assists the Board with CEO succession planning and executive development planning
•
engages in director succession planning for our Board and identifies individuals qualified to become members of the Board
•
makes recommendations to the Board regarding the size, composition, and leadership structure of the Board and its committees

Corporate Governance

•
reviews and evaluates director nominations as well as any recommendations relating to corporate governance issues submitted by the shareholders
•
monitors the independence of directors
•
oversees the orientation and education program of new directors and the continuing education program for incumbent directors
•
oversees the annual evaluation process of the Board and Board committees, as well as the individual director evaluations
•
oversees the Company’s Sustainability program, goals and initiatives
•
reviews and makes recommendations to the Board with respect to corporate governance matters generally

Risk Committee

The Board has determined that all Risk Committee members are independent under the NYSE and SEC rules.

Key responsibilities:

•
oversees the Company’s enterprise risk management framework and evaluates its adequacy and effectiveness
•
reviews and recommends to the Board the approval of the risk appetite statement
•
approves relevant risk limits consistent with the approved risk appetite
•
reviews the Company’s capital structure and capital adequacy considering statutory and regulatory requirements and makes recommendations to the Board regarding the Company’s capital and liquidity planning and targets
•
reviews the Company’s risk profile relative to its risk appetite and its alignment with the Company's strategic plan and risk appetite
•
reviews and approves the Company’s Information Security Program and changes thereto, at least annually
•
oversees the Bank Secrecy Act, Anti-Money Laundering, and OFAC sanctions compliance program
•
oversees the Consumer Compliance and Community Reinvestment Act compliance program
•
oversees the activities, budget, resources, and organizational structure of the Company’s Credit Review Department

The Risk Committee also meets periodically in separate executive sessions with members of management, including the Chief Risk Officer, the Chief Credit Officer, the Head of Credit Review, and the Chief Compliance/AML Officer.

Board Leadership Structure

The Board’s primary responsibility is to provide effective governance over the Company’s affairs and seeing that our business is managed to meet our goals and objectives and that the long-term interests of our shareholders are served. The Corporate Governance Guidelines adopted by the Board do not establish a fixed policy with respect to the separation of the offices of Chairperson and Chief Executive Officer. The Board believes that it should have flexibility to select the Chairperson and decide on the Board leadership structure, from time to time, in the context of the Company’s specific circumstances at the time the determination is made and based on considerations that it deems to be in the best interests of the Company and its shareholders. The Bylaws of the Company and the Corporate Governance Guidelines provide that in the event the positions of Chairperson and Chief Executive Officer are held by the same person, the Board of Directors must appoint a Lead Independent Director from among its non-executive members.

Change in Leadership Structure

In November 2025, Gerald P. Plush stepped down from his roles as Chairman, President, and Chief Executive Officer and resigned as a member of the Board of Directors of the Company. On November 5, 2025, the Board of Directors

Corporate Governance

appointed Carlos Iafigliola, who was then serving as Senior Executive Vice President and Chief Operating Officer of the Company, as Interim Chief Executive Officer (the “CEO Transition”).

Prior to the CEO Transition, the roles of Chair and CEO were combined, and accordingly a Lead Independent Director was appointed; Dr. Dana served as Lead Independent Director from May 2022 to May 2025, after which Mr. Almeida served in that role from May 2025 until his appointment as Chair of the Board in November 2025.

In connection with the CEO Transition, following an evaluation of the Company’s leadership structure and governance practices, the Board concluded that the separation of the Chair and CEO roles is in the best interests of the Company and its shareholders at this time. The Board believes that this structure represents an effective governance framework for the Company, as it enhances independent Board leadership, strengthens Board oversight, and allows the Interim Chief Executive Officer to focus on the management and day‑to‑day operations of the Company.

In connection with the separation of the Chair and CEO roles, the Board appointed Odilon Almeida to serve as Chair of the Board, effective November 5, 2025. Mr. Almeida has served as a member of the Board since January 2025 and served as the Company’s Lead Independent Director from May 7, 2025 until his appointment as Chair. In appointing Mr. Almeida, the Board considered his performance as Lead Independent Director and Board member, his working relationship with the other directors, his extensive experience as a senior executive and director of public companies, and the strategic perspective brings to the role of Chair of the Board.

The primary responsibilities of the Chair of the Board include the following:

•
presides over all the meetings of the Board, including executive sessions of the independent directors
•
reviews and approves agendas and schedules for meetings of the Board
•
meets one-on-one with the CEO after executive sessions to review the matters discussed therein
•
presides over all meetings of shareholders
•
engages and consults with major shareholders and other stakeholders, where appropriate

The Board leadership and oversight framework is complemented by talented and experienced independent directors and the standing committees of the Board. The Company believes that the current Board leadership structure, policies, and practices, when combined with the Company’s other governance policies and procedures, is appropriate and serves the best interest of our shareholders.

Board and Board Committee Performance Evaluations

Each year, the Governance Committee organizes and oversees an annual performance evaluation of the Board, its Committees, and the directors. The evaluation process is aimed at assessing the performance of the Board, its Committees and its overall effectiveness in fulfilling its responsibilities as well as identifying areas for improvement.

The Governance Committee and the full Board regularly review the Board’s annual self‑evaluation process. In connection with the 2025 evaluation, the Governance Committee recommended, and the Board approved, the engagement of an independent third‑party consultant to conduct confidential individual director interviews and to lead a discussion with the Board regarding the results of the evaluation. In determining to utilize a third‑party facilitator, the Governance Committee considered the benefits of refreshing the evaluation process, obtaining more detailed individual director feedback, and leveraging the experience and perspective of an external governance expert. The selected third-party consultant is a recognized governance expert with significant experience conducting board effectiveness reviews for public companies. The Board expects to continue to periodically alternate between internally administered self‑assessment questionnaires and third‑party‑facilitated evaluations, based on the recommendations of the Governance Committee.

For the 2025 evaluation process, the independent third‑party facilitator conducted confidential interviews with each director then serving on the Board, covering a wide range of topics designed to elicit directors’ perspectives on the effectiveness of the Board and its committees, as well as the contributions of individual directors. Following completion of the interviews, the facilitator led a discussion with the full Board regarding the results of the Board evaluation. In addition, the facilitator oversaw a structured peer‑feedback process through which each director received developmental feedback from fellow directors.

Corporate Governance

In response to feedback from these evaluations, our Board and Committees work with management to improve processes and procedures to enhance the Board and Committees effectiveness. In response to feedback from our Board and Committees in 2025, we:

•
Enhanced the quality and effectiveness of Board meeting materials by further streamlining management presentations, including the use of executive summaries, to facilitate efficient review and discussion of key matters while preserving the completeness and depth of information provided to directors;
•
brought in third-party subject matter experts to present on topics identified by our directors as priorities for strategic and risk oversight, including presentations on market and regulatory developments, merger and acquisition activity, and emerging risks, such as risks related to the use of generative artificial intelligence; and
•
reviewed the cadence and number of Board and committee meetings as part of the annual evaluation process and agreed to a modest reduction in the number of scheduled meetings to better align with prevailing market practices while maintaining effective Board oversight.

Succession Planning

CEO and management succession planning are the responsibility of the Board. The Governance Committee is charged with assisting the Board in evaluating potential successors to the Company’s Chief Executive Officer, as well as with the annual review and recommendation to the Board of an emergency and temporary CEO and a succession plan for other key positions. In addition, the Compensation Committee oversees our talent management efforts and assists the Board in identifying and developing the Company’s future leaders.

In 2024, the Governance Committee retained the services of a reputable third-party leadership advisory firm, to assist the Governance Committee and the Board in establishing a CEO succession planning framework and process. With the assistance of the third-party leadership firm, the Governance Committee and the Board began developing a role specification that considers the experience, leadership capabilities, skills and attributes that the Board believes are most critical to leadership of the Company considering our business strategy, industry trends and challenges.

In furtherance of this succession planning process, the Governance Committee and the Board leveraged the services of the third-party leadership advisory firm to assess potential future internal candidates. The results of these assessments were discussed with the full Board along with the executive development plans for those individuals. In addition, to these assessments, these individuals and other members of senior management from business and support units regularly present to the Board in regular meetings of the Board and strategy sessions. These interactions provide Board members the ongoing ability to assess the capabilities and development of these senior leaders.

CEO Transition and Search

As previously indicated, in November 2025, Gerald P. Plush stepped down from his roles as Chairman, President, and Chief Executive Officer and resigned as a member of the Board of Directors of the Company. On November 5, 2025, the Board of Directors appointed Carlos Iafigliola, who was then serving as Senior Executive Vice President and Chief Operating Officer of the Company, as Interim Chief Executive Officer.

Since November 2025, the Governance Committee and the Board have been conducting a search for a permanent Chief Executive Officer with the assistance of the same third‑party leadership advisory firm that previously supported the Company in developing its CEO succession planning framework and process. As of the date of this proxy statement, the search remains ongoing and includes consideration of both external candidates and Mr. Iafigliola.

Corporate Governance

Risk Oversight

Risk

Committee

Oversees the Company’s enterprise risk management framework. In addition, the Risk Committee evaluates, monitors, and makes recommendations for setting our overall risk appetite and oversees management’s responsibility for maintaining operational controls and procedures designed to ensure that the Company’s various business activities function within the risk appetite and tolerance established by the Board.

Audit

Committee

Monitors risks associated with financial reporting, accounting practices and policies, procedures, disclosures, and internal controls over financial reporting as well as regulatory compliance risk. The Audit Committee meets periodically in joint session with the Risk Committee to review the enterprise risk management framework.

Corporate

Governance,

Nominating

and Sustainability

Committee

Responsible for overseeing risks related to the independence of our Board as well as potential conflicts of interest facing our directors and executive officers. It is also responsible for overseeing risk related to governance and our sustainability program.

Compensation and

Human Capital

Committee

Primarily responsible for risks associated with our compensation policies, plans, programs and practices and, particularly, for ensuring that these plans and programs are designed in a manner that do not encourage inappropriate or excessive risk by our team members.

Management

Led by our CEO and senior executive team, it is responsible for executing our strategy, managing our operations, and implementing and supervising our risk management controls, processes and procedures.

Management Risk Committee

Created in 2024 to assist the Risk Management function in the design, implementation, and maintenance of an effective enterprise risk management (“ERM”) framework. Its responsibilities include the identification, measurement, and management of current and emerging risks that may affect the achievement of strategic objectives; ensuring that the ERM framework and risk appetite are effectively communicated; and promoting a strong risk management culture across the organization.

Enterprise Risk Management Framework

Designed to identify, quantify, assess, and monitor the Company’s risks including credit, interest rate, liquidity, and funding, operational, information security, consumer compliance, BSA/AML/OFAC compliance and strategic risks. The ERM Framework is overseen by the Risk Committee which periodically reviews reports by the Chief Risk Officer and other members of the risk management unit on relevant key risk indicators and deviations from the approved risk appetite.

Internal Audit Overseen by the Audit Committee and is responsible for assessing the Enterprise Risk Management Framework design and effectiveness.

Corporate Governance

Information Security Oversight

Information Security is a significant component of our enterprise risk management framework. We are actively engaged in identifying and managing cybersecurity risks. Protecting company data, non-public customer and employee data, and the systems that collect, process, and maintain this information is deemed critical. We have an enterprise-wide Information Security Program, which is designed to protect the confidentiality, integrity and availability of customer non-public information and company data. The Information Security Program was also designed to protect our operations and assets through a continuous and comprehensive cybersecurity detection, protection and prevention program. For additional information on our Information Security Program, see Item 1C. Cybersecurity in our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 27, 2026 with the SEC.

Community Involvement and Engagement

Amerant has a long and proud history of community involvement and engagement. The Company aims to support the communities it serves through the promotion of economic opportunity, financial education, and overall community well-being. In 2025, our community engagement efforts continued to emphasize long‑term, sustainable impact by fostering economic development, expanding access to financial resources, and supporting organizations that strengthen the social fabric of our communities.

Oversight of these efforts is provided by senior management, with regular reporting to the Governance Committee. Our community involvement efforts are designed to align with our role as a relationship‑focused community bank. We have developed a framework to identify opportunities that can make a positive impact in everything that we do through our operations, products, and services. We want to create social and environmental value for our people, communities, and customers.

In 2025, we continued to prioritize initiatives that expand economic opportunity and support social and economic mobility.

Promoting Social and Economic Mobility

•
The Bank originated approximately $119 million in community‑focused lending, including small business, mortgage and residential, and community development loans, supporting 261 affordable housing units.
•
provided over $600 thousand in CRA donations to organizations that support economic development and community stability.
•
A significant portion of our mortgage and small-business lending was directed to low‑ and moderate‑income borrowers and small businesses, reinforcing our commitment to inclusive economic growth.

Financial Literacy and Education

Financial education remains a core component of our community engagement strategy. In 2025, the Company expanded its financial literacy efforts through partnerships with nonprofit organizations, schools, and youth programs. Through these programs, we seek to equip individuals and families with practical financial knowledge and tools that support long‑term financial stability and economic opportunity. Highlights included:

•
Delivered 77 financial literacy workshops across our communities.
•
Reached 1,295 participants through in‑person and program‑based education initiatives.
•
Provided more than 106,000 total hours of financial education, covering topics such as budgeting, saving, credit management, and long‑term financial planning.

Community Investment

During 2025, our community contributions were allocated across four primary focus areas:

•
Community and Economic Development, representing the largest share of total giving;

Corporate Governance

•
Education and Financial Literacy, supporting programs that promote financial capability and access to opportunity;
•
Health and Social Services, addressing essential community needs and quality‑of‑life initiatives; and
•
Art and Culture, supporting cultural enrichment and community identity.

Together, investments in economic development and education represented more than 70% of total community giving, reflecting an emphasis on long‑term impact while maintaining balanced support for other critical community priorities.

Identification and Evaluation of Director Candidates

The Governance Committee and the Board regularly review the size and composition of the Board. The Governance Committee is responsible for identifying and recommending to the Board potential directors for nomination. The Governance Committee also considers Board succession planning and committee membership.

With the advice of a reputable third-party advisory firm retained to assist and advise with board succession planning, the Governance Committee developed a process for the review and analysis of the Board’s composition, including identification of priority characteristics related to experience, expertise, skills, attributes and diversity of future director candidates as well as an assessment of incumbent directors aimed at evaluating each director’s performance, contribution, judgment, skills, level of engagement, tenure, and meeting attendance record.

If the Governance Committee determines that adding a new director is advisable or if a vacancy on the Board arises, the Governance Committee uses a variety of methods for identifying potential director candidates, including third-party search firms, as well as considering candidates proposed by directors and management.

Additionally, the Governance Committee will consider persons nominated by shareholders in compliance with applicable law and our Bylaws and recommend to the full Board whether such nominee should be included with the Board’s nominees for election by shareholders. Our Bylaws contain provisions that address the process (including the required information and deadlines) by which a shareholder of our Class A Voting Common Stock may nominate an individual for consideration by the Governance Committee to stand for election at an annual meeting of shareholders. Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. See the section titled “Shareholder Proposals for the 2027 Annual Meeting” in this Proxy Statement.

Information regarding potential candidates is presented to the Governance Committee, which then evaluates the candidates based on the needs of the Board at that time and the qualifications, skills, attributes and experience of the candidates. The Governance Committee considers and evaluates all candidates according to the same criteria, regardless of whether the candidate is recommended by the Governance Committee, a shareholder, another director, management or another third party. The evaluation is aimed at ensuring that the Board, as a whole, possesses the qualifications, skills, attributes and experience relevant for effectively performing its role in corporate oversight and governance.

As more fully detailed in the Company’s Corporate Governance Guidelines, the Governance Committee seeks directors who:

•
possess a range of experience, special skills and background that would enable them to provide sound, meaningful and prudent guidance, that would be of assistance to management in operating the Company’s business;
•
posses expertise in finance, banking, accounting, financial regulation, real estate, marketing, cybersecurity or other relevant areas;
•
have an understanding of risk management principles, policies, and practices relevant to the Company;
•
have a strong personal and professional reputation and prominence in his or her business, professional activities and community;
•
demonstrate the ability to exercise independent sound business judgment;
•
are committed to the highest ethical business standards, integrity, duties of care and loyalty owed to the Company;

Corporate Governance

•
have the capacity to devote the necessary time to fulfill their responsibilities and perform their duties to the highest standards; and
•
are prepared to best serve the needs of the Company and all of its shareholders.

The Governance Committee and the Board believe that diversity contributes to the overall effectiveness of the Board and consider that it is relevant for the Board to have a wealth of experience to inform its decisions. As detailed in the Company’s Corporate Governance Guidelines, diversity is conceptualized expansively and includes work experience, professional skills, education, race, ethnicity, gender and other qualities or attributes that may contribute to Board heterogeneity. In addition, the process of evaluating and nominating directors also considers issues of judgment, conflicts of interest, integrity, ethics and commitment to the goal of maximizing shareholder value as well as the interplay of the individual director’s or possible nominee’s experience with the experience of the Board and the extent to which the individual director or possible nominee would be a desirable addition to the Board and its committees. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the Company’s success. Accordingly, the Governance Committee considers not only an individual director’s or possible nominee’s qualities, performance, and professional responsibilities, but also the then-current composition of the Board and the challenges and needs of the Board to ensure that the Board, at any time, is comprised of a diverse group of members who, individually and collectively, best serve the needs of the Company and its shareholders.

In 2025, the Corporate Governance Committee used the same reputable third-party firm that assisted and advised the Governance Committee and the Board with board succession planning to assist: (i) in identifying potential Board candidates who meet the qualification and experience requirements defined by the Governance Committee and the Board; and (ii) to compile and evaluate information regarding each such candidate’s qualifications, experience, and education. In connection with the search process, the Governance Committee requested that the firm prioritize candidates with public company experience as a chief executive officer or other C‑suite executive, relevant experience in financial institutions and in areas such as technology and/or cybersecurity, and, where possible, prior public company board service experience, as well as candidates who reside within the markets the Company serves. Through this engagement, our third-party search firm identified Mr. Kopnisky and Mrs. Morrison as nominees, each of whom were appointed to our Board on June 24, 2025.

Shareholder Engagement

The Board recognizes the value of developing and maintaining solid relationships with the Company’s shareholders and other stakeholders to understand their viewpoints on relevant issues such as risk management, corporate governance and sustainability. The Company engages with its shareholders on a regular basis, not limited to the proxy season.

Our senior management, including the Company's CEO, our Chief Financial Officer and our Head of Investor Relations and Sustainability, routinely participates in investor and industry conferences throughout the year to share information on our corporate strategy, financial performance, long-term objectives, liquidity and capital management, corporate governance and sustainability related matters. Feedback and perspectives received in these events are reported by senior management to the Board. In addition, senior management also holds regular discussions with investment bankers, analysts, proxy advisory firms, rating agencies, and consultants on issues of importance to our stakeholders.

At the Company’s 2024 Annual Meeting of Shareholders, shareholders approved the advisory proposal on the compensation of the Company’s named executive officers, with 79.3% of the votes cast in favor of the proposal. The Compensation Committee viewed this level of support as an indication that additional shareholder engagement was warranted to better understand the perspectives of certain shareholders regarding the Company’s executive compensation program and overall investor experience. Following the 2024 Annual Meeting, the Company undertook a shareholder outreach initiative to solicit feedback on its executive compensation program and plan design. As a result of this outreach, from the fourth quarter of 2024 through the eve of the Company’s 2025 Annual Meeting of Shareholders, the Company engaged in discussions with shareholders representing approximately 27% of the Company’s outstanding shares. For additional information regarding this outreach, including a summary of shareholder feedback and responsive actions taken by the Compensation Committee, see “2025 Say‑on‑Pay Vote and Shareholder Engagement” in the Compensation Discussion and Analysis section of this Proxy Statement.

In addition, as provided in our Corporate Governance Guidelines, in response to shareholders’ vote, the Board shall perform an assessment in instances where 25% or more of the shareholders vote against a management-sponsored proposal or vote for a shareholder proposal. The assessment shall closely examine the concerns of shareholders and,

Corporate Governance

where appropriate, respond to those concerns. Since we became a public company, none of management’s sponsored proposals have received a vote against of 25% or more and we have never received a shareholder proposal for consideration in our previous annual meetings.

Communications with Directors

Shareholders and other interested parties who would like to send communications to our Board, any Board committee, the Chair of our Board, the Chairs of our Board committees, or our Independent Directors as a group may do so by submitting such communications to the care of our Corporate Secretary. Please send your correspondence to corporatesecretary@amerantbank.com or:

Amerant Bancorp Inc.

Attention: Board of Directors or Board Member

c/o Corporate Secretary

Amerant Bancorp Inc.

220 Alhambra Circle

Coral Gables, Florida 33134

The name of any specific intended Board recipients should be clearly noted in the communication. We suggest, but do not require, that such communications include the name and contact information of the shareholder or other individual sending the communication and a description of the matter that is the subject of the communication. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or each applicable director as appropriate, depending on the facts and circumstances outlined in the communication. The Corporate Secretary will not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, is offensive, hostile, threatening, illegal or otherwise inappropriate.

Code of Ethics

We have adopted a Code of Conduct and Ethics that applies to our directors and employees, including our principal executive officer, principal financial officer, and principal accounting officer and persons performing similar functions.

Our Board reviews the Code of Conduct and Ethics on an annual basis. Directors, executive officers and other team members conduct periodic learning courses on the implementation of the Code of Conduct and Ethics and certify their completion on an annual basis.

The Code of Conduct and Ethics is available on our website at https://investor.amerantbank.com/corporate-governance/governance-documents-charters. We will post any amendments to or waivers of our Code of Conduct and Ethics at the same location on our website.

Report of the Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements and reporting process; the qualifications, independence, and performance of the independent registered public accounting firm; and the performance of the internal audit function.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls over financial reporting. The Company’s independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and internal controls over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. Members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2025 with management and with RSM US LLP (“RSM”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2025. The Audit Committee has also discussed with RSM those matters required to be discussed by applicable requirements of the PCAOB and the Securities and Exchange Commission, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

In addition, the Audit Committee has received the written disclosures and the letter from RSM required by the PCAOB’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and the Audit Committee has discussed RSM’s independence with RSM.

Based on the reviews and discussions described in this Report, and subject to the limitations of the role and responsibilities of the Audit Committee referred to above and as provided in its written charter, the Audit Committee recommended that the Board approve the inclusion of the Company’s audited financial statements in Amerant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed on February 27, 2026 with the Securities and Exchange Commission.

Audit Committee

Oscar Suarez, Chair

Erin D. Knight

Lisa Lutoff-Perlo

Patricia Morrison

John W. Quill

Millar Wilson

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our Class A Voting Common Stock and Class A Non-Voting Common Stock as of April 7, 2026 (unless otherwise indicated), for:

•
each person whom we know to own beneficially more than 5% of our Class A Voting Common Stock;
•
each named executive officer and each director; and
•
all of our executive officers and directors as a group.

As of the date set forth above, we had 39,062,373 shares of Class A Voting Common Stock outstanding and 740,000 shares of Class A Non-Voting Common Stock outstanding.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise noted in the footnotes below, each holder identified below has sole voting and investment power with respect to such securities. Unless otherwise provided, the address of each holder listed is c/o Amerant Bancorp Inc., 220 Alhambra Circle, Coral Gables, Florida 33134.

	Shares of Class A Voting Common Stock Beneficially Owned		Shares of Class A Non-Voting Common Stock Beneficially Owned*

Name of Beneficial Owner	Number**	Percentage	Number	Percentage

Named Executive Officers and Directors
Carlos Iafigliola	20,691	^	—	—
Sharymar Calderón	17,231	^	—	—
Alberto Capriles	39,283	^	—	—
Mariola Sanchez	20,008	^	—	—
Braden Smith (1)	7,135	^	—	—
Gerald P. Plush (2)	189,030	^	—	—
Juan Esterripa (3)	19,134	^	—	—
Howard Levine (4)	3,523	^	—	—
Odilon Almeida	9,077	^	—	—
Pamella J. Dana	27,524	^	—	—
Erin D. Knight	10,007	^	—	—
Jack Kopnisky	5,000	^	—	—
Lisa Lutoff-Perlo	4,261	^	—	—
Gustavo Marturet M. (5)	695,113	1.78%	—	—
Patricia Morrison	500	^	—	—
John W. Quill	21,079	^	—	—
Ashaki Rucker	9,991	^	—	—
Oscar Suarez	11,732	^	—	—
Millar Wilson (6)	125,390	^	—	—
Executive officers and directors as a group (21 persons):	1,053,609	2.70%	—	—
Other Greater than 5% Security Holders
Wellington Management Group LLP (7)	5,674,020	14.53%	—	—
Blackrock, Inc. (8)	2,865,879	7.24%	—	—
Patriot Financial Partners III, L.P. (9)	2,315,589	5.93%	—	—

Security Ownership of Certain Beneficial Owners

* Holders of Class A Non-Voting Common Stock are not entitled to vote on any matter (unless such a vote is required by applicable laws, regulations or the NYSE listing standards in a particular case). A holder of Class A Non-Voting Common Stock shall be permitted to convert shares of Class A Non-Voting Common Stock into shares of Class A Voting Common Stock at any time, provided that upon such conversion the holder, together with all Affiliates (as that term is defined in in 12 C.F.R. Section 225.2(a)) of the holder, will not own or control in the aggregate more than 8.9% of the shares of Class A Voting Common Stock. In any such conversion, each share of Class A Non-Voting Common Stock will convert into one share of Class A Voting Common Stock. None of our Directors, Executive Officers and 5% Security Holders held any shares of Class A Non-Voting Common Stock as of April 7, 2026.

** Includes shares as to which a person has or shares voting power and/or investment power, or as to which a person has the right to acquire beneficial ownership within 60 days of April 7, 2026.

^ Represents less than 1% of the class.

(1)
Effective January 20, 2026, Mr. Smith stepped down as SEVP & Chief Consumer Banking Officer of the Company. The shares reflected in this table as beneficially owned by Mr. Smith are based on the Company’s records as of that date, and do not take into account any transactions that may have occurred after such date.
(2)
Effective November 5, 2025, Mr. Plush stepped down as Chairman, President, and CEO of the Company. The shares reflected in this table as beneficially owned by Mr. Plush are based on the Company’s records as of that date, and do not take into account any transactions that may have occurred after such date.
(3)
Effective September 3, 2025, Mr. Esterripa stepped down as SEVP & Chief Commercial Banking Officer of the Company. The shares reflected in this table as beneficially owned by Mr. Plush are based on the Company’s records as of that date, and do not take into account any transactions that may have occurred after such date.
(4)
Effective February 14, 2025, Mr. Levine stepped down as SEVP & Chief Consumer Banking Officer of the Company. The shares reflected in this table as beneficially owned by Mr. Levine are based on the Company’s records as of that date, and do not take into account any transactions that may have occurred after such date.
(5)
These shares include 8,252 shares directly held by Mr. Marturet; 70,657 shares held by certain trusts and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family; and 612,443 shares held by the Irrevocable Florida Trust for GAMM over which Mr. Marturet has sole voting and investment power. Approximately 4,495 shares of Class A Voting Common Stock of the 70,657 shares held by certain trust and companies under common control by and/or for the benefit of Mr. Marturet and certain members of his family, which ownership is indirectly attributed to Mr. Marturet are pledged to secure loans.
(6)
These shares include 9,380 shares held in four custodial accounts for Mr. Wilson’s minor grandchildren. Mr. Wilson disclaims beneficial ownership of these 9,380 shares of Class A Voting Common Stock included in the table above as to which he has no economic interest.
(7)
Ownership based solely on the Form 13F – Holding Report filed on February 17, 2026.
(8)
Ownership based solely on the Form 13F – Holding Report filed on February 12, 2026.
(9)
Ownership based solely on the Form 13F – Holding Report filed on February 10, 2026.

Section 16(a) Reporting Compliance

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, certain of its officers, and persons who beneficially own more than 10 percent of the Company’s voting common stock, to file with the Securities and Exchange Commission initial reports of ownership of equity securities of the Company’s and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and the Company is required to disclose in this proxy statement any late filings or known failures to file.

To the Company’s knowledge, based solely on our review of such reports filed with the SEC and written representations that no other reports were required during the fiscal year ended December 31, 2025, all Section 16(a) filing requirements applicable to the Company’s officers and directors during 2025 were met, except for one report for Pedro Parra regarding a grant of restricted stock units that was inadvertently filed late.

Certain Relationships and Related Party Transactions

From time to time, the Company or one of its subsidiaries may enter into transactions with certain “related persons”. Related persons include our directors (including nominees for election as directors), executive officers, holders of more than 5% of our common stock, members of the immediate family of these persons and entities in which one of these persons has a direct or indirect material interest. Generally, transactions with related persons are known as “related party transactions”.

Policies and Procedures Regarding Related Party Transactions

Transactions by the Company or its subsidiaries with related parties are subject to certain regulatory requirements and restrictions, including Sections 23A and 23B of the Federal Reserve Act and Federal Reserve Regulation W. Under applicable SEC and the NYSE rules, related party transactions are transactions in which we are a participant, the amount involved exceeds $120,000 and a related party has or will have a direct or indirect material interest.

Federal Reserve Regulation O requires loans and other “extensions of credit” made to executive officers, directors and their related interests and to persons beneficially owning with their family 10% or more of the voting securities of a bank or its bank holding company to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures, that are no less stringent than those prevailing at the time for comparable transactions by the Bank with other persons. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. The Board would review any loan to a director or his or her related interests that has become criticized in order to determine the impact that such classification has on the director’s independence. In addition, the Audit Committee Charter provides that the Audit Committee will review and approve all related-party transactions.

We have adopted a Related Party Transaction Policy governing the review and approval of transactions with related parties, including those transactions that are expected to exceed $120,000 in any fiscal year. The policy calls for the related party transactions to be reviewed and, if deemed appropriate, approved or ratified by our Audit Committee. Upon determination that a transaction requires review under the policy, the material facts are required to be presented to the Audit Committee. In determining whether or not to approve a related party transaction, our Audit Committee will take into account, among other relevant factors, whether the related party transaction is in conformity with our Code of Conduct and Ethics and is in our best interest, whether the transaction would be in the ordinary course of our business; and whether the related party transaction is entered into on terms no less favorable to the Company than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction. In the event that we become aware of a related party transaction that was not approved under the policy, our Audit Committee will review such transaction as promptly as reasonably practical and will take such course of action as may be deemed appropriate under the circumstances. In the event a member of our Audit Committee is not disinterested with respect to the related party transaction under review, that member may not participate in the review, approval or ratification of that related party transaction.

Certain transactions are not subject to the related party transaction approval policy, including: (1) decisions on compensation or benefits relating to directors or executive officers or reimbursements for business travel and expenses, (2) credit extensions by us in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to us and not presenting more than the normal risk of collectability or other unfavorable features, and approved by the Board or an authorized Board or management committee in accordance with our policies or procedures or applicable law, and (3) other financial services, including brokerage services, banking services or services as a bank depositary of funds, transfer agent, registrar, trust or similar services provided by the Company provided that the services are on substantially the same terms as those prevailing at the time for comparable services provided to persons that are not related parties.

The Related Party Transaction Policy is available on our website at https://investor.amerantbank.com/corporate-governance/governance-documents-charters.

Certain Relationships and Related Party Transactions

Related Party Transactions

The brother-in-law of Gustavo Marturet M., one of our directors, is a salaried employee of ours and received total compensation of approximately $289,000 in 2025. His compensation was established by us in accordance with our compensation practices, generally, and applicable to employees in similar positions with comparable qualifications, tenure and responsibilities and without the involvement of Mr. Marturet M. This employee is not an executive officer of the Company.

Various Company directors, officers, and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of the Bank and its subsidiaries. In the ordinary course of business, the Bank has engaged and expects to continue engaging in ordinary banking transactions with these persons and entities, including borrowings, all of which are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company or the Bank and do not involve more than the normal risk of collectability or present other unfavorable features.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the philosophy, components, and additional aspects of our 2025 executive compensation program and is intended to be read in conjunction with the tables that immediately follow this section, which provide further information on executive compensation. Unless the context requires otherwise, for purposes of this section, references to “the Company” refer to Amerant Bancorp Inc. and its subsidiaries, including Amerant Bank, N.A. Our “named executive officers” or “NEOs” for the year ended December 31, 2025, were as follows:

Name	Position
Carlos Iafigliola*	Senior Executive Vice President and Interim Chief Executive Officer (“Interim CEO”)
Sharymar Calderón	Senior Executive Vice President and Chief Financial Officer (“CFO”)
Alberto Capriles	Senior Executive Vice President and Chief Risk Officer (“CRO”)
Mariola Sanchez	Senior Executive Vice President and Chief Administrative Officer ("CAO")
Braden Smith	Former Senior Executive Vice President and Chief Consumer Banking Officer
Gerald P. Plush**	Former Chairman, President and Chief Executive Officer (“CEO”)
Juan Esterripa^	Former Senior Executive Vice President and Chief Commercial Banking Officer
Howard A. Levine^^	Former Senior Executive Vice President and Chief Consumer Banking Officer

* Prior to being appointed as the Company’s Interim CEO, Mr. Iafigliola served as the Company’s Chief Operating Officer ("COO") from June 1, 2023 until November 5, 2025.

** As previously reported on a current report on Form 8-K filed with the SEC on November 6, 2025, on November 4, 2025, the Company and Mr. Plush agreed that Mr. Plush would step down from his positions with the Company and the Bank effective November 5, 2025.

^ As previously reported on a current report on Form 8-K filed with the SEC on September 3, 2025, on that date, the Company and Mr. Esterripa agreed that Mr. Esterripa would step down from his position with the Company and the Bank effective September 3, 2025.

^^ As previously reported on a current report on Form 8-K filed with the SEC on February 12, 2025, on February 10, 2025, the Company and Mr. Levine agreed that Mr. Levine would step down from his position with the Company and the Bank effective February 14, 2025.

Leadership and Organization Updates

During 2025 and in early 2026, the Company implemented several executive and leadership changes aimed at supporting its continued strategic plan, including the following:

•
On November 5, 2025, Mr. Plush stepped down from his roles as Chairman, President and Chief Executive Officer, and the Board appointed Carlos Iafigliola, previously Senior Executive Vice President and Chief Operating Officer, as Interim Chief Executive Officer. Concurrently, Odilon Almeida, who had been serving since May 2025 as Lead Independent Director, was appointed Chair of the Board. The Board, supported by an external executive search firm, commenced a process to identify a permanent CEO, that includes external candidates and Mr. Iafigliola.
•
On February 14 and September 3, 2025, Mr. Levine and Mr. Esterripa stepped down from their roles as Chief Consumer Banking Officer and Chief Commercial Banking Officer, respectively.
•
On January 20, 2026, Mr. Smith stepped down from his role as Chief Consumer Banking Officer.

In connection with the departures of Messrs. Levine, Esterripa, and Smith, the Company entered into separation arrangements, as described in more detail under the “Employment Agreements and Other Arrangements with the

Executive Compensation

NEOs” section in this CD&A. The Compensation Committee and the Board determined that these arrangements were in the best interests of the Company to facilitate orderly leadership transitions and to secure customary protections, including general releases of claims and post-employment restrictive covenants, including covenants relating to confidentiality, non-disparagement, non-competition, and non-solicitation.

The Compensation Committee believes that these executive transitions and arrangements represented extraordinary events driven by unique circumstances and are not reflective of the Company’s current compensation philosophy and practices. The Company does not anticipate entering into similar arrangements in the future.

With respect to Mr. Plush, the cash severance provided to him was solely pursuant to the terms of his Amended Employment Agreement, and the Company did not enter into any new separation arrangements with Mr. Plush that provided him with additional cash severance or equity award acceleration in connection with his departure.

In early 2026, the Company implemented enhancements to its business and operating structure that are intended to improve execution of its strategic priorities and better align leadership responsibilities with its dual focus on domestic and international clients. As part of this evolution, the Company appointed a Chief Domestic Banking Officer and a Chief International Banking Officer. In addition, to strengthen synergies and deliver consistent support across business lines, the Company centralized all product-related functions under a newly appointed Chief Product Officer. These actions are intended to enhance operational alignment and are designed to support future growth across key business lines while reinforcing the Company’s focus on credit quality, operational efficiency, deposit growth, loan generation, and long‑term shareholder value creation. The Company believes that human capital is a key enabler of its strategic plan and expects that these leadership changes will support continued execution of that strategy by reinforcing Amerant’s core values, facilitating collaboration, supporting talent development and retention, and driving effective change management and evolution.

2025 Financial and Strategic Highlights

Amerant’s 2025 results reflected actions taken by the Company in furtherance of its strategic objectives. In the fourth quarter of 2025, the Company incurred elevated levels of non‑interest expense and experienced continued credit normalization, primarily in connection with initiatives undertaken to address specific credit matters, enhance risk‑selection and underwriting processes, and implement organizational changes intended to improve operational efficiency. We believe our full-year results underscore the resilience of our franchise, highlighted by a healthy financial margin and solid core PPNR. At the end of 2025, the Company also updated its strategic plan to emphasize sustainable growth supported by disciplined credit management, while maintaining a diversified funding profile, liquidity levels consistent with internal targets, and regulatory capital ratios in excess of applicable requirements. As the Company entered 2026, the priorities are clear and focus is placed on strengthening asset quality, optimizing balance sheet composition and operating processes, and pursuing opportunities for profitable growth, while continuing to operate in a manner intended to support long‑term value creation for customers, the communities we serve, and shareholders. For the year ended December 31, 2025, Amerant achieved the following key financial and operational results:

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Total assets were $9.8 billion, down $0.1 billion from December 31, 2024.
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Total gross loans were $6.7 billion, a decrease of $574.1 million from December 31, 2024.
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Deposits were $7.8 billion, down $67.7 million from December 31, 2024.
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Loan to deposit ratio was 86.01% compared to 92.57% on December 31, 2024
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Net Interest Income was $360.7 million an increase of $34.7 million from December 31, 2024.
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Core Pre-Provision Net Revenue (“Core PPNR”)1 was $133.7 million, an increase of $8.2 million, or 6.5% from December 31, 2024.
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Assets under management increased $366.7 million to $3.3 billion, primarily driven by increased market valuations and net new assets to a lesser extent.

1.
Core PPNR is a non-GAAP adjusted measure. For additional details and a reconciliation of Core PPNR, to GAAP financial measures, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

Executive Compensation

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As part of the strategic plan, we opened new locations in Miami Beach, Downtown Tampa and in West Palm Beach and expect two new locations to open in 2026 (Bay Harbor Islands and St. Petersburg).
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Named a “Most Loved Workplace” for the fourth consecutive year, improving to 29th overall, moving up 12 spots from 2024.

Highlights of Our Executive Compensation Practices

The Compensation Committee has structured our executive compensation program to ensure that our NEOs are compensated in a manner consistent with shareholder interests, competitive pay practices and applicable requirements of regulatory bodies. The following are important features of the design and operation of our executive compensation program:

Components of Pay

The components of our 2025 executive compensation program consist primarily of elements that are generally available to our employees, including base salary, annual incentive cash compensation, equity awards, and broad-based benefits.

Element	Performance Period	Objective	Performance Measured / Rewarded for 2025
Base Salary	Annual	Recognizes an individual’s role and responsibilities and provides a stable level of fixed compensation	Reviewed annually and set based on market competitiveness, individual and Company performance, and internal equity considerations
Annual Cash Incentive	Annual	Rewards achievement of annual financial objectives using formulaic pre-set goals and individual achievements

• PPNR

• Growth in average total core deposits

• Return on Average Assets (“ROAA”)

• Efficiency Ratio

• Non-performing assets/total assets

• Key initiatives for each NEO (reduced weighting to 20% for 2025, as discussed below)

Restricted Stock Units (“RSUs”)	Long-Term	Aligns the interests of executives and shareholders and serves as an important retention vehicle	Annual grants generally vest in equal annual installments over three years beginning on the first anniversary of the grant date
Performance-Based Restricted Stock Units (“PSUs”)	Long-Term	Aligns the interests of executives and shareholders, serves as an important retention vehicle and drives significant Company performance

2025 PSU grants may vest only upon the achievement of adjusted return on average tangible common equity ("ROATCE") relative to the KBW Regional Banking Index as the performance metric, with a total shareholder return ("TSR") modifier, in both cases over a three-year measurement period subject

Executive Compensation

Target Pay Mix

The target pay mix supports the core principles of our executive compensation philosophy and objectives of compensating for performance and aligning executive officers’ interests with those of shareholders, by emphasizing both annual and long-term incentives. The Compensation Committee allocated compensation among (i) base salary, (ii) annual cash incentive, and (iii) long-term annual equity incentive. The graphics below illustrate the allocation of annual target total direct compensation payable to the former CEO and the average of the other NEOs for 2025, except for Mr. Levine. The CEO pay mix is based on the target compensation for Mr. Plush, who served as CEO when the 2025 annual compensation decisions were made by the Compensation Committee. The other NEO pay mix does not include the following: (i) Mr. Levine's 2025 compensation because he was not granted equity based awards in 2025 since he stepped down from his position in February 2025, (ii) the salary and annual target bonus increase Mr. Iafigliola received in connection with his appointment as Interim CEO in November 2025, and (iii) the 2025 special recognition equity award granted to Mr. Esterripa.

The percentages of target total direct compensation as calculated above are based on the annualized 2025 base salary, the 2025 annual cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the 2025 annual equity grants.

Governance of Our Pay Program

The Compensation Committee regularly reviews best practices in executive compensation and uses the following guidelines to design our compensation programs:

What We Do
✓ Stock ownership guidelines apply to our executives and our Board of Directors
✓ Pay-for-performance philosophy and culture
✓ Maintain a clawback policy for executive officers
✓ Majority of pay is performance-based or variable and not guaranteed
✓ Establish separate metrics for our annual cash and long-term equity incentive plan designs
✓ Began granting PSU awards in 2021
✓ Utilize an independent compensation consultant to advise the Compensation Committee
✓ Dual trigger requirement for severance and vesting of equity awards in the event of change in control
✓ Use balanced performance metrics that consider both absolute performance and relative performance versus peers

Executive Compensation

What We Don’t Do
X No hedging or pledging of our stock
X No excise tax gross-ups upon change in control in employment or change in control agreements
X No multi-year guaranteed payments
X No dividends or dividend equivalents paid on shares or units that a participant has not yet earned or that have not vested
X No excessive perquisites

2025 Say-on-Pay Vote and Shareholder Engagement

At the 2025 annual meeting of shareholders, our shareholders approved the compensation of our NEOs on an advisory basis, with 82.2% of the votes cast “For” such proposal. The Compensation Committee values feedback from our shareholders. Our Investor Relations team also regularly conducts conversations with shareholders regarding our performance and pay practices. The Compensation Committee reviews the results of the "say-on-pay" vote each year, as well as other feedback received by shareholders, including in the context of market trends and practices of our peers. The Compensation Committee considered the results of the 2025 "say-on-pay" vote, as well as best practices and furthering the link between our executive compensation program and shareholder interests when making changes to our 2025 pay program.

As disclosed in the 2025 proxy statement, the Company conducted a robust investor outreach initiative following the 2024 annual meeting to solicit input from our shareholders regarding our executive compensation program and plan design. As a result of this outreach, from the fourth quarter of 2024 through the eve of the Company’s 2025 annual meeting of shareholders, we engaged in discussions with five shareholders, representing approximately 27% of the Company’s outstanding shares. Three shareholders representing approximately 6% of our outstanding shares declined to meet with us indicating that they had no questions or concerns at the time. One shareholder indicated a preference to meet closer to the annual meeting date. We did not receive responses from seven other shareholders we contacted.

We considered the results of our discussions with shareholders in making decisions regarding executive compensation. These conversations confirmed that changes that were already being considered to our executive compensation program were appropriate, and consequently, the Compensation Committee decided to approve changes to some of the features of our executive compensation program effective 2025. The details regarding what we heard from shareholders regarding executive compensation matters at these meetings and our responses to the input received and enhancements made to our compensation practices and plan design are set forth in the table below:

Shareholder and Investor Feedback on Executive Compensation
What we heard	Actions taken
Annual Cash Incentive The preference of investors is to see a lower weight for the key initiatives’ metric (subjective component) of our Annual Cash Incentive.

The Compensation Committee had already taken action to address this matter by decreasing the percentage for the Key Initiatives metric to 30% in 2024 (from 40% in 2023). With the focus on execution of the strategy and no longer on completing transformation, this percentage further decreased to 20% in 2025.

Long-Term Incentive Program (LTIP) Investors prefer to see more than one performance metric utilized for PSU awards as opposed to just TSR	For 2025, the PSU awards under the LTIP, will use ROATCE relative to the KBW Regional Banking Index as the performance metric, with a TSR modifier.

Executive Compensation

Our Board and Compensation Committee recognize the value of developing relationships with the Company’s shareholders and believe that maintaining an active dialogue with shareholders is an important step in delivering long-term shareholder value. Although the say-on-pay proposal represents a non-binding advisory vote, we appreciate the opinions of our shareholders and will continue to consider the outcome of future say-on-pay votes, in addition to other relevant shareholder feedback, that may be received throughout the year, when making compensation decisions for our Named Executive Officers.

Our Executive Compensation Philosophy and Objectives

The Company’s compensation philosophy is the foundation of our overall compensation program and is primarily focused on providing a competitive, total rewards program in alignment with our business objectives, human capital strategy and the interests of our shareholders. We are committed to delivering a compensation program with the fundamental principles of fairness, transparency, efficiency, and compliance with laws and regulations. Based on specific job positions and market conditions, our total rewards program combines fixed and variable compensation: base salary, annual cash incentive, equity-based long-term incentive, and a broad range of benefits. This compensation approach plays a significant role in our ability to attract, retain and motivate the quality of talent necessary to achieve our strategic business goals and drive sustained performance. Our compensation model engages our team members to contribute towards the achievement of our Company objectives, while differentiating pay on performance based on individual contributions. Our commitment to maintaining transparent compensation principles and a diverse and inclusive culture for our teams has a direct impact on engagement, drive and performance.

The Company proactively reviews the results of the compensation programs and their link to the Company’s performance as part of a robust governance process led by the Compensation Committee. Policies and procedures are designed to prevent or mitigate excessive risk-taking, align pay and performance, and ensure proper governance practices. Our programs are flexible, allowing us to respond to changing dynamics in the banking industry, organizational direction, and shareholder interests.

Determination of Named Executive Officer Compensation

Role of the Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, administers the Company’s compensation policies and programs for the CEO and the other NEOs. The Compensation Committee annually reviews and approves Company goals and objectives relevant to the compensation of the CEO and the other NEOs. The Compensation Committee evaluates the performance of the CEO and the other NEOs considering those Company goals and objectives. The Compensation Committee then approves the calculation of the CEO’s and the other NEOs’ cash incentive compensation based on applicable performance metrics. The Compensation Committee determines and approves compensation levels for the CEO and the other NEOs based on those performance evaluations and any other factors as it deems appropriate, including competitive market data, individual and Company performance, skills, experience, complexity and criticality of role, and internal pay equity. The Compensation Committee reviews and approves, as applicable, (i) base salary, (ii) annual cash incentive compensation, (iii) long-term incentive compensation, generally in the form of equity or equity-linked compensation, and (iv) any other compensation, perquisites, and annual or supplemental benefits for the CEO and the other NEOs.

The Compensation Committee works closely with its independent compensation consultant in ensuring that the Company’s executive compensation program rewards executives for performance while enhancing shareholder value.

Role of Management

Executive management, primarily the CEO and the Chief Administrative Officer, assists the Compensation Committee in recommending agenda items for its meetings and by gathering and producing information for these meetings. The CEO and other executive officers may participate in Compensation Committee meetings to provide background information and other requested items but are not present during the voting or discussions of their own compensation. The CEO provides recommendations to the Compensation Committee for the other NEOs regarding compensation, performance goals, performance reviews, and other employment-related matters, such as hiring, promotions, or severance payments. The Compensation Committee considers the CEO’s recommendations but retains authority to approve or recommend to the Board of Directors compensation decisions to be approved.

Executive Compensation

Role of the Independent Compensation Consultant

The Compensation Committee has directly engaged Aon's Human Capital Solutions, a division of Aon plc ("Aon") as its independent compensation consultant. Aon reports to, and receives its direction from, the Compensation Committee, and a representative of Aon regularly attends Compensation Committee meetings as its independent advisor. Aon helped facilitate the executive officer compensation process, including the creation of a compensation peer group for comparing our NEOs’ compensation to the market and provides advice and information on other executive compensation matters.

In reviewing Aon’s performance and considering its continued engagement, the Compensation Committee evaluated Aon’s independence and any conflicts of interest in accordance with the applicable SEC rules and the NYSE listing requirements. The Compensation Committee requested and received a report from Aon addressing the independence of Aon and its senior advisors. The Compensation Committee considered Aon’s provision of other services to the Company, the fees paid by the Company to Aon as a percentage of Aon’s total revenue, Aon’s policies and procedures to prevent conflicts of interest, and the confirmation by Aon that it and its representatives have no business or personal relationship with any member of the Compensation Committee, do not own any stock of the Company, and have no business or personal relationship with any executive officer of the Company. The Compensation Committee concluded that Aon is independent of the Compensation Committee and of Company management and has no conflicts of interest in its performance of services to the Compensation Committee.

Peer Group

The Compensation Committee believes that obtaining relevant market and benchmark data is very important to making determinations about executive officer compensation. Such information provides a reference point for making decisions.

The Compensation Committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other, comparable peer companies, as derived from public filings and other sources, when making decisions about the structure and component mix of our executive compensation program. The Compensation Committee also considers the practices of our competitors and the broader industry for recruiting and retaining talent.

The Compensation Committee, with the assistance of its independent consultant, developed a peer group in 2024 for use in establishing 2025 compensation. Given the Company's strategy and three-year plan, including the projections to surpass and sustain a level of assets above the $10 billion threshold, the asset range criterion for the selection of the peer group was adjusted slightly from $5.25 billion to $7.5 billion in the lower range and from $20 billion to $25 billion in the upper range. The peer group for use in establishing 2025 compensation was defined using the following criteria:

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Publicly traded bank holding companies with total assets of $7.5 billion to $25 billion.
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Not located in Alaska, California, Hawaii, Oregon, and Washington.
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Consumer loans comprising less than 30% of the total loan portfolio.
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Located within a Top 100 Metropolitan Statistical Area.
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Individual consideration given for business model compatibility.

The 2025 compensation peer group consisted of the following companies:

Atlantic Union Bankshares Corporation	BancFirst Corporation
Brookline Bancorp, Inc.	Byline Bancorp, Inc.
ConnectOne Bancorp, Inc.	CrossFirst Bankshares, Inc.
Dime Community Bancshares, Inc.	Enterprise Financial Services Corporation
First Financial Bancorp	Flushing Financial Corporation
FB Financial Corporation	National Bank Holdings Corporation
Provident Financial Holdings, Inc.	Sandy Spring Bancorp Inc.

Executive Compensation

Seacoast Banking Corporation of Florida	ServisFirst Bancshares Inc.
Stellar Bancorp	Stock Yards Bancorp, Inc.
TowneBank	Trustmark Corporation
Univest Financial Corporation	Veritex Holdings, Inc.

The 2025 compensation peer group is slightly different from the 2024 compensation peer group. Peapack-Gladstone Financial and Northfield Bancorp were removed from the 2025 compensation peer group due to their asset size being below the proposed range and Independent Bank Group was removed because of its acquisition by SouthState Corporation. ServisFirst Bancshares, BancFirst Corporation, and FB Financial Corporation were added based on a balanced assessment of the selection criteria, as well as the impact to the overall group median asset size and positioning of Amerant within the group.

Elements of 2025 Compensation

Base Salaries

The base salaries of our NEOs are set annually by the Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job title or responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data and peer data obtained from outside sources, including its independent consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

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Each NEO’s scope of responsibility and criticality of role;
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Each NEO’s years of experience;
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The types and amount of compensation paid to each NEO;
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Company performance; and
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Each NEO’s individual performance and the NEO’s contributions to Company performance.

Except for Alberto Capriles, whose base salary was already aligned with market levels, and Braden Smith, who joined the Company in late November 2024, the Compensation Committee approved salary increases in 2025 for all NEOs to align with the market rates for similar positions and consideration of the factors listed above. The Compensation Committee approved a larger increase to Ms. Calderón’s base salary to move her compensation closer to market levels for comparable positions. When Ms. Calderón was appointed Chief Financial Officer on June 1, 2023, her compensation was significantly below market and the Company’s target compensation range, given her experience and newness to the role. At that time, the Compensation Committee agreed to a three‑year plan to align her compensation with target levels as she gained experience in the role, subject to her performance.

NEOs	2024 Base Salary	2025 Base Salary	% Change

Carlos Iafigliola (1)	$525,000	$550,000	4.8%
Sharymar Calderón	$400,000	$475,000	18.8%
Alberto Capriles	$468,500	$468,500	—
Mariola Sanchez	$382,150	$415,000	8.6%
Braden Smith	N/A	$565,000	N/A
Gerald P. Plush	$960,000	$1,000,000	4.2%
Juan Esterripa	$535,000	$565,000	5.6%
Howard Levine	$535,000	$565,000	5.6%

(1) The salaries reflected in the table above for Mr. Iafigliola are the ones for his service as the Company's Senior Executive Vice President and Chief Operating Officer, a position he served from June 1, 2023 until November 5, 2025, when he was appointed Interim CEO. In connection with Mr. Iafigliola’s appointment as Interim CEO, on

Executive Compensation

November 10, 2025, the Compensation Committee approved that, effective November 5, 2025, Mr. Iafigliola will receive an annualized base salary of $850,000 for the duration of his service in this role.

2025 Annual Cash Incentive

Our NEOs are eligible to earn annual cash incentive awards based on the level of achievement of performance goals for each applicable performance cycle. In addition to meeting the performance goals for the plan, NEOs must also be employed and in good standing at the time of payment to receive an incentive payout under the plan.

Our annual cash incentive is a short-term, non-equity incentive plan that is intended to motivate and reward the NEOs’ performance and contributions to our success and focus each NEO’s attention on specific goals. The plan provides an annual cash incentive based on the achievement of Company performance metrics and the execution of key initiatives defined for each NEO. Under the annual cash incentive, the amount of each named executive officer’s potential bonus payout that can be earned at threshold, target and maximum levels is determined as a percentage of the NEO’s base salary, but those levels can be adjusted in the judgment of the Compensation Committee.

Target Opportunities

The 2025 target annual cash incentive opportunities for our NEOs, expressed as a percentage of their base salary and as a dollar amount, are detailed in the following table. In consultation with Aon and based on market data and their individual performance, the Compensation Committee determined that the target opportunities for all NEOs would remain unchanged for 2025.

NEOs	Target Opportunity (as a % of base salary)*	Target Opportunity ($)

Carlos Iafigliola	*	$402,500
Sharymar Calderon	75%	$356,250
Alberto Capriles	60%	$281,000
Mariola Sanchez	60%	$249,000
Braden Smith	75%	$423,750
Gerald P. Plush**	100%	$1,000,000
Juan Esterripa**	75%	$423,750
Howard Levine**	75%	$423,750

* In 2025, Mr. Iafigliola served as Senior Executive Vice President and Chief Operating Officer from January 1, 2025 until November 5, 2025, when he was appointed Interim CEO. During his service as Chief Operating Officer, his base salary was $550,000 and his annual target cash incentive opportunity was 60% of base salary. In connection with his appointment as Interim CEO, the Compensation Committee approved, on November 10, 2025, an increase in Mr. Iafigliola’s annualized base salary to $850,000, effective November 5, 2025, for the duration of his service in that role. The Compensation Committee further approved that Mr. Iafigliola would be eligible for an annual cash bonus for fiscal year 2025, comprised of (i) a target incentive opportunity equal to 60% of his prior base salary for the portion of fiscal year 2025 prior to his appointment as Interim CEO, and (ii) a target incentive opportunity equal to 90% of base salary for the period of his service as Interim Chief Executive Officer, prorated based on time in that role. The target incentive opportunity in the table above reflects the combined target opportunity for Mr. Iafigliola’s service as Chief Operating Officer and Interim CEO during fiscal year 2025.

** In accordance with Company policy, that requires employees to be employed at the time of payment to receive an incentive payout under the plan, Messrs. Plush, Esterripa, and Levine did not receive a 2025 annual incentive payout because their separations from the Company occurred on dates that were prior to the date of the annual incentive payout for all employees.

Executive Compensation

Company Performance Metrics

As soon as possible at the beginning of each fiscal year, the Compensation Committee sets the Company performance metrics that will be used to determine the bonus payment to be awarded to each NEO. Beginning in 2024, as the Company transitioned from a period of transformation to a greater focus on execution of its strategy, and in response to investor preferences for reduced emphasis on subjective measures, the Compensation Committee increased the weighting of the Company performance metrics in the annual cash incentive program. Specifically, the portion of each NEO’s target annual incentive opportunity tied to the Company performance metrics was increased from 60% to 70% in 2024, and further increased from 70% to 80% in 2025.

For 2025, the Compensation Committee decided to use the same performance metrics used in 2024 and establish goals and measure the performance of PPNR, Return on Average Assets ("ROAA") and Efficiency Ratio on non-core basis (in 2024, performance for these metrics was measured on a core basis since several non-routine items were anticipated to occur in 2024 in connection with the sale of the Houston operations and other matters). The Company's 2025 performance metrics were the following:

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PPNR, to maintain the focus on the importance of profitable growth, at a weight of 25% unchanged from 2024.
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Growth in Average Total Core Deposits, to keep the focus on the importance of organic funding and quality of deposits, at a weight of 12.5%, increased from 10% in 2024.
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ROAA, a key profitability measure, at a weight of 10% unchanged from 2024.
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Efficiency Ratio, aimed at achieving operational efficiency and profitability, at a weight of 12.5%, increased from 10% in 2024.
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Non-performing assets over total assets, to maintain focus on credit quality improvement, at a weight of 15%, increased from 10% in 2024.

The Compensation Committee also established a threshold, target, and maximum performance level for each performance metric. If performance falls below the threshold level for any performance metric, no payment is earned; however, payment is earned for the other performance metrics that are achieved at least equal to the threshold level. Maximum represents the maximum level of performance at which a payment is earned on each performance metric. If the performance achieved for any Company performance metric is above the maximum level, no additional incentive above the maximum incentive for such performance metric is earned. Actual performance between threshold, target and maximum performance levels is interpolated to determine the amount of payment based on relative achievement of the performance metrics.

The threshold, target and maximum performance levels for each selected Company performance metric (80% of total) and the actual result for each Company performance metric in 2025, which led to an overall payout on the Company metrics at 11.5% of target, were as follows:

Company Performance Metrics	Weight	Threshold (50%)	Target (100%)	Maximum (150%)	2025 Achievement	2025 Performance Level

PPNR (millions) (1)	25%	$138.0	$162.4	$186.8	$133.7	Below Threshold
Growth in Avg. Total Core Deposits	12.5%	9.08%	10.68%	12.28%	7.9%	Below Threshold
ROAA	15%	0.80%	0.94%	1.08%	0.71%	Below Threshold
Efficiency Ratio	12.5%	73.53%	63.94%	54.35%	69.0%	Above Threshold
Non-Performing Assets / Total Assets	15%	0.72%	0.58%	0.43%	1.91%	Below Threshold

(1)
PPNR is a non-GAAP measure. For additional details and a reconciliation of PPNR to GAAP financial measures, please see “Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” of this Proxy Statement.

Executive Compensation

Performance on Key Individual Initiatives

The Compensation Committee also considers the individual evaluations performed for each NEO in relation to the execution of pre-identified strategic objectives and key initiatives, which for the 2025 awards was lowered to 20% of the annual cash incentive target opportunity. NEOs are eligible to receive anywhere between 0% - 150% of target for this portion of the award. For the performance of key individual initiatives, the Compensation Committee determined that Mr. Iafigliola earned at 135.5%; Ms. Calderón at 125%; Mrs. Sanchez at 100%; and each of Mr. Capriles and Mr. Smith at 50% of their individual targets based on their accomplishments tied to our strategic initiatives described below.

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Mr. Iafigliola (135.5%): In 2025, Mr. Iafigliola led and oversaw significant operational, technology, and business transformation initiatives across the organization, including completion of major payments and deposit infrastructure upgrades, enhancements of digital lending, CRM, and treasury management platforms, and remediation of key audit and credit review processes. He successfully managed a broad portfolio of critical enterprise projects, strengthened fraud prevention and risk management practices, and supported strategic expansions through new branch development and facilities enhancements. Mr. Iafigliola also played a central role in talent acquisition and organizational development. In November 2025, he assumed the role of Interim Chief Executive Officer and promptly implemented targeted actions to reduce problem loans, lowered operating expenses through the termination and renegotiation of key contracts, and initiated strategic evaluations aimed at enhancing long‑term credit quality, cost efficiency, and organizational effectiveness.
•
Ms. Calderón (125%): In 2025, Ms. Calderón played a key role in strengthening cross‑functional coordination across finance, supporting investor engagement efforts, and contributing to actions related to the exit of problem loans, contract terminations, and other balance sheet and capital optimization initiatives. She led enhancements to the governance of the strategic planning process, reporting, and KPI tracking, and worked with other members of senior management to update and simplify the strategic plan. Ms. Calderón also drove meaningful progress across treasury, financial planning and analysis, accounting, and financial reporting functions, including improvements to expense management, profitability reporting, and balance sheet optimization. Additionally, she supported the CEO transition process, and assisted the Interim CEO in identifying and implementing initiatives to improve cost efficiency.
•
Mr. Capriles (50%): In 2025, Mr. Capriles continued leading the implementation of enhancements to the Company’s enterprise risk, credit, and compliance frameworks, including the approval of a multi‑year Enterprise Risk Management plan, development of a comprehensive risk appetite framework. Mr. Capriles also oversaw key organizational transitions across credit risk, compliance, and appraisal functions, advanced BSA/AML and consumer compliance initiatives, and executed critical operational risk, and cyber resilience initiatives.
•
Mrs. Sanchez (100%): In 2025, Mrs. Sanchez led significant enterprise‑wide initiatives to strengthen talent development, succession planning, and organizational effectiveness, including the expansion of career development programs and professional education initiatives. She oversaw the implementation of enhanced benefits and engagement programs, and launched key resource groups to support workforce development. Mrs. Sanchez also led the integration and restructuring of core corporate functions, including Human Resources, Marketing, Communications, Community Relations, and Legal, driving greater efficiency, governance, and risk oversight. In addition, she played a central role in managing executive transitions, and leading internal communication efforts to ensure organizational stability and employee engagement.
•
Mr. Smith (50%): In 2025, Mr. Smith led strong performance and strategic repositioning across the Consumer and Private Banking businesses, driving meaningful deposit growth, lending expansion, and new business generation. In addition, he led the restructuring of Business Banking as a standalone unit to support targeted growth and refocused lending toward secured and SBA products.

Payout Determination

The Compensation Committee verifies achievement relative to the target for the Company performance metrics and the individual performance metrics to determine the respective performance levels. The Compensation Committee then adds the amounts for the two portions together to determine the total 2025 annual cash incentive plan payout for each NEO. The total payout under our annual cash incentive plan for each NEO for 2025 is reflected in the table below.

Executive Compensation

NEOs	Target Annual Incentive	Company Metrics: 80% of Target(*)	Company Metrics: Actual Performance %(*)	Company Metrics: Payout Amount(*)	Individual Metrics: 20% of Target(*)	Individual Metrics: Actual Performance %	Individual Metrics: Payout Amount(*)	Total Achievement as % of Target(*)	Total Annual Incentive Award in 2025(*)
Mr. Iafigliola (**)	$402,500	$322,000	11.5%	$36,483	$80,500	135.5%	$109,026	36.2%	$145,509
Ms. Calderón	$356,250	$285,000	11.5%	$32,783	$71,250	125%	$89,063	34.2%	$121,846
Mr. Capriles	$281,000	$224,800	11.5%	$25,868	$56,200	50%	$28,100	19.2%	$53,978
Mrs. Sanchez	$249,000	$199,200	11.5%	$22,914	$49,800	100%	$49,800	29.2%	$72,714
Mr. Smith	$423,750	$339,000	11.5%	$38,995	$84,750	50%	$42,375	20.3%	$81,370
Mr. Plush(***)	$1,000,000	$800,000	—	$—	$200,000	—	$—	—	$—
Mr. Esterripa(***)	$423,750	$339,000	—	—	$84,750	—	—	—	—
Mr. Levine(***)	$423,750	$339,000	—	$—	$84,750	—	$—	—	$—

(*) Amounts rounded to the nearest whole number.

(**) The target annual incentive for Mr. Iafigliola, reflects (i) a target incentive opportunity equal to 60% of his base salary for the portion of fiscal year 2025 prior to his appointment as Interim CEO, and (ii) a target incentive opportunity equal to 90% of the base salary for the period of his service as Interim CEO, from his appointment as Interim CEO through the end of 2025. Of his company metrics payout of $36,483, $25,728 is attributable to his service as COO and $10,755 is attributable to his service as Interim CEO in 2025. Of his individual metrics payout of $109,026, $76,885 is attributable to his service as COO and $32,141 is attributable to his service as Interim CEO in 2025.

(***) As indicated above, in accordance with Company policy that requires employees to be employed at the time of payment to receive an incentive payout under the plan, Messrs. Plush, Esterripa, and Levine did not receive a 2025 annual incentive payout because their separations from the Company occurred on dates that were prior to the date of the annual incentive payout for all employees.

Long-Term Incentives Program

The third and largest component of the executive compensation program is long-term equity incentives. Long-term equity incentive awards are prospective in nature and intended to tie a substantial portion of an executive’s pay to creating long-term shareholder value. The Compensation Committee has designed the long-term incentive opportunity to motivate and reward executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders. Since 2021, the Company’s NEOs are granted a mix of RSUs and PSUs. The long-term incentives create a strong link between payouts and performance, and a strong alignment between the interests of executive officers and the interests of our shareholders. Long-term equity incentives also promote retention, because generally executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making them shareholders with a personal stake in the value they are intended to create.

2025 Long-Term Incentives

For 2025, the Compensation Committee determined that the award vehicle mix should be 50% time-based RSUs and 50% PSUs based on the closing price of our common stock on the date of grant at an aggregate dollar value equal to a percentage of the NEO’s annual base salary at the time of grant. In consultation with Aon and based on market data and her or his individual performance, the Compensation Committee determined the 2025 target long-term incentive opportunities as a percentage of base salary for each NEO would remain unchanged. The time-based RSUs ratably vest over a three-year period from the date of grant. As discussed further below, starting in 2025, the PSUs use ROATCE relative to the members of the KBW Regional Banking Index, which tracks the performance of leading US banking institutions, as the performance metric with a TSR modifier for our performance metric for a three-year performance period, beginning January 1, 2025 and ending December 31, 2027. This change addresses feedback received from shareholders during the engagement process we completed in 2024 and their preference to see multiple performance metrics utilized for PSUs as opposed to just TSR. The change also addresses concerns that utilizing TSR exclusively reflects a narrow view of performance.

Special Recognition Award for Mr. Esterripa

In February 2025, the Compensation Committee also approved a one-time special performance compensation and retention award of 11,535 time-based RSUs to Mr. Esterripa, equal to approximately 49% of his 2025 annual base salary, due to his exceptional performance in 2024, including successfully leading efforts to address and resolve special mention and non-performing loans and improve asset quality. The 11,535 RSUs granted to Mr. Esterripa also

Executive Compensation

vest over a three-year period. As previously indicated, Mr. Esterripa stepped down from his position with the Company and the Bank effective September 3, 2025, and these RSUs were forfeited.

In 2025, our NEOs were awarded the following equity grants:

	2025 Long-Term Incentives
NEOs	Total Target Award Opportunity as a % of Salary	RSUs (#)	Target PSUs (#)

Mr. Iafigliola (1)	60%	6,921	6,921
Ms. Calderón	75%	7,471	7,472
Mr. Capriles	60%	5,895	5,896
Mrs. Sanchez	60%	5,222	5,222
Mr. Smith	75%	8,887	8,887
Mr. Plush	120%	25,167	25,168
Mr. Esterripa (2)	75%	8,887	8,887
	—	11,535	—
Mr. Levine (3)	—	—	—

(1)
On the grant date of the 2025 Long-Term Incentives grants, Mr. Iafigliola was serving as the Company's Senior Executive Vice President and Chief Operating Officer and his grants for 2025 were based on his base salary for such position. No additional grants were awarded for Mr. Iafigliola when he was appointed Interim Chief Executive Officer in November 2025.
(2)
On February 18, 2025 Mr. Esterripa was awarded 11,535 RSUs as a one-time special recognition and retention award. Twenty percent (20%) of the RSUs were scheduled to vest on each of the first two anniversaries of the date of grant and the remaining sixty percent (60%) were scheduled to vest on the third anniversary of the date of grant, provided that Mr. Esterripa remained in the continuous service of the Company or a subsidiary through each such date. See the section titled “Special Recognition Award for Mr. Esterripa” above. As previously indicated, Mr. Esterripa stepped down from his position with the Company and the Bank effective September 3, 2025, and his unvested equity grants were forfeited.
(3)
As previously indicated, Mr. Levine stepped down from his position with the Company and the Bank on February 14, 2025, which was prior to the grant date of the 2025 Long Term Incentives equity grants and therefore was not granted any equity in 2025.

The 2025 PSUs may be earned and vest upon the achievement of the Company’s ROATCE during a performance period from January 1, 2025 through December 31, 2027, relative to members of the KBW Regional Banking Index, further modified by Amerant's TSR relative to the TSRs during the same performance period of the members of the same index. As detailed in the chart below, the initial number of PSUs earned will be based on the percentile rank of Amerant’s ROATCE relative to the ROATCE of the companies in the KBW Regional Banking Index.

Performance Level	ROATCE Percent Rank	Earned Percentage

Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Interpolation is used to determine payout level in between performance levels.

The ultimate number of PSUs earned, if any, will be determined by multiplying the initial number of PSUs earned by a modifier percentage as detailed in the chart below.

Executive Compensation

Performance Level	TSR Percent Rank	Modifier Percentage

Threshold	Up to the 35th Percentile	80% (i.e, 20% less than the unmodified amount)
Target	50th Percentile	100% (no adjustment)
Maximum	75th Percentile and above	120% (i.e., 20% more than the unmodified amount)

If the Company’s absolute TSR for the performance period is a negative number (without regard to the TSR of the peer group), then irrespective of the Company’s relative TSR to the peer group, the adjustment will be capped at 0% (no modification).

The Compensation Committee believes ROATCE and TSR are key drivers of shareholder value, ROATCE is highly correlated with earnings per share and provides a comprehensive measure of Company performance, incorporating the effects of loan loss provisions resulting from both growth and asset quality. In addition, keeping TSR as a modifier further ties executive officer compensation with the creation of shareholder value. By measuring our stock performance relative to peers, it mitigates the impact of macroeconomic factors, both positive and negative, that affect the industry and/or stock price performance and are beyond the control of management. Additionally, it provides rewards that are more directly aligned with performance through different economic cycles.

All equity awards are also subject to each NEO remaining in the continuous service of the Company through the vesting date.

2023-2025 PSUs Payouts

The PSUs granted in 2023 had a three-year performance period that ended on December 31, 2025. In January 2026, the Compensation Committee certified the performance of these PSUs based on the Company’s relative TSR percentile ranking against the Company’s peer group.

For the performance period, the Company’s TSR was below the 35th percentile, resulting in no payout for the PSUs granted in 2023. Messrs. Iafigliola and Capriles and Mmes. Calderón and Sanchez were the only NEOs of the Company with outstanding 2023 PSU awards. If performance had been achieved at the target level, Mr. Iafigliola would have been entitled to receive 4,822 shares of Class A Voting Common Stock of the Company; Mr. Capriles would have been entitled to receive 4,718 shares of Class A Voting Common Stock; Ms. Calderón would have been entitled to receive 6,306 shares of Class A Voting Common Stock; and Mrs. Sanchez would have been entitled to receive 3,686 shares of Class A Voting Common Stock.

Payout percentages at various levels of performance for the 2023-2025 PSUs are illustrated in the table below.

Performance Level	TSR Percent Rank	Earned Percentage

Below Threshold	Below 35th Percentile	0%
Threshold	35th Percentile	50%
Target	50th Percentile	100%
Maximum	75th Percentile	150%

Broad-Based Benefits and Perquisites

Our NEOs are eligible to participate in the same benefit plans designed for all our full-time employees, including health, dental, vision, life and disability plans. The purpose of our employee benefit plans is to help attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors. We also provide limited perquisites for NEOs, including an executive physical, auto allowance and cell phone payments.

Life Insurance Benefits

Mr. Plush holds an individual life insurance policy that is paid in full by the Company with a death benefit totaling $2,000,000. The income taxes resulting from the imputed income attributable to Mr. Plush’s death benefit are paid by Mr. Plush. Mr. Plush stepped down as President and CEO, effective on November 5, 2025 and in accordance with

Executive Compensation

the terms of release of all claims executed by the Company, the Bank and Mr. Plush, the Company will continue paying the premium for Mr. Plush’s term life insurance for twenty-four months following Mr. Plush's separation from the Company.

The Company had entered into split-dollar life insurance agreements with each of the named executive officers, except Mr. Smith. The death benefit during employment for Messrs. Iafigliola and Capriles and for Mmes. Calderón and Sanchez is $1,250,000. The death benefit for Messrs. Levine and Esterripa while employed by the Company was also $1,250,000 while for Mr. Plush it was $1,000,000.

Under the current split-dollar life insurance policy, a portion of the death benefit is endorsed to the applicable NEO, and each year the applicable NEO has an imputed income attributable to his portion of the death benefit. Each applicable NEO is then subject to income taxes on this imputed income. The Company pays each applicable NEO that has entered into a split-dollar life insurance agreement the applicable amount for the NEO to offset the income tax related to the imputed income from his portion of the death benefit.

In cases where a split-dollar life insurance agreement has been entered into with an NEO, the life insurance benefits may continue beyond termination of employment if participants have met the retirement requirements of 55 years of age and 15 years of service, or 60 years of age and 10 years of service prior to termination. At the time of their separation from the Company, Messrs. Levine, Esterripa and Plush had not met these requirements and the split-dollar life insurance benefits were discontinued.

401(k) Plan

The Company sponsors the Amerant Bank Retirement Benefits Plan, or the 401(k) Plan, for its employees. Each employee is eligible to make contributions to the 401(k) Plan and receive matching employer contributions after attaining age 18 and three-months’ of employment with the Company. The NEOs may participate in the 401(k) Plan on the same terms as the rest of the Company’s employees. The 401(k) Plan is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) Plan. Each participant may defer eligible compensation subject to the statutory limit and participants that are 50 years or older can also make additional “catch-up” contributions above the statutory limit. As a safe harbor plan, the Company matches 100% of the first 5% of the participants’ contribution to the 401(k) Plan. All contributions made by both the participants and the Company to the participants’ accounts are vested immediately.

Executive Deferred Compensation Plan

The Company maintains a non-qualified deferred compensation plan, or the Deferred Compensation Plan, for highly compensated employees, including the NEOs. Messrs. Iafigliola and Capriles and Mrs. Sanchez participate in this plan and Ms. Calderón does not. Mr. Plush participated in this plan until his separation from the Company in November 2025. Messrs. Levine, Esterripa and Smith did not participate in this plan while employed by the Company. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are vested immediately.

Employee Stock Purchase Plan

We have an Employee Stock Purchase Plan (“ESPP”) for all eligible employees. The ESPP provides for six month offering periods commencing each December 1st and ending on May 31st of the following year and beginning on each June 1st and ending on the following November 30th. Under the terms of the ESPP, eligible employees may contribute through payroll deductions up to $21,250 (85% of IRS limitation) of their compensation toward the purchase of the Company’s Class A Voting Common Stock. The price per share is equal to the lower of 85% of the fair market price on the first trading day of the offering period or 85% of the fair market price on the last trading day of the offering period. In 2025, all NEOs who were eligible as of the enrollment deadline for each offering period in 2025, elected to participate in the ESPP.

Executive Compensation

Compensation Policies and Practices and Risk Management

Stock Ownership Guidelines

The Board considers it is in the best interests of its shareholders, and promotes the Company’s commitment to sound corporate governance, that all directors, NEOs, and other executives of the Company own a meaningful personal financial interest in the Company. In the Board’s opinion, such an investment commits each individual to the Company’s future and aligns his/her interests with those of the Company’s shareholders. The stock ownership guidelines adopted by the Board require our directors and executives (including Executive Vice-Presidents) to own shares of our Class A Voting Common Stock having values equal to the applicable multiple of base salary for executives and annual cash retainer for directors, as set forth in the table below:

Officers and Directors	Ownership requirement

Chief Executive Officer	4x
Other Executive Management Committee Members	2x
Executive Vice-Presidents	1x
Non-Employee Directors	4x

Shares that count toward meeting the share ownership guidelines include: (i) shares owned outright, directly or indirectly, including shares held in trust for the benefit of the director or officer; (ii) restricted stock or RSUs not subject to attainment of stated performance goals, or performance-based awards that have already met the required performance or vesting criteria; (iii) shares or share equivalents beneficially held in any employee stock purchase plan, retirement savings plan, deferred compensation plan, employee stock ownership plan or similar plan; and (iv) deferred shares or deferred stock units.

Shares that do not count towards meeting the share ownership guidelines include: (i) unexercised stock options and stock appreciation rights and (ii) unearned performance-based restricted stock or units.

The officers and directors have five years from their appointment or promotion to the applicable position to comply with the share ownership guidelines. The Board may, in its discretion, extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the required ownership level is met, the officers and directors are required to retain 50% of the shares received from us under our equity incentive plan net of shares withheld for taxes or payment of the applicable exercise price.

Compliance with these guidelines is reviewed periodically by the Compensation Committee. All NEOs currently employed by the Company have either met these guidelines or are on track to comply within the applicable five-year period.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy, that governs the purchase, sale and/or other disposition of the Company’s securities and is applicable to all of our directors, officers, and employees. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to the Company. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026.

Anti-Hedging and Anti-Pledging Policy

The Company’s Insider Trading Policy prohibits officers, directors, employees and all other Covered Persons (as that term is defined in the Insider Trading Policy) from engaging in transactions with securities issued by the Company or its subsidiaries, including shares of the Company’s Class A Voting Common Stock, or Company Securities, of a speculative nature at any time. This prohibition includes short-selling Company Securities or engaging in transactions involving Company Derivative Securities (options, warrants, RSUs, stock appreciation rights or similar rights whose value is derived from the value of the Company’s Securities). Officers, directors and employees are, however, not prohibited from receiving and exercising options, RSUs, stock appreciation rights or other Derivative Securities granted under the Company’s equity incentive plans. The Company’s insider trading policy was updated in May 2024 to expressly prohibit employees (including officers) and directors from pledging Amerant’s securities in any

Executive Compensation

circumstance, including by purchasing Amerant’s securities on margin or holding Amerant’s securities in a margin account.

Clawback Policy

In 2023, the Compensation Committee adopted the Amerant Bancorp Inc. Clawback Policy to enable the Company to recover erroneously awarded incentive-based compensation in the event that the Company is required to prepare an accounting restatement. The policy is designed to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and with the NYSE listing rules. Under the policy, in the event of an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company must recover erroneously awarded incentive-based compensation previously paid to the Company’s executive officers in accordance with the terms of such clawback policy. Furthermore, under the policy, the Company is prohibited from indemnifying any executive officer or former executive officer against the loss of erroneously awarded incentive-based compensation and from paying or reimbursing an executive officer for purchasing insurance to cover any such loss.

Discussion of Equity Unit Award Grant Timing

The Company does not have a written policy related to the timing of when equity awards are granted during the year. The Compensation Committee currently grants RSUs and PSUs to our executive officers, and RSUs to other key employees and our directors. Equity awards for our executive officers and other key employees under the long-term incentive plan are made on an annual grant cycle in February of each year at a pre-established Compensation Committee meeting following the release of the fourth quarter and full year’s earnings of the previous year. In the case of our directors, equity awards are granted annually on the date we hold our annual meeting. The Compensation Committee and the Interim CEO exercising his delegated authority to grant equity awards for recruiting or retention purposes (as explained more fully below), may make off cycle equity awards from time to time on an as-needed basis as circumstances warrant. The Company does not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation, and it is the Compensation Committee’s practice to generally avoid granting equity awards during a closed window period or during periods in which there is undisclosed material non-public information about the Company. No stock options have been granted by us to our executive officers since we adopted the 2018 Equity and Incentive Compensation Plan, and there are no current plans to grant our executive officers stock options.

Compensation Risk Oversight

The Compensation Committee, with the assistance of its independent compensation consultant, assesses and considers potential risks when reviewing and approving our compensation programs, policies and practices for our executive officers and our employees. We design our compensation programs, including our incentive compensation plans, with features to address potential risks while rewarding employees for achieving financial and strategic objectives through prudent business judgment and appropriate risk taking. Based upon its assessment, the Committee believes that any risks arising from our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on us.

Tax and Accounting Considerations

When appropriate, the Compensation Committee takes into consideration the accounting and tax treatment of the compensation and benefit arrangements for the named executive officers. These considerations are in addition to those described above that were material to the compensation decisions for the most recent fiscal year.

Equity Compensation Awards – Delegated Authority

In January 2025, the Compensation Committee delegated its authority to grant certain equity compensation awards under the 2018 Plan to Mr. Gerald P. Plush, the Company’s then Chairman, President and CEO. Under this delegation, Mr. Plush was authorized to grant up to a total of 150,000 shares of Class A Voting Common Stock of the Company for recruiting or retention of key talent, provided that he (i) not use the authorization to grant shares for

Executive Compensation

himself, any other NEO or Section 16 Officer, or Director and (ii) provided a report detailing all the awards granted using this delegated authority was made to the Compensation Committee no less than semi-annually.

In November 2025, following Mr. Plush’s departure from the Company and the Bank and the appointment of Mr. Carlos Iafigliola as Interim Chief Executive Officer, the Compensation Committee approved the transfer of this delegated authority to Mr. Iafigliola on the same terms, but solely with respect to the remaining shares not previously granted by Mr. Plush, which totaled 54,988 shares at that time.

Employment Agreements and Other Arrangements with the NEOs

The Company only maintained an employment agreement with Mr. Plush that set forth his base salary, bonus compensation, equity compensation, and benefits, as well as provided him with the opportunity to receive certain post-employment payments and benefits, including acceleration of equity awards in the case of certain involuntary terminations of employment or resignations for good reason. On January 3, 2024, the Company entered into an amended and restated employment agreement with Mr. Plush that provided for a three-year term beginning January 1, 2024, and provided for automatic one-year extensions unless expressly not renewed (the "Amended Employment Agreement"). The terms of the Amended Employment Agreement were generally consistent with the prior version of the employment agreement except for the following:

•
An increase in annual base salary to $960,000 beginning January 1, 2024;
•
Revisions to the severance benefits to which Mr. Plush would be entitled to in the event of termination by the Company without “cause” or by Mr. Plush for “good reason” (as those terms are defined in the Amended Employment Agreement) prior to a Change in Control, from one and one half (1.5) times to two (2) times the sum of (i) Mr. Plush’s base salary and (ii) the average of the annual bonuses earned by Mr. Plush for the three full years preceding the year in which such termination occurs or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, Mr. Plush’s target Annual Bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 24 months;
•
A term life insurance policy that upon death provides $2 million in benefits; and
•
A covenant not to compete was adjusted to provide a geographical area within 50 miles of the Company’s headquarters.

On March 22, 2023, the Company entered into an offer letter with Mr. Esterripa that set forth the initial compensation terms of his employment. As previously indicated, Mr. Esterripa stepped down from his position with the Company and the Bank effective September 3, 2025.

On May 5, 2023, the Company entered into an offer letter with Ms. Calderón, effective as of June 1, 2023, that set forth the initial compensation terms of her employment.

On October 24, 2024, the Company entered into an offer letter with Mr. Smith that set forth the initial compensation terms of his employment. Pursuant to the terms of the offer letter, Mr. Smith’s annual base salary was set at $565,000. Under the terms of the offer letter, Mr. Smith was entitled to short-term variable compensation with a target of 75% base salary based on attainment of Company and individual performance goals. In connection with his appointment, on November 18, 2024, Mr. Smith received: i) a sign-on grant of 10,000 RSUs, that vested over a three-year period (20% on the first two anniversaries of the grant date and the remaining 60% on the third anniversary); and ii) was eligible to receive equity awards consistent with the Company's long-term incentive program for executive officers at a target of 75% of Base Salary. Mr. Smith also received a $500,000 one-time cash sign-on bonus, that Mr. Smith would have been required to repay to the Company, in the event Mr. Smith voluntarily terminated his employment with the Company for any reason or was terminated for cause before the third anniversary of his start date. As previously indicated, in early 2026, the Company implemented enhancements to its business and operating structure that are intended to improve execution of its strategic priorities and better align leadership responsibilities with its dual focus on domestic and international clients. As a result of these organizational structure updates, Mr. Smith stepped down from his role as Chief Commercial Banking Officer, see "Mr. Smith’s Separation of Service” in this Proxy Statement.

None of the other NEOs currently have employment agreements with the Company.

The Company has also entered into a Change in Control Agreement (“CIC Agreement”) with each of the NEOs, other than Mr. Plush, that provides for certain severance protections in the event of a change in control of the Company.

Executive Compensation

The CIC Agreements for these NEOs remain in effect for 24 months following the effective date and automatically renew for an additional 12 months unless the Company notifies the NEO at least 90 days before such renewal. The CIC agreement executed between the Company and Mr. Levine was superseded by the Separation and General Release Agreement entered into by and between the Company and Mr. Levine on February 14, 2025, see “Mr. Levine’s Separation of Service” in this Proxy Statement. The CIC agreement executed between the Company and Mr. Esterripa was superseded by the Separation and General Release Agreement entered into by and between the Company and Mr. Esterripa on September 23, 2025, see “Mr. Esterripa’s Separation of Service” in this Proxy Statement.

Messrs. Iafigliola, Capriles, and Smith and Mmes. Calderón and Sanchez have also entered into Restrictive Covenant Agreements that include customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The terms of the arrangements related to termination and change in control for all the NEOs are described in detail in the section titled “Potential Payments Upon Termination or Change in Control”.

Mr. Smith's Separation of Service

Mr. Smith stepped down from his position on January 20, 2026 and, in connection with his departure, the Company and Mr. Smith entered into a Separation Agreement and General Release (the "Smith Separation Agreement"). Under the terms of the Smith Separation Agreement, Mr. Smith is entitled to receive: (i) cash payment in the amount of $86,923 payable in two equal monthly installments, less applicable taxes and deductions, paid in accordance with the Company’s regular payroll cycle and process; (ii) a lump-sum cash payment in the amount of $81,370, less applicable taxes and deductions, corresponding to his 2025 cash incentive payout (see the section titled "2025 Annual Cash Incentive" above); (iii) a one-time stipend in the amount of $3,029.56, less all applicable taxes corresponding to the Company’s share of the COBRA premium for the group health plan under which Mr. Smith was covered immediately prior to the separation date, less all applicable withholding taxes; (iv) a one-time stipend in the amount of $4,500 to cover outplacement services; and (v) the vesting of 4,860 RSUs in accordance with the terms of the applicable equity award agreements. Should Mr. Smith breach any of the non-competition provisions set forth in the Smith Separation Agreement, or any other provisions set forth in the Smith Separation Agreement, all payments provided to Mr. Smith under the agreement (other than the COBRA stipend) shall be repaid to the Company within 30 days of demand.

As consideration for the foregoing, Mr. Smith agreed to a general release of all claims against the Company, the Bank and their affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation.

Mr. Plush's Separation of Service

On November 4, 2025, the Company and Mr. Plush mutually agreed that he would step down as President and Chief Executive Officer of the Company and the Bank, effective on November 5, 2025 (the “Separation Date”).

On November 25, 2025, the Company and the Bank executed a Release of All Claims with Mr. Plush (the “Plush Release”) in connection with his separation and as a condition for Mr. Plush to receive the payments and benefits outlined in Section 8 of the Amended Employment Agreement. Pursuant to the Amended Employment Agreement and the Plush Release, Mr. Plush will receive severance payments totaling $3,747,182.66, representing two times the sum of (i) his Base Salary as of the Separation Date and (ii) the average annual bonuses earned during the three full years preceding the Separation Date. These payments will be made in installments as specified in the Employment Agreement. In addition, Mr. Plush will receive a stipend equal to the Company’s share of COBRA premiums for up to eighteen (18) months for the group medical plan in effect immediately prior to his separation. The Company will also continue paying the premium for Mr. Plush’s term life insurance for twenty-four (24) months following the Separation Date and reimburse up to $25,000 for outplacement services incurred within twelve (12) months after separation.

In addition, the vesting and forfeiture of Mr. Plush’s outstanding equity awards as of the Separation Date were determined in accordance with the applicable equity award agreements. As a result, 38,343 performance stock units (PSUs) and 15,432 restricted stock units (RSUs), representing a pro-rata portion of his outstanding PSUs and RSUs, vested on the Separation Date, along with the corresponding dividend equivalent shares.

Executive Compensation

The Plush Release includes a comprehensive waiver of claims against the Company, the Bank and its affiliates, subject to customary exclusions, indemnification, COBRA benefits, and claims that cannot be waived under applicable law. The Plush Release also contains mutual non-disparagement provisions and confirms that certain provisions of the Employment Agreement relating to confidentiality, return of property, non-disparagement, and non-solicitation and non-competition, among others, will remain in effect following termination.

The Plush Release executed is substantially in the form of the release included as Exhibit I to the Amended Employment Agreement.

Mr. Esterripa's Separation of Service

As noted above, the Company and Mr. Esterripa agreed that Mr. Esterripa would step down from his position on September 3, 2025. In connection with his departure, the Company entered into a Separation Agreement and General Release (the "Esterripa Separation Agreement"). Under the terms of the Esterripa Separation Agreement, Mr. Esterripa is entitled to receive: (i) a cash severance payment of $1,108,000, payable in twelve (12) equal monthly installments, less applicable taxes and deductions; (ii) a stipend equal to the value of up to twelve (12) months of the Company’s share of the COBRA premiums for the group health plan under which Mr. Esterripa was covered immediately prior to the separation date, less all applicable withholding taxes, payable in substantially equal installments during the twelve (12)-month period following the separation date; and (iii) a one-time lump sum payment of $35,000 for expenses. The Company shall cease making any of the foregoing payments in the event Mr. Esterripa breaches any of the provisions set forth in the Esterripa Separation Agreement, and all payments (other than the COBRA payments) shall be repaid to the Company within 30 days of demand.

As consideration for the foregoing, Mr. Esterripa agreed to a general release of all claims against the Company, the Bank and their affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation.

Mr. Levine’s Separation of Service

As noted above, the Company and Mr. Levine agreed that Mr. Levine would step down from his position on February 14, 2025. In connection with his departure, the Company entered into a Separation Agreement and General Release (the "Levine Separation Agreement"). Under the terms of the Levine Separation Agreement, Mr. Levine was entitled to receive: (i) a one time payment in the amount of $319,542.3, corresponding to the cash equivalent value equal to the underlying market value per share of Mr. Levine’s 13,398 RSUs that became vested as of the separation date pursuant to the applicable equity grant agreements; (ii) the continuation of base salary ($565,000) for a period of (12) months after the separation date, less applicable taxes and deductions, paid in accordance with the Company’s regular payroll cycle and process; and (iii) an amount equal to the value of up to twelve (12) months of the Company’s share of the COBRA premiums for the group health plan under which Mr. Levine was covered immediately prior to the separation date, less all applicable withholding taxes, payable in substantially equal installments during the twelve (12)-month period following the separation date for so long as Mr. Levine continues COBRA coverage. The Company shall cease making any of the foregoing payments in the event Mr. Levine breaches any of the provisions set forth in the Levine Separation Agreement, and all payments (other than the COBRA payments) shall be repaid to the Company within 30 days of demand.

As consideration for the foregoing, Mr. Levine agreed to a general release of all claims against the Company, the Bank and their affiliates, as well as to be bound by customary covenants relating to confidentiality, return of property, non-disparagement, and non-competition and non-solicitation.

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on this review and discussion, the Compensation and Human Capital Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement

Executive Compensation

contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates this report by specific reference.

Compensation and Human Capital Committee:

Ashaki Rucker, Chair

Pamella J. Dana, PhD.

Jack Kopnisky

Gustavo Marturet Medina

Oscar Suarez

Executive Compensation Tables

Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal years ended December 31, 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(*)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)(*)
Carlos Iafigliola (6)	2025	597,692	—	333,385	145,509	23,032	1,099,618
Senior Executive Vice President and	2024	525,000	—	303,930	247,569	15,982	1,092,481
Interim Chief Executive Officer	2023	465,000	—	279,840	277,600	9,138	1,031,578
Sharymar Calderón (7)	2025	475,000	—	359,902	121,846	19,749	976,497
Senior Executive Vice President and	2024	400,000	—	289,456	235,780	17,567	942,802
Chief Financial Officer	2023	268,883	—	377,705	156,671	10,998	814,257
Alberto Capriles (8)	2025	468,500	—	283,986	53,978	22,990	829,454
Senior Executive Vice President and	2024	468,500	—	271,217	157,678	19,073	916,469
Chief Risk Officer	2023	455,000		273,833	230,680	17,753	977,266
Mariola Sanchez (9)	2025	415,000	—	251,544	72,714	22,625	761,883
Senior Executive Vice President and
Chief Administrative Banking Officer
Braden Smith (10)	2025	565,000	500,000	428,087	81,370	33,220	1,607,677
Former Senior Executive Vice President
and Chief Consumer Banking Officer
Gerald P. Plush	2025	872,000	—	1,212,318	—	3,798,925	5,883,243
Former Chairman, President and	2024	960,000	—	1,111,517	718,496	48,854	2,838,867
Chief Executive Officer	2023	900,000	—	1,083,346	895,484	48,729	2,927,559
Juan Esterripa	2024	407,731	—	703,081	—	1,173,251	2,284,063
Former Senior Executive Vice President	2024	535,000	—	387,149	315,356	60,976	1,298,480
and Chief Commercial Banking Officer	2023	336,458	400,000	724,956	238,460	104,528	1,804,402
Howard Levine	2025	88,288	—	—	—	892,178	980,467
Former Senior Executive Vice President	2024	535,000	—	387,149	—	34,529	956,678
and Chief Consumer Banking Officer	2023	475,000	—	357,352	336,650	32,220	1,201,222

(*) Amounts rounded to the nearest whole number.

(1)
Amount of salary reported in any year may differ from the annual base salary amount due to the timing of changes in base salary or, hiring, or promotion of an NEO. NEOs who are also directors do not receive any additional compensation for services provided as a director while they are NEOs.
(2)
Amount in this column includes the $500,000 cash sign-on bonus for Mr. Smith, see the section titled "Employment Agreements and Other Arrangements with the NEOs" in the CD&A.
(3)
The amounts shown in the Stock Awards column represent the aggregate grant date fair value of the RSUs and PSUs, computed in accordance with FASB Accounting Standards Codification Topic 718 (“Topic 718”), excluding the effect of estimated forfeitures. Amounts shown in this column relating to RSUs reflect the market value of the RSUs using the closing price of a share of our common stock as reported on the New York Stock Exchange on the date of grant, multiplied by the number of shares underlying each award. Amounts shown in this column relating to PSUs were determined using a Monte Carlo simulation model. The grant date fair value of the PSUs included above is determined based upon achievement of performance at the “target” level, which is the probable outcome of the performance metrics associated with each award of PSUs. If performance for the 2025 PSUs were to be achieved at the “maximum” level, the grant date fair value of the PSUs for the NEOs would have been as follows: $303,098 for Mr. Iafigliola, $327,229 for Ms. Calderón, $258,209 for Mr. Capriles, $228,692 for Mrs. Sanchez, $389,197 for Mr. Smith, $1,102,207 for Mr. Plush, and $389,197 for Mr. Esterripa. Cash dividend equivalents accrue on these PSUs subject to the same performance-based vesting requirements as these PSUs.
(4)
The amounts shown in this column represent the annual cash incentive amounts earned by the NEOs for 2025 under the annual cash incentive plan, as described in the section titled “2025 Annual Cash Incentive” in the CD&A. As noted above in the CD&A, Messrs. Plush, Esterripa and Levine did not receive a 2025 annual cash incentive payout due to their separation from the Company prior to the bonus payout in accordance with Company policy.

Executive Compensation Tables

(5)
The amounts reported in this column for 2025 for our NEOs reflect the following:

Name	401(k) Company Match ($)(A)	Life Insurance ($)(B)	Perquisites ($)(C)	Severance ($)(D)	Total ($)(*)
Carlos Iafigliola	17,500	1,212	4,320	—	23,032
Sharymar Calderón	14,791	638	4,320	—	19,749
Alberto Capriles	17,500	1,170	4,320	—	22,990
Mariola Sanchez	17,500	805	4,320	—	22,625
Braden Smith	17,500	—	15,720	—	33,220
Gerald P. Plush	17,500	33,642	600	3,747,183	3,798,925
Juan Esterripa	17,500	961	11,790	1,143,000	1,173,251
Howard Levine	5,501	200	1,935	884,542	892,178

(*) Amounts rounded to the nearest whole number.

(A)
Amounts include the Company matching contributions under the 401(k) Plan.
(B)
For Mr. Plush, the amount includes the premium the Company pays on the individual life insurance policy and the gross-up payment related to imputed income from the split-dollar life insurance plan (BOLI). For the NEOs except Mr. Smith, amounts include the gross-up payments related to imputed income from the split-dollar life insurance plan (BOLI). The NEOs do not receive these gross-up payments. See the section titled “Broad-Based Benefits and Perquisites-Life Insurance Benefits” in the CD&A for additional information on this benefit.
(C)
Amounts include car allowance ($3,600) and cellular phone payments ($720) for Mr. Iafigliola; car allowance ($3,600) and cellular phone payments ($720) for Ms. Calderón; car allowance ($3,600) and cellular phone payments ($720) for Mr. Capriles; car allowance ($3,600) and cellular phone payments ($720) for Mrs. Sanchez; car allowance ($15,000) and cellular phone payments ($720) for Mr. Smith; cellular phone payments ($600) for Mr. Plush; car allowance ($11,250) and cellular phone payments ($540) for Mr. Esterripa; and car allowance ($1,875) and cellular phone payments ($60) for Mr. Levine.
(D)
For Mr. Plush, includes $3,747,182.66 in cash severance (payable over a 24-month period) in accordance with the terms of the Plush Release, see “Mr. Plush's Separation of Service” in the CD&A. For Mr. Esterripa includes $1,108,000 in cash severance (payable over a 12-month period) and a one time lump sum payment of $35,000 for expenses in accordance with the terms of the Esterripa Separation Agreement, see “Mr. Esterripa's Separation of Service” in the CD&A. For Mr. Levine, includes a one time cash payment in the amount of $319,542 corresponding to the cash equivalent value equal to the underlying market value per share of Mr. Levine’s 13,398 restricted stock units that became vested as of the separation date pursuant to the applicable equity grant agreements, and $565,000 in cash severance (payable over a 12-month period) in accordance with the terms of the Levine Separation Agreement, see “Mr. Levine's Separation of Service” in the CD&A.
(6)
Prior to serving as the Company’s Interim Chief Executive Officer Mr. Iafigliola served as the Company’s Chief Operating Officer from June 1, 2023 until November 5, 2025, and previously as the Company’s Chief Financial Officer from May 14, 2020 until June 1, 2023. The 2025 salary amount in the salary column for Mr. Iafigliola reflects the sum of the salary he received for the ten months he served as Chief Operating Officer and the salary he received for the two months he served as Interim Chief Executive Officer.
(7)
Ms. Calderón was appointed as CFO of the Company effective June 1, 2023. The 2023 salary amount in the salary column for Ms. Calderón reflects the sum of the salary she received for the five months she served as Head of Internal Audit and the salary she received for the seven months she served as Chief Financial Officer.
(8)
Mr. Capriles was not a named executive officer in the Company’s 2025 proxy statement but Mr. Capriles was a named executive officer in the Company's 2024 proxy statement. In accordance with SEC rules, we have provided Mr. Capriles' compensation for 2023 and 2024 in this table.
(9)
Mrs. Sanchez was not a named executive officer in 2023 or 2024. Therefore, her compensation data for 2023 and 2024 is not included in this table.

Executive Compensation Tables

(10)
Mr. Smith was not a named executive officer in 2023 or 2024. Therefore, his compensation data for 2023 and 2024 is not included in this table.

For the purpose of business entertainment, the Company has season tickets to certain sporting events. While these tickets are primarily used for business entertainment, they may from time to time be made available to NEOs and other employees. No compensation value for such tickets is included in the tables above.

Grants of Plan Based Awards Table

The following table sets forth additional details regarding grants of equity and non-equity plan-based awards during the fiscal year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (3)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value Of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(4)	Awards ($)
Carlos Iafigliola		201,250	402,500	603,750	—	—	—	—	—
	2/18/2025	—	—	—	3,461	6,921	12,458	—	168,388	(5)
	2/18/2025	—	—	—	—	—	—	6,921	164,997	(6)
Sharymar Calderón		178,125	356,250	534,375	—	—	—	—	—
	2/18/2025	—	—	—	3,736	7,472	13,450	—	181,794	(5)
	2/18/2025	—	—	—	—	—	—	7,471	178,109	(6)
Alberto Capriles		140,500	281,000	421,500	—	—	—	—	—
	2/18/2025	—	—	—	2,948	5,896	10,613	—	143,450	(5)
	2/18/2025	—	—	—	—	—	—	5,895	140,537	(6)
Mariola Sanchez		124,500	249,000	373,500	—	—	—	—	—
	2/18/2025	—	—	—	2,611	5,222	9,400	—	127,051	(5)
	2/18/2025	—	—	—	—	—	—	5,222	124,492	(6)
Braden Smith		211,875	423,750	635,625	—	—	—	—	—
	2/18/2025	—	—	—	4,444	8,887	15,997	—	216,221	(5)
	2/18/2025	—	—	—	—	—	—	8,887	211,866	(6)
Gerald P. Plush		500,000	1,000,000	1,500,000	—	—	—	—	—
	2/18/2025				12,584	25,168	45,302		612,337	(5)
	2/18/2025							25,167	599,981	(6)
Juan Esterripa		211,875	423,750	635,625	—	—	—	—	—
	2/18/2025	—	—	—	4,444	8,887	15,997		216,221	(5)
	2/18/2025	—	—	—	—	—	—	8,887	211,866	(6)
	2/18/2025	—	—	—	—	—	—	11,535	274,994	(6)
Howard Levine (7)		211,875	423,750	635,625	—	—	—	—	—

(1)
The annual cash incentive plan provides a cash payout based on the level of achievement of Company performance metrics and individual performance goals for each applicable performance cycle. The amounts disclosed in these columns reflect the threshold, target and maximum annual cash incentive opportunities for the NEOs under the annual cash incentive plan. The amount of the annual cash incentive opportunity depends on the base salary of the NEOs for the year (for Mr. Iafigliola, the amounts are based on a target incentive opportunity equal to 60% of his base salary for the portion of fiscal year 2025 prior to his appointment as Interim Chief Executive Officer, and a target incentive opportunity equal to 90% of the base salary for the period of his service as Interim Chief Executive Officer, from his appointment as Interim Chief Executive Officer through the end of 2025). The percentage of salary awarded for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.
(2)
In order for any payout to be earned, performance must be at least at the threshold level for the ROATCE performance metric. The number of PSUs earned for performance falling between the threshold and target achievement levels and the target and the maximum achievement is determined using straight-line interpolation.
(3)
Amounts disclosed in the "Target" column are the number of PSUs granted in 2025 and which will be earned if the Company’s ROATCE ranks in the 50th percentile relative to the members of the KBW Regional Banking Index. The "Threshold" column (50% of Target) corresponds to the number of PSUs earned if the Company’s ROATCE ranks in the 35th percentile relative to the members of the KBW Regional Banking Index. For purposes of this table, the

Executive Compensation Tables

"Target" and "Threshold" columns assume a relative TSR modifier of 100% (Company TSR falls ranks in the 50th percentile). The "Maximum" column (180% of Target) corresponds to the number of PSUs earned if the Company’s ROATCE ranks in the 75th percentile or above relative to the members of the KBW Regional Banking Index, respectively (150% of Target), and assumes a maximum TSR modifier of 120% (Company TSR at or above the 75th percentile). The relative TSR modifier can ultimately impact the payout upward (above 75th percentile) or downward (up to the 35th percentile) by 20% depending on the Company's TSR performance relative to the members of the KBW Regional Banking Index at the end of the three-year performance period. For additional information about the 2025 PSU awards, see the section titled "2025 Long-Term Incentives” in the CD&A.
(4)
Amounts disclosed in this column reflect the number of RSUs granted to our NEOs in 2025 and include the one time recognition award for Mr. Esterripa.
(5)
Amounts disclosed for this award reflect the grant date fair value of the PSUs on the grant date based on the probable outcome of the applicable performance conditions and was calculated at target based on a combination of the closing market price of our common stock on the grant date and a Monte Carlo simulated fair value in accordance with ASC 718.
(6)
Amounts disclosed for this award reflect the grant date fair value of the RSUs, which was computed in accordance with ASC Topic 718 with the assumptions described in Note 14 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(7)
Mr. Levine stepped down from his position with the Company on February 14, 2025 and was not granted equity based awards in 2025.

Narrative Discussion of the Summary Compensation Table and Grant of Plan-Based Awards Table

The material terms of the pay elements included in the Summary Compensation Table and Grant of Plan-Based Awards Table for our NEOs are described above in the CD&A.

For information on the agreements with our NEOs, see the section titled “Employment Agreements and Other Arrangements with the NEOs” in the CD&A.

Executive Compensation Tables

Outstanding Equity Awards at Fiscal Year-End Table 2025

The table below sets forth the outstanding equity awards held by our NEOs as of December 31, 2025, except Messrs. Plush, Esterripa and Levine, who stepped down from their positions with the Company prior to year-end 2025 and did not hold any outstanding equity as of year-end 2025.

		Stock Awards
Name	Grant Date	Number of Shares or Units That Have Not Vested (#)(*)		Market Value of Shares or Units That Have Not Vested ($)(*)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(*)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(*)(**)
Carlos Iafigliola	2/16/2023	1,607	(2)	31,353	—		—
	2/16/2024	4,669	(3)	91,092	—		—
	2/18/2025	6,921	(4)	135,029	—		—
	2/16/2023	—		—	2,650	(5)	51,692
	2/16/2024	—		—	3,713	(6)	72,445
	2/18/2025	—		—	3,461	(7)	67,514
Sharymar Calderón	2/16/2023	834	(2)	16,271	—		—
	6/1/2023	1,869	(8)	36,464	—		—
	6/1/2023	2,102	(8)	41,010	—		—
	2/16/2024	4,446	(3)	86,741	—		—
	2/18/2025	7,471	(4)	145,759	—		—
	6/1/2023	—		—	3,431	(5)	66,945
	2/16/2024				3,537	(6)	69,000
	2/18/2025	—		—	3,736	(7)	72,889
Alberto Capriles	2/16/2023	1,573	(2)	30,689	—		—
	2/16/2024	4,166	(3)	81,279	—		—
	2/18/2025	5,895	(4)	115,011	—		—
	2/16/2023	—		—	2,592	(5)	50,577
	2/16/2024	—		—	3,313	(6)	64,645
	2/18/2025	—		—	2,948	(7)	57,515
Mariola Sanchez	2/16/2023	1,229	(2)	23,978	—		—
	2/16/2024	3,398	(3)	66,295	—		—
	2/18/2025	5,222	(4)	101,881			—
	2/16/2023	—		—	2,025	(5)	39,514
	2/16/2024	—		—	2,703	(6)	52,738
	2/18/2025	—		—	2,611	(7)	50,941
Braden Smith	11/18/2024	8,000	(9)	156,080	—		—
	2/18/2025	8,887	(4)	173,385	—		—
	2/18/2025	—		—	4,444	(7)	86,693

(*) Amounts rounded to the nearest whole number.

(**) Except for the 2025 PSUs which are entitled to cash dividend equivalents, the amounts reported in this column include share dividend equivalents.

(1)
Based on the closing price of $19.51 per share of the Company’s common stock on the New York Stock Exchange on December 31, 2025, the last day of trading in 2025.
(2)
Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. These RSUs vested on February 17, 2026 (February 16, 2026 was a federal holiday).
(3)
Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-half of the RSUs vested on February 17, 2026 (February 16, 2026 was a federal holiday) and the other half of the RSUs will vest on February 16, 2027, subject to such named executive officer’s continued service with us through the vesting dates.

Executive Compensation Tables

(4)
Amounts disclosed reflect the number of unvested RSUs that are subject to time-based vesting. One-third of the RSUs vested on February 18, 2026, and the other two-thirds of the RSUs will vest in equal installments on each of February 18, 2027 and February 18, 2028, subject to such named executive officer’s continued service with us through each vesting date.
(5)
Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2023-2025 performance period, plus the additional PSUs (at the target level) representing the accumulated share dividend equivalents accrued over the period from the grant date through December 31, 2025. These PSUs were unvested as of December 31, 2025, however, as discussed above in the CD&A the PSUs were not earned.
(6)
Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement of all applicable performance goals at the threshold level for the 2024-2026 performance period, plus the additional PSUs (at the target level) representing the accumulated share dividend equivalents accrued over the period from the grant date through December 31, 2025. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.
(7)
Amounts disclosed reflect the number of unvested PSUs held by our named executive officers, based on achievement at the threshold level for the ROATCE metric and a relative TSR modifier of 100% (no adjustment) for the 2025-2028 performance period. The 2025 PSUs are entitled to cash dividend equivalents, therefore no accumulated share dividend equivalents are reported. The actual number of PSUs that will be earned in respect of these unvested awards, if any, will be determined at the end of the performance cycle and might be more than the number shown in this column.
(8)
Amount disclosed reflects the number of unvested RSUs held by Ms. Calderón that are subject to time-based vesting. These RSUs will vest on June 1, 2026, subject to Ms. Calderón’s continued service with us through the vesting date.
(9)
Amount disclosed reflects the number of unvested RSUs held by Mr. Smith that were subject to time-based vesting. 2,000 RSUs were scheduled to vest on November 18, 2026 and the remaining 6,000 were scheduled to vest on November 18, 2027. However, as noted above in the CD&A, a portion of these RSUs were accelerated and the remainder were forfeited in connection with Mr. Smith’s separation from the Company in February 2026.

Option Exercises and Stock Vested Table

The following table sets forth information concerning the vesting of all stock awards on an aggregate basis for each NEO during the fiscal year ended December 31, 2025. The NEOs do not hold any options and as a result there were no option exercises during the fiscal year ended December 31, 2025. The data included in the “Option Exercises and Stock Vested” table is compiled based on each transaction date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)(*)
Carlos Iafigliola	6,191	147,593
Sharymar Calderón	7,860	161,220
Alberto Capriles	4,873	116,172
Mariola Sanchez	4,032	91,955
Braden Smith	2,000	34,200
Gerald P. Plush (3)	74,578	1,426,493
Juan Esterripa	12,779	253,366
Howard Levine (4)	—	—

(*) Amounts rounded to the nearest whole number.

Executive Compensation Tables

(1) The amounts shown in this column represent the total number of shares of restricted stock and of shares subject to RSUs and PSUs (including the number of accumulated dividend equivalents that accrued on these PSUs) that vested during 2025.

(2) The amounts shown in this column reflect the value realized upon vesting of the restricted stock, RSUs, and PSUs (including the value of accumulated dividend equivalents that accrued on these PSUs) as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

(3) In accordance with the terms of the applicable equity award agreements, the 74,578 shares acquired on vesting for Mr. Plush, include 38,343 PSUs and 15,432 RSUs that represented a pro-rata portion of his outstanding PSUs and RSUs on the Separation Date, along with the corresponding dividend equivalent shares. For additional information see the section titled "Mr. Plush’s Separation of Service" in the CD&A.

(4) In accordance with the terms of the Separation Agreement entered into by the Company and Mr. Levine, as part of his severance Mr. Levine was paid the cash equivalent value equal to the underlying market value per share of the 13,398 RSUs that became vested pursuant to the applicable equity grant agreements as of his separation date, the amount paid to Mr. Levine for those RSUs is reported in the All Other Compensation column of the Summary Compensation Table. For additional information see the section titled "Mr. Levine’s Separation of Service" in the CD&A.

Non-Qualified Deferred Compensation Table

The following table provides information with respect to each defined contribution or other plan that provides for non-qualified deferred compensation in which our NEOs participate. For 2025, Messrs. Plush and Iafigliola participated in the deferred compensation plan. For more information on the Deferred Compensation Plan, see the section titled “Broad-Based Benefits and Perquisites” in the CD&A.

Name	Executive Contributions in Last FY ($)(1)(*)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(*)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)(2)(*)
Carlos Iafigliola	47,762	—	112,466	—	530,242
Sharymar Calderón	—	—	—	—	—
Alberto Capriles	22,525	—	45,271	—	283,283
Mariola Sanchez	23,085	—	34,415	—	171,514
Braden Smith	—	—	—	—	—
Gerald P. Plush	71,293	—	93,319	—	490,827
Juan Esterripa	—	—	—	—	—
Howard Levine	—	—	—	—	—

(*) Amounts rounded to the nearest whole number.

(1) The amounts listed in this column are reported as compensation in the amounts included in the “Salary” column of the 2025 Summary Compensation Table.

(2) The amounts listed for Mr. Plush includes an aggregate of $11,654, which was reported in our Summary Compensation Table for 2021.

The Company maintains the Deferred Compensation Plan for highly compensated employees, including the NEOs. The Deferred Compensation Plan is designed to prevent such employees from being disadvantaged by 401(k) Plan limits and supplements the 401(k) Plan’s savings opportunities, however since 2022, it does not provide eligible employees with a matching Company contribution.

The Deferred Compensation Plan limits deferral contributions to 50% of the participant’s non-bonus compensation and 100% of the participant’s annual bonus compensation and does not permit investments in Company stock. In 2025, Messrs. Iafigliola, Capriles and Plush and Mrs. Sanchez, participated in the Deferred Compensation Plan while Ms. Calderón and Messrs. Smith, Esterripa and Levine did not. Each participant’s account under the Deferred Compensation Plan holds their contributions, along with earnings, expenses, gains, and losses. Each participant makes his or her own investment decisions as to amounts held in a participant’s account from investment options that are designated in a services agreement between the Company and Fidelity Investments, Inc. for the Deferred Compensation Plan.

Executive Compensation Tables

All deferrals, earnings, and gains on each participant’s account in the Deferred Compensation Plan are distributed in cash after the participant’s separation from service, either in a lump sum payment or in installment payments, in accordance with the participant’s distribution election. Each distribution, whether in a lump sum or a series of installment payments, commences on the first day of the month following the month in which the applicable triggering event occurred. Installment payments continue annually from the commencement date of the first installment distribution. If the participant’s separation from service is due to the participant’s disability or death, the deferrals, employer contributions, earnings, and gains on the participant’s account will immediately become 100% vested and payment will be made in such form as designated in the participant’s distribution election.

Potential Payments Upon Termination or Change in Control

Upon termination of an NEO’s employment with the Company, or upon a change in control, the Company maintains certain arrangements pursuant to which NEOs are eligible to receive cash severance, equity vesting and other benefits.

In accordance with SEC rules, we have used certain assumptions in determining the amounts shown in the tables and the narrative below. We have assumed that the termination of employment or change in control occurred on December 31, 2025.

In addition, since many factors (e.g., the time of year when the event occurs, our stock price and the executive’s age) could affect the nature and amount of benefits a NEO could potentially receive, any amounts paid or distributed upon a future termination may be different from those shown in the tables below. Under these SEC rules, the potential payments upon termination or change in control do not include certain distributions to the NEO or benefits to which the NEO is already entitled, including the value of equity awards that have already vested and distributions from qualified retirement plans. In accordance with SEC rules, in the table below, we are showing the amounts Mr. Plush, is entitled to receive under the terms of the Plush Release, see the Section titled "Mr. Plush's Separation of Service" in the CD&A in this proxy statement. In addition, the table below does not include information for Messrs. Levine and Esterripa because they were not executive officers as of the end of 2025, and the terms of their separations were not related to any of the triggering events reflected in the table.; for additional information see the sections titled "Mr. Levine's Separation of Service" and "Mr. Esterripa's Separation of Service" in the CD&A in this proxy statement.

Termination Without Cause or By Executive for Good Reason (not involving a Change in Control)

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a termination of his employment by (i) the Company other than a termination for “Cause”, “Disability” or death, or (2) by Mr. Plush for “Good Reason” (as these terms are defined in the agreements, and collectively a “Qualifying Termination”) unrelated to a change in control, Mr. Plush would have been entitled to receive two times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such Qualifying Termination occurred or, if less than three years, the greater of (A) the average of the annual bonuses earned for all full years preceding the year in which the termination occurred, or (B) if less than one year, the target annual bonus in effect for the year in which the termination occurred, which sum shall be payable in substantially equal installments over a period of 24 months in accordance with the Bank’s normal payroll practices; reimbursement under COBRA (as defined in the agreements), if properly elected for a period of up to 18 months following the date of termination; continued to provide term life insurance coverage for 24 months following the termination date; and outplacement services incurred by Mr. Plush during the 12 month period following the termination date up to a total of $25,000.

Equity Awards

Under the PSU and RSU award agreements, all NEOs are eligible for the following upon a termination of employment by the Company without “Cause” or by the NEO for “Good Reason” (as these terms are defined in the award agreements):

• Outstanding and unvested RSUs will vest pro-rata based on the number of months from the grant date through the date of termination; and

• Outstanding and unvested PSUs would be earned at the greater of target or actual performance as of the termination date, pro rata based on the number of months from the grant date through the date of termination.

Executive Compensation Tables

Termination Without Cause or By Executive for Good Reason Following a Change in Control

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in his agreement), Mr. Plush would have been eligible to receive a lump sum equal to 2.99 times the sum of (i) the base salary and (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurred; reimbursement under COBRA, if properly elected for a period of up to 24 months following the date of termination; continued to provide term life insurance coverage for 24 months following the termination date; and outplacement services incurred by Mr. Plush during the 12 month period following the termination date up to a total of $25,000.

Under the CIC Agreements with Messrs. Iafigliola, Capriles, Smith, Levine, and Esterripa and Mmes. Calderón and Sanchez, in the event of a Qualifying Termination during the 24 months following a “Change in Control” (as defined in those agreements), they are eligible to receive a lump sum equal to (i) 24 months of base salary, (ii) the average of the annual bonuses earned for the three full years preceding the year in which such qualifying termination occurs; if only two years of bonuses have been paid, the average of the annual bonuses earned for the two years preceding the year in which such qualifying termination occurs; if only one year of bonuses has been paid, they will receive the amount of that bonus payment; and if less than one year of bonuses have been paid, they will receive a pro-rated target bonus through the date of termination; and (iii) reimbursements under COBRA, if properly elected for a period of up to 18 months.

Equity Awards

Under the PSU and RSU award agreements, all NEOs are eligible to receive the following:

• Upon a Change in Control (as defined in the award agreements) all outstanding RSUs will vest except to the extent that a replacement RSU award (“Replaced Award”) is provided to the NEO.

• If after receiving the Replaced Award, the NEO’s employment terminates by the Company without “Cause” or by the NEO for “Good Reason” within 12 months following the Change in Control for RSUs and 24 months for the restricted stock, all outstanding and unvested Replaced Awards will vest and become payable in full. Upon a Change in Control (as this term is defined in the PSU award agreements), all outstanding and unvested PSUs are earned at the greater of target or actual performance as of the termination date, pro-rata based on the number of months from the grant date through the Change in Control.

Death or Disability

Cash and Other Amounts

Under the employment agreement with Mr. Plush, in the event of a termination due to death or Disability (as defined in the employment agreements), Mr. Plush (or his estate and/or beneficiaries, as the case may be) would have been entitled to receive: (i) any accrued but unpaid base salary and any accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred prior to the termination of employment; (iii) such employee benefits, if any, as to which he may have been eligible under the Company’s employee benefit plans as of the termination of employment; and (iv) a lump sum cash payment equal to the product of the target annual bonus and a fraction, the numerator of which was the number of days employed during the year of termination and the denominator of which was the number of days in such year.

Equity Awards

Under the PSU, RSU, and restricted stock award agreements, all NEOs are eligible to receive the following in the event of a termination due to death or Disability (as defined in the award agreements):

• All outstanding and unvested RSUs and restricted stock will vest and become payable in full.

• All outstanding and unvested PSUs will be earned and become payable at target.

The following Potential Payments upon Termination or Change-in-Control table shows the value to each NEO of hypothetical benefits and payments provided upon termination as of December 31, 2025, under the Company’s policies and programs. As noted above, in accordance with SEC rules, in the table below, we are showing the amounts

Executive Compensation Tables

Mr. Plush, is entitled to receive under the terms of the Plush Release, see the Section titled "Mr. Plush's Separation of Service" in the CD&A in this proxy statement. In addition, the table below does not include information for Messrs. Levine and Esterripa because they were not executive officers as of the end of 2025, and the terms of their separations were not related to any of the triggering events reflected in the table; for additional information see the sections titled "Mr. Levine's Separation of Service" and "Mr. Esterripa's Separation of Service" in the CD&A in this proxy statement.

Name	Compensation Component	Change in Control ($)		Qualifying Termination In Connection With Change in Control ($)		Termination Without Cause Or Good Reason ($)		Death or Disability ($)
Carlos Iafigliola
	Cash Severance			1,956,353	(1)
	PSUs	234,339	(2)			234,339	(3)	383,302	(4)
	RSUs			257,473	(5)	129,938	(6)	257,473	(7)
	Welfare Benefits			11,283	(8)
	Total:	234,339		2,225,109		364,277		640,775
Sharymar Calderón
	Cash Severance			1,103,822	(1)
	PSUs	248,005	(2)			248,005	(3)	417,669	(4)
	RSUs			326,246	(5)	182,489	(6)	326,246	(7)
	Welfare Benefits			20,450	(8)
	Total:	248,005		1,450,518		430,494		743,915
Alberto Capriles
	Cash Severance			1,146,060	(1)
	PSUs	216,094	(2)			216,094	(3)	345,474	(4)
	RSUs			226,979	(5)	116,907	(6)	226,979	(7)
	Welfare Benefits			28,605	(8)
	Total:	216,094		1,401,644		333,001		572,454
Mariola Sanchez
	Cash Severance			1,003,517	(1)
	PSUs	175,350	(2)			175,350	(3)	286,385	(4)
	RSUs			192,154	(5)	96,797	(6)	192,154	(7)
	Welfare Benefits			11,764	(8)
	Total:	175,350		1,207,435		272,147		478,539
Braden Smith
	Cash Severance			1,553,750	(1)
	Cash Value of PSUs	52,979	(2)			52,979	(3)	173,385	(6)
	Cash Value of RSUs			329,465	(5)	113,677	(6)	329,465	(7)
	Welfare Benefits			20,450	(8)
	Total:	52,979		1,903,665		166,656		502,851
Gerald P. Plush
	Cash Severance					3,747,183	(9)
	Cash Value of PSUs
	Cash Value of RSUs
	Welfare Benefits					19,300	(10)
	Insurance Benefits					67,284	(11)
	Transition Benefits					25,000	(12)
	Total	—		—		3,858,767		—

(1)
The amount shown is equal to 24 months of base salary plus the average of the prior three years annual incentive payouts for Messrs. Iafigliola and Capriles and Mmes. Calderón and Sanchez. The amount shown for Mr. Smith is equal to 24 months of base salary plus his target annual bonus amount for 2025.
(2)
PSUs will partially vest upon a change in control. The PSUs will vest pro rata at the greater of target or actual performance through the date of the change in control. The amount shown is the market value of the PSUs that would vest pro rata at target performance based on the stock price of $19.51 on December 31, 2025, the last trading day in 2025, plus the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.
(3)
PSUs will vest pro rata at the greater of target or actual performance upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the PSUs that would vest pro rata at target performance based on the stock price of $19.51 on December 31, 2025, plus

Executive Compensation Tables

the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.
(4)
PSUs will fully vest at target as of the NEO’s death or disability. The amount shown is the market value of the PSUs that would vest at target based on the stock price of $19.51 on December 31, 2025, plus the value of the dividend equivalents accrued on the PSUs that would be earned, which have the same vesting conditions as these PSUs.
(5)
All unvested RSUs will vest upon a change in control, even if the NEO was not terminated, if the surviving entity fails to replace the award. Any RSUs that were replaced by the surviving entity will fully vest upon the termination of employment without cause or by the NEO for good reason within 12 months following a change in control. The amount shown is the market value of the RSUs that would vest based on the stock price of $19.51 on December 31, 2025.
(6)
RSUs will vest pro-rata upon the termination of employment without cause or by the NEO for good reason. The amount shown is the market value of the RSUs that would vest pro rata based on the stock price of $19.51 on December 31, 2025.
(7)
RSUs will fully vest as of the NEO’s death or disability. The amount shown is the market value of the RSUs that would vest based on the stock price of $19.51 on December 31, 2025.
(8)
Reimbursement for COBRA payments for a period of 18 months. The amounts shown are the estimated cost to the Company for such benefits during the period.
(9)
The amount shown is equal to 2 times the sum of base salary plus the average of 2024, 2023 and 2022 annual incentive payouts for Mr. Plush.
(10)
Reimbursement for COBRA payments for Mr. Plush for a period of 18 months. The amounts shown are the estimated cost to the Company for such benefits during the period.
(11)
The amount shown includes the Company’s portion of the life insurance premium paid on Mr. Plush’s behalf for 24 months.
(12)
Mr. Plush is entitled to reimbursement for outplacement services, which is capped at $25,000. The actual amounts paid in respect of such services will be determined based upon the actual outplacement services obtained, if any, by Mr. Plush after termination. However, the amounts reflected in the table represent the maximum amounts that could be reimbursed by the Company in respect of these services.

Executive Compensation Tables

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our Chief Executive Officer (the “CEO Pay Ratio”).

For 2025, we found no significant changes in either the employee population or employee compensation arrangements that would affect the pay ratio disclosure, allowing us to use the same median employee from last year. Our median employee compensation in 2025 as calculated using Summary Compensation Table requirements was $122,628. Due to the CEO transitions in 2025, we elected, as permitted under the pay ratio rules, to annualize the total compensation of Carlos Iafigliola, our current Interim Chief Executive Officer as if he had served as Interim CEO for the entire year. For this calculation, we used the amounts reported in the Summary Compensation Table, but annualized Mr. Iafigliola’s base salary and Non-Equity Incentive Plan compensation to reflect a full year of service as CEO.

The resulting annual total compensation for 2025 for our Chief Executive Officer as described above, was $1,482,974. Therefore, our CEO Pay Ratio is approximately 12:1.

Methodology and Pay Ratio

As disclosed in our 2024 proxy statement, we identified the median employee using our employee population on December 1, 2023 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). Under the relevant rules, we are required to identify the median employee by use of a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the actual cash compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of December 1, 2023, the annual base pay and actual bonus or commission paid in 2023 for Fiscal Year 2022 performance. In identifying the median employee, we annualized the compensation values of individuals that joined our Company during 2023. After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s actual total direct compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with the SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Pay Versus Performance

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below.

	Summary	Summary	Summary	Compensation	Compensation	Compensation	Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment based on: (4)
Year	Compensation Table Total for PEO 1 (1) ($)	Compensation Table Total for PEO 2 (1) ($)	Compensation Table Total for PEO 3 (1) ($)	Actually Paid to PEO 1 (1)(2)(3) ($)	Actually Paid to PEO 2 (1)(2)(3) ($)	Actually Paid to PEO 3 (1)(2)(3) ($)	Table Total for Non-PEO NEOs (1) ($)	Actually Paid to Non-PEO NEOs (1)(2)(3) ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Thousands)	PPNR ($ Thousands) (5)

2025	—	5,883,243	1,099,618	—	4,720,821	925,889	1,240,007	844,904	128.36	168.50	52,417	108,737
2024	—	2,838,867	—	—	1,750,726	—	1,072,610	837,597	147.43	130.19	(15,752)	36,376
2023	—	2,927,559	—	—	2,687,710	—	1,165,745	1,191,371	161.64	96.02	30,789	104,306
2022	—	2,959,731	—	—	1,668,456	—	918,499	777,465	176.58	103.00	61,963	93,876
2021	396,728	4,634,369	—	1,591,669	8,174,519	—	1,254,145	1,589,521	227.30	135.40	110,311	130,130

(1)
Millar Wilson was our PEO 1 until March 19, 2021. Gerald P. Plush was our PEO 2 from March 20, 2021 to November 5, 2025. Carlos Iafigliola has been our PEO 3 since November 5, 2025. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023	2024	2025
Miguel Palacios	Carlos Iafigliola	Sharymar Calderón	Sharymar Calderón	Sharymar Calderón
Alberto Capriles	Miguel Palacios	Carlos Iafigliola	Carlos Iafigliola	Alberto Capriles
Alfonso Figueredo	Alberto Capriles	Alberto Capriles	Howard Levine	Mariola Sanchez
	Howard Levine	Howard Levine	Juan Esterripa	Braden Smith
		Juan Esterripa		Juan Esterripa
Howard Levine

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEOs and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Gerald P. Plush ($)	Exclusion of Stock Awards for Gerald P. Plush ($)	Inclusion of Equity Values for Gerald P. Plush ($)	Compensation Actually Paid to Gerald P. Plush ($)

2025	5,883,243	(1,212,318)	49,896	4,720,821

Year	Summary Compensation Table Total for Carlos Iafigliola ($)	Exclusion of Stock Awards for Carlos Iafigliola ($)	Inclusion of Equity Values for Carlos Iafigliola ($)	Compensation Actually Paid to Carlos Iafigliola ($)

2025	1,099,618	(333,385)	159,656	925,889

Pay Versus Performance

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	1,240,007	(337,767)	(57,336)	844,904

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Gerald P. Plush ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Gerald P. Plush ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Gerald P. Plush ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Gerald P. Plush ($)	Total -Inclusion of Equity Values for Gerald P. Plush ($)

2025	—	—	209,414	275,906	(435,424)	49,896

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Carlos Iafigliola ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Carlos Iafigliola ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Carlos Iafigliola ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Carlos Iafigliola ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Carlos Iafigliola ($)	Total -Inclusion of Equity Values for Carlos Iafigliola ($)

2025	262,765	(112,582)	—	9,473	—	159,656

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2025	173,860	(55,940)	—	(7,482)	(167,774)	(57,336)

(4)
Cumulative Total Shareholder Return (“TSR”) for each fiscal year is measured over a period running from the last trading day before the covered fiscal year began, through and including the end of the covered fiscal year, calculated assuming reinvested dividends. The Peer Group TSR set forth in this table utilizes the KBW Nasdaq Bank Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the KBW Nasdaq Bank Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
We determined PPNR to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO 2, PEO 3, and Non-PEO NEOs in 2025. PPNR is a non-GAAP measure and is calculated as net income attributable to Amerant Bancorp Inc. plus provision for (reversal of) credit losses, provision for income tax expense and non-routine noninterest expense items less non-routine noninterest income items. For more information on PPNR, please see the “2025 Annual Cash Incentive” section of the CD&A in this proxy statement.

Pay Versus Performance

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return (“TSR”) and Peer Group TSR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the five most recently completed fiscal years, and the Peer Group TSR over the same period.

PEOs and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
TSR (12/31/2020 Indexed to $100)
Fiscal Year
2020
2021
2022
2023
2024
2025
100.00
227.30
176.58
161.64
147.43
128.36
100.00
135.04
103.00
96.02
130.19
168.50
8.2
1.6
1.6
1.7
0.8
2.7
1.2
1.8
0.8
4.7
0.9
0.8
Millar Wilson Compensation Actually Paid
Gerald P. Plush Compensation Actually Paid
Carlos Iafigliola Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Amerant Bancorp, Inc. TSR
KBW Nasdaq Bank Index TSR

Pay Versus Performance

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the five most recently completed fiscal years.

PEOs and Average Non-PEO NEO Compensation Actually Paid Versus Net Income
Compensation Actually Paid ($ Millions)
Net Income ($ Thousands)
9
8
7
6
5
4
3
2
1
0
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$0
-$20,000
-$40,000
1.6
8.2
110,311
1.6
1.7
0.8
61,963
2.7
1.2
30,789
1.8
0.8
-15,752
4.7
52,417
0.9
0.8
2021
2022
2023
2024
2025
Fiscal Year
Millar Wilson Compensation Actually Paid
Gerald P. Plush Compensation Actually Paid
Carlos Iafigliola Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Amerant Bancorp, Inc. Net Income

Pay Versus Performance

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and PPNR

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our PPNR during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO 2, PEO 3 and Non-PEO NEOs for 2025 to Company performance. The measures in this table are not ranked.

PPNR Efficiency Ratio Relative TSR Non-performing Loans/Total Loans Growth in Average Total Core Deposits Return on Average Assets Adjusted Return on Average Tangible Common Equity

Director Compensation

Our non-employee director compensation is determined by the Board based upon the recommendation of the Compensation Committee, which is determined based on input from the Compensation Committee’s compensation consultant, market data (including the Company’s peer group), governance trends and best practices. See the section titled “Executive Compensation-Compensation Consultant”.

The Board uses a combination of cash and stock-based compensation to attract qualified candidates to serve as directors and to compensate them for their service. In setting the compensation of non-employee directors, the Compensation Committee and the Board consider the significant amount of time that the Board and its Committees are expected to expend, the workload and responsibility, the skills, knowledge, and understanding needed for service on the Board, and the types and amounts of director pay of our identified peer group.

The Compensation Committee and the Board annually review non-employee director compensation, and the Board, upon the recommendation of the Compensation Committee, has changed from time to time the amounts and forms of director compensation. Effective January 1, 2025, based on market data and input from the Compensation Committee’s compensation consultant, our director compensation structure was updated as follows: (i) the annual cash retainer of the Chair of the Risk Committee was increased from $15,000 to $17,500; and (ii) the annual cash retainer of the Chair of the Compensation Committee was increased from $15,000 to $15,625. All other cash retainers remained unchanged.

In addition, if the Board and each Board Committee meets in excess of the planned number of times during the year, after reaching three (3) meetings over planned meetings, each director will be paid $1,500 per excess board meeting and $1,000 per excess committee meeting.

Other 2025 Updates

Until November 2025, the Board of Directors had a Lead Independent Director because Gerald P. Plush served as both the Company’s President and Chief Executive Officer and Chair of the Board. Following Mr. Plush’s departure from the Company, the Board appointed Odilon Almeida, who had been serving as Lead Independent Director, as Chair of the Board effective November 2025. In connection with this appointment, the Board approved an annual cash retainer of $70,000 for the Chair of the Board.

Also, effective November 2025, the Board approved an increase in the annual cash retainer for the Chair of the Risk Committee from $17,500 to $35,500, reflecting the Chair’s temporarily expanded oversight responsibilities. Under these responsibilities, the Chair will receive periodic reports from the Company’s Chief Risk Officer and Chief Credit Officer regarding initiatives underway to address asset quality and the Company’s overall risk profile.

Non-Employee Director Compensation Structure

Annual Retainer paid to all Non-Employee Directors for Board Service in 2025

Cash retainer for Board service (1)	$46,000
Cash retainer per Audit Committee membership (1)	$12,000
Cash retainer per all other Company Committee membership (1)	$10,000
Cash retainer per Trust Committee membership (Bank) (1)(2)	$5,000
Annual Equity Grant (3)	$65,000
Committee chair, and Lead Independent Director annual retainer
Board Chair retainer (1)(4)	$70,000
Lead Independent Director retainer (1)	$35,000
Annual Audit Committee Chair retainer (1)	$18,000
Annual Risk Committee Chair retainer (1)(5)	$35,500
Annual Compensation Committee Chair retainer (1)	$15,625
Annual Governance Committee Chair retainer (1)	$15,000
Annual Committee Chair retainer for Trust Committee (Bank) (1)(2)	$7,500

(1)
Payable in equal monthly installments.

Director Compensation

(2)
The Board of Directors of the Bank dissolved the Board Trust Committee effective July 2025.
(3)
Restricted Stock Units equivalent to $65,000 based on grant day price with one year vesting starting after the annual meeting.
(4)
As indicated above, approved effective November 2025, in connection with Mr. Almeida's appointment as Chair of the Board.
(5)
As indicated above increased to $35,500 effective November 2025.

When applicable, non-employee directors are also reimbursed for their travel, lodging and related expenses incurred in connection with attending Board, committee, and shareholders meetings as well as any other designated Company events.

Mr. Carlos Iafigliola who is a director but also serves, since November 2025, as the Company’s Interim CEO and therefore is an executive officer of the Company does not receive any compensation for services provided as a director. Gerald P. Plush who was a director and served as the Company’s Chairman, President & CEO until November 2025 and therefore was an executive officer of the Company did not receive any compensation for services provided as a director.

Director Compensation

2025 Non-employee Director Compensation Table

The following table provides information on 2025 compensation for each of our non-employee directors who served during 2025. The table below reflects payments made in connection with service on our Board, the Bank’s Board, the Company’s Board Committees, and the Bank’s Trust Committee as applicable.

	Fees Earned or Paid in Cash ($)(*)(1)	Stock Awards ($)(2)(*)	Total (*)($)

Odilon Almeida (3)(4)	$102,083	$64,990	$167,073
Pamella J. Dana (3)(5)	$95,056	$64,990	$160,046
Miguel A. Capriles L. (6)	$23,238	$—	$23,238
Erin D. Knight (5)	$76,500	$64,990	$141,490
Jack Kopnisky (7)	$33,894	$—	$33,894
Lisa Lutoff-Perlo (8)	$63,683	$64,990	$128,673
Gustavo Marturet M. (8)	$75,622	$64,990	$140,612
Patricia Morrison (7)	$34,894	—	$34,894
John W. Quill (3)(8)	$94,500	$64,990	$159,490
Ashaki Rucker (3)(4)	$89,125	$64,990	$154,115
Oscar Suarez (3)(8)	$92,000	$64,990	$156,990
Millar Wilson (3)(4)	$78,558	$64,990	$143,548

(*) Amounts rounded to the nearest whole number.

(1)
Represents fees paid in cash for services provided to the Company and/or the Bank as a director, including retainers for board and committee service.
(2)
After the 2025 annual meeting, effective May 7, 2025, all directors except Mr. Capriles who did not stand for reelection and Mr. Kopnisky and Mrs. Morrison who were not elected until June 24, 2025 were each awarded 3,761 stock settled restricted stock units. Such restricted stock unit awards will vest on the first anniversary of the date of grant, provided that the grantee remains in continuous service as a director through the annual meeting of shareholders to be held in 2026. The grant date fair value provided in this column was computed in accordance with FASB ASC Topic 718. Refer to Note 1 “Business, Basis of Presentation and Summary of Significant Accounting Policies” and Note 14 “Incentive Compensation and Benefit Plans” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 27, 2026 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.
(3)
Includes fees for service as Lead Independent Director, Chair of the Board, and/or Chair of a Board Committee; any committee chair rotation is pro-rated accordingly on a monthly basis.
(4)
Fees earned in cash include $6,000 for attendance at four unplanned board meetings.
(5)
Fees earned in cash include $7,500 for attendance at five unplanned board meetings and $1,000 for attendance at one unplanned Governance Committee meeting.
(6)
Mr. Capriles did not stand for reelection at the 2025 annual meeting.
(7)
Mr. Kopnisky and Mrs. Morrison joined the Board on June 24, 2025.
(8)
Fees earned in cash include $7,500 for attendance at five unplanned board meetings.

Director Compensation

The following table provides information about the outstanding share-based equity awards for each director that served the Company in 2025 that was not a named executive officer as of December 31, 2025:

Stock Awards

Number of Shares or Units That Have Not Vested (#)

Odilon Almeida (1)	3,761
Pamella J. Dana (1)	3,761
Miguel A. Capriles L. (2)	—
Erin D. Knight (1)	3,761
Jack Kopnisky (3)	—
Lisa Lutoff-Perlo (1)	3,761
Gustavo Marturet M. (1)	3,761
Patricia Morrison (3)	—
John W. Quill (1)	3,761
Oscar Suarez (1)	3,761
Ashaki Rucker (1)	3,761
Millar Wilson (1)	3,761

(1)
Represents a 3,761-stock settled restricted stock units award granted on May 7, 2025 that will vest on the first anniversary of the award, provided that the grantee remains in continuous service through the annual meeting of shareholders to be held in 2026.
(2)
Mr. Capriles did not stand for reelection at the 2025 annual meeting and was not awarded any restricted stock units in 2025.
(3)
Mr. Kopnisky and Mrs. Morrison were not elected to the Board until June 24, 2025 and were not awarded any restricted stock units in 2025.

Equity Compensation Plan Information

We currently maintain two equity compensation plans that provide for the issuance of shares of our common stock to our officers, other employees, and directors: (1) the Amerant Bancorp Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), and (2) the 2018 Equity and Incentive Compensation Plan (the “2018 Equity Plan”). The following table sets forth, as of December 31, 2025, certain information related to the foregoing plans under which shares of our Class A Voting Common Stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders	547,006	(1)	—	(2)	2,511,146	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	547,006		—		2,511,146

(1)
Includes the number of unissued shares subject to outstanding RSU awards to certain executives and other employees and the Company directors as well as the number of unissued shares subject to outstanding PSU awards (assuming target performance) to certain executives that will be settled in Class A Voting Common Stock.
(2)
There is no weighted-average exercise price to report because no options are outstanding under the 2018 Equity Plan and RSUs and PSUs do not have an exercise price.
(3)
Consists of 788,295 shares available under the ESPP, and 1,722,851 shares available under the 2018 Equity Plan.

Proposal 2 — Say-on-Pay

Section 14A of the Exchange Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), requires us to provide our shareholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of its NEOs as disclosed in this Proxy Statement.

The compensation of our NEOs is disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Board believes that the Company’s executive compensation philosophy, policies and procedures provide a strong link between each NEO’s compensation and the Company’s short- and long-term performance. The objective of our executive compensation program is to provide compensation that is competitive, variable based on our performance and aligned with the long-term interests of shareholders.

We are asking our shareholders to indicate their support for our NEO compensation as described in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of our NEOs. Accordingly, shareholders are being asked to vote “FOR” the following resolution:

“RESOLVED, that the shareholders of Amerant Bancorp Inc. approve, on an advisory basis, the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure contained in the 2026 Proxy Statement.”

Our Board of Directors and our Compensation Committee believe that our commitment to responsible executive compensation practices as demonstrated by the compensation philosophy, policies and procedures as well as the compensation paid to our NEOs as described in the 2026 Proxy Statement justifies a vote by shareholders FOR the resolution approving the compensation of our NEOs.

Your vote on this Proposal 2 is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, the Company will consider its shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Pursuant to our policy of providing an annual advisory vote on NEO compensation, we expect that our next advisory vote to approve NEO compensation will occur at our 2027 annual meeting of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF THE NEOS OF THE COMPANY.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

At the recommendation of the Audit Committee, the Board has appointed RSM US LLP (“RSM”), an independent registered public accounting firm and our independent auditor for the year ended December 31, 2025, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. This will be the seventh year that RSM will serve as our independent registered public accounting firm. The Audit Committee pre-approves any engagement of RSM and has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval.

Representatives from RSM are expected to be present at the Annual Meeting, be available to respond to appropriate questions and have an opportunity to make a statement, if desired. Although shareholder approval of the selection of RSM is not required by law, the Board believes that it is advisable to give shareholders an opportunity to ratify this selection as a good corporate governance practice. If the shareholders fail to ratify the appointment of RSM, the Audit Committee may reconsider the selection.

Independent Registered Public Accounting Firm Fees

The following table shows the fees paid or accrued by the Company for the audit and other services for the fiscal years ended December 31, 2025 and 2024, including expenses (in millions):

	2025*	2024*

Audit Fees	$1.5	$1.6
Audit-Related Fees	**	$0.2
Tax Fees (1)	$0.3	$0.3
All Other Fees	—	—
Total	$1.9	$2.1

* Rounded to the nearest whole number.

** Less than $100,000.00.

(1) These tax services are mainly for the preparation of our and our subsidiaries’ annual federal income tax and resident state income tax returns for the tax year ended December 31, 2025 and December 31, 2024.

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee considered whether providing non-audit services was compatible with maintaining RSM’s independence.

Audit Fees

Audit fees are fees for professional services for the audit of our annual consolidated financial statements, including reporting required by HUD and FHA lenders (since 2021), audits of subsidiary financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q, proxy statements, registration statements and comfort letters related to offerings and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees.

Tax Fees

Tax fees are fees for professional services rendered by RSM with respect to tax compliance and tax planning.

All Other Fees

All other fees are fees for other services rendered by RSM that do not meet the above category descriptions.

Proposal 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its independent registered public accounting firm prior to their engagement for such services. To ensure prompt handling of unexpected matters, the Audit Committee has delegated specific pre-approval authority to the chair of the Audit Committee for services subject to the Pre-Approval Policy, provided that the estimated fees for any such services do not exceed $200,000 in the aggregate annually and the services are not prohibited under applicable law. The chair of the Audit Committee reports any such action taken to the Audit Committee at the next Audit Committee meeting.

All RSM services and fees reported under “Independent Registered Public Accounting Firm Fees” were approved according to the procedures described above.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

This proposal requires the favorable vote of the majority of votes cast for approval at the Annual Meeting by holders of our shares of Class A Voting Common Stock.

Questions and Answers about the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

We are providing these proxy materials to you in connection with the solicitation, by the Board, of proxies to be voted at the Company’s Annual Meeting. You are receiving this Proxy Statement because you were an Amerant Bancorp Inc. shareholder as of the close of business on April 7, 2026 (the “Record Date”). This Proxy Statement provides notice of the Annual Meeting, describes the proposals presented for shareholder action and includes information required to be disclosed to shareholders.

When and where is the Annual Meeting?

Date and time	Location
June 2, 2026	Virtual meeting only: www.virtualshareholdermeeting.com/AMTB2026
8:00 a.m. EDT

The Annual Meeting will be held in a virtual meeting format only, with no physical in-person meeting, on Tuesday, June 2, 2026, at 8:00 a.m., Eastern Time, via the Internet at www.virtualshareholdermeeting.com/AMTB2026.

At our virtual Annual Meeting, shareholders will be able to attend, vote and submit questions via the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials.

How do I attend the Annual Meeting?

You are entitled to participate in the Annual Meeting only if you were a shareholder of record of our common stock on the Record Date, or if you were a beneficial owner of shares of our common stock as of the Record Date and you hold a valid legal proxy for the Annual Meeting.

Shareholders as of the Record Date (or their duly appointed proxy holder) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/AMTB2026. To log in, shareholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. For those shareholders who have elected to receive the proxy materials via electronic delivery, you will receive an email containing your control number. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting.

The meeting will begin promptly at 8:00 a.m., Eastern Time, on Tuesday, June 2, 2026. We encourage you to access the meeting prior to the start time. Online access will open at 7:45 a.m., Eastern Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance. A recording of the meeting will be available at www.virtualshareholdermeeting.com/AMTB2026 for one year after the meeting.

How do I ask questions at the annual meeting?

Questions during the Annual Meeting: Only shareholders as of the Record Date may submit written questions in advance of, and during the virtual meeting.

To submit questions in advance of the Annual Meeting, you may do so at www.proxyvote.com after login in with your control number. To submit a question during the meeting, visit www.virtualshareholdermeeting.com/AMTB2026, enter your control number and type your question into the “Ask a Question” field and click “Submit.”

We intend to answer questions upon the adjournment of the formal portion of the Annual Meeting as time permits. Questions must comply with the Conduct of Meeting Guidelines, which will be available on our virtual meeting site, and be pertinent to the Company, our shareholders and the Annual Meeting matters. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once.

What if I have trouble accessing the Annual Meeting virtually?

On the day of the Annual Meeting and through its conclusion, a support team will be ready to assist shareholders with any technical difficulties accessing and participating in the Annual Meeting. If you encounter any difficulties accessing

Questions and Answers about the Proxy Materials and the Annual Meeting the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page: www.virtualshareholdermeeting.com/AMTB2026

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters described in the Notice of Annual Meeting that accompanies this Proxy Statement, including (1) the election of directors to serve until the 2027 annual meeting of shareholders, (2) to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers—Say-on-Pay, and (3) the ratification of the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

Who is entitled to vote?

Only shareholders of record at the close of business on the Record Date are entitled to notice of and to attend and vote at the Annual Meeting. As of the record date, there were 39,062,373 outstanding shares of our Class A Voting Common Stock. Each share of our Class A Voting Common Stock outstanding on the Record Date will be entitled to cast one vote on each matter to be voted on at the Annual Meeting.

How do I vote?

By Mail

Shareholders of record may vote by mail by completing, signing and dating each proxy card received and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Shareholders of record submitting their vote by mail should sign their name exactly as it appears on the proxy card. Votes submitted by proxy cards must be received no later than June 1, 2026, the day prior to the Annual Meeting.

By Telephone or via the Internet

By internet: Shareholders of Record can vote via the Internet by logging onto www.proxyvote.com and following the prompts using the control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

By Telephone: Shareholders of record may vote by telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. Use any touch-tone telephone to transmit your voting instructions.

Shareholders may use the Internet or Telephone voting facilities to transmit their voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026

If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction form.

At the Virtual Annual Meeting

During the meeting, go to www.virtualshareholdermeeting.com/AMTB2026 and access the virtual meeting site following the prompts using the control number located on your Notice of Internet Availability of Proxy Materials or proxy card.

Whether or not you plan to attend the Annual Meeting virtually, we urge you to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. Votes at the Annual Meeting must be received no later than the closing of the polls.

How do I vote if I hold my shares through an account at a broker, bank, trust or other nominee?

If you hold your shares in an account at a broker, bank, trust or other nominee, you are considered the “beneficial owner” of shares held in “street name,” and you should have received a Notice of Internet Availability of Proxy Materials or voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To ensure that your vote is counted, follow the directions set forth on the Notice of Internet Availability of Proxy Materials or voting instruction card and the voting instructions that you receive. To vote during the virtual Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or voting instruction card.

Questions and Answers about the Proxy Materials and the Annual Meeting

How can I change or revoke my proxy?

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the Annual Meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the Annual Meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

If you hold shares through a broker, bank or other nominee, you must contact the broker, bank or other nominee to revoke any prior voting instructions.

What constitutes a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. The majority of all votes entitled to be cast by the holders of the outstanding shares of Class A Voting Common Stock, as applicable, represented as present in the Annual Meeting or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” (described below) will be considered present at the meeting for purposes of determining a quorum.

What are the voting requirements to elect the directors and to approve each of the proposals discussed in this proxy statement?

Proposal	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	Majority of Votes Cast*	No
Advisory Approval on Executive Compensation	Majority of Votes Cast**	No
Ratification of RSM US LLP	Majority of Votes Cast**	Yes

* Any nominee who does not receive a majority of votes cast “for” his or her election shall promptly tender his or her resignation following the failure to receive the required vote. Within 90 days of the certification of the shareholder vote, the Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and publicly disclose its decision. In a contested director election, the required vote would be a plurality of votes cast. Full details of this policy are set forth in the Corporate Governance Guidelines available on our website.

** These votes are advisory in nature and are not binding on the Company or the Board.

How will my shares be voted at the Annual Meeting?

At the Annual Meeting, the Proxies appointed by the Board of Directors will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is:

•
FOR the election of each of the Director nominees named in this Proxy Statement;
•
FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers - Say-on-Pay; and
•
FOR the ratification of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026.

What is a broker-non-vote?

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, you must instruct your intermediary how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker, bank or other nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote on those matters for which specific authorization is required under NYSE rules.

Questions and Answers about the Proxy Materials and the Annual Meeting

If you are a beneficial owner whose shares are held of record by a broker, bank or other nominee, your intermediary has discretionary voting authority under NYSE rules to vote your shares on the ratification of RSM US LLP as our independent registered public accounting firm, even if the broker, bank or other nominee does not receive voting instructions from you. However, your broker, bank or other nominee does not have discretionary authority to vote on the election of Directors or the advisory vote on the compensation of our named executive officers without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters. A broker non-vote will not be counted as a vote cast with regard to the election of directors or the advisory vote to approve named executive officer compensation. Therefore, broker non-votes will have no effect on the outcome of the election of directors and the advisory vote to approve named executive officer compensation.

What will be the effect of abstentions?

Abstentions will not be counted as votes cast with regard to any proposal. Therefore, abstentions will have no effect on the outcome of any proposal. Abstentions will be counted for the purpose of determining whether a quorum is present.

Is there a list of registered shareholders entitled to vote at the Annual Meeting?

A list of shareholders entitled to vote at the Annual Meeting will be available for inspection upon request of any shareholder at our principal executive offices at 220 Alhambra Circle, Coral Gables, Florida 33134 during the ten days prior to the Annual Meeting, during ordinary business hours. In addition, beginning 15 minutes prior to, and during, the Annual Meeting, a list of shareholders of record will be available for viewing by shareholders registered and admitted to the Annual Meeting for any purpose germane to the meeting at the virtual meeting site.

Who will pay for the cost of this proxy solicitation?

The cost of solicitation of the proxies will be borne by us. In addition, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction regarding the proxy materials.

Additional Information

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than the proposals set forth in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board may recommend.

Shareholder Proposals for the 2027 Annual Meeting

A shareholder who would like a proposal considered for inclusion in the Company’s proxy statement relating to the Company’s 2027 annual meeting pursuant to Rule 14a-8 under the Exchange Act, must be received by the Corporate Secretary of the Company no later than December 22, 2026 and must otherwise comply with Rule 14a-8. Any shareholder proposals received outside of the Rule 14a-8 procedure for consideration at the Company’s 2027 annual meeting must be received by the Company between February 2, 2027 and March 4, 2027. If, however, the date of the 2027 annual meeting is scheduled for a date more than 30 calendar days from the anniversary date of this year’s Annual Meeting, the shareholder notice described above will be deemed timely if it is received not later than the close of business on the later of the 90th calendar day prior to such annual meeting and the 10th calendar day after public disclosure of the date of such meeting.

Our Bylaws provide certain requirements as to the form and content of a Nominating Shareholder’s notice. These provisions may preclude shareholders from making nominations for directors at an annual meeting of shareholders. In order for shareholders to give timely notice of nominations for directors for inclusion and consideration in connection with the 2027 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our bylaws. In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than April 3, 2027 that sets forth the information required by Rule 14a-19(b) under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of the shares of the Company’s Class A Voting Common Stock entitled to vote in the election of directors in support of director nominees other than the Company’s nominees.

All shareholder proposals must be addressed to the Corporate Secretary of the Company at 220 Alhambra Circle, Coral Gables, Florida 33134. If the Company does not receive such notice within the time frame described above, the notice will be considered untimely, and the proposal may not be brought.

In no event will a recess or adjournment of an annual meeting (or any announcement of any such recess or adjournment) commence a new time period for the giving of a Nominating Shareholder’s notice as described above.

Request of mailing of Proxy Materials

A copy of our proxy materials for the Annual Meeting will be sent to any shareholder without charge upon written or oral request addressed to Amerant Bancorp Inc., to the attention of the Corporate Secretary, 220 Alhambra Circle, Coral Gables, Florida 33134 or by phone at (305) 460-8728. Any shareholder may also receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC, without exhibits, upon written request to the address above.

Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Presented below are reconciliations of non-GAAP financial measures discussed in the Executive Compensation section of this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

(in thousands, except percentages)	December 31, 2025

Net income attributable to Amerant Bancorp Inc.	$52,417
Plus: provision for credit losses (1)	42,596
Plus: provision for income tax expense	13,724
Pre-provision net revenue (PPNR)	$108,737
Plus: non-core noninterest expense items (2)	32,902
Less: non-core noninterest income items (2)	(7,899)
Core pre-provision net revenue (Core PPNR)	$133,740
Total noninterest income	$78,613
Less: Non-core noninterest income items: (2)
Derivative losses, net (3)	(3,355)
Securities gains, net (4)	5,100
Gain on sale of loans (5)	2,799
Gain on the sale and leaseback of branches (6)	3,343
Gain on early extinguishment of FHLB advances, net	12
Total non-core noninterest income items (2)	$7,899
Core noninterest income	$70,714
Total noninterest expenses	$330,561
Less: non-core noninterest expense items (2)
Restructuring costs (7)
Contract termination costs (8)	7,483
Total restructuring costs	$7,483
Non-core noninterest expense items:
Losses on loans held for sale carried at the lower of cost or fair value (9)	$15,731
Net losses on sale and valuation expense on other real estate owned (10)	1,936
Goodwill and intangible assets impairment (11)	500
Impairment charge on investment carried at cost	2,500
Amerant Mortgage downsize costs (12)	950
Staff separation costs (13)	3,802
Total non-core noninterest expense items	$32,902

(1) Includes provisions for credit losses on loans and provision for loan contingencies

(2) Beginning in the fourth quarter of 2025, we updated the terminology used to describe non‑GAAP adjustments, referring to them as “non‑core’” rather than “non‑routine.” This change reflects a labeling update only; the methodology used for these adjustments remains unchanged from prior periods.

(3) Includes net unrealized losses in connection with to-be announced (TBA) mortgage back-securities (MBS) derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. The Company terminated these TBA MBS trading derivative contracts during the fourth quarter of 2025.

(4) Includes a realized gain on the sale of debt securities available for sale of $2.2 million. Additionally, includes losses from the market valuation of trading securities, partially offset by realized gains resulting from the sale of the entire trading securities portfolio in the fourth quarter of 2025.

(5) Includes gain on sale of $3.2 million, related to the sale of a loan that had been charged off in the prior period.

(6) Amount were gains that resulted from the sale and lease back of two banking centers located in South Florida.

(7) Restructuring costs primarily relate to cost reduction initiatives intended to improve the Company’s cost structure and efforts to de-risk the loan portfolio. These initiatives include terminating certain advertising contracts and a third-party loan origination agreement under a white-label program

(8) Primarily includes costs related to the termination of advertising contracts and a third-party loan origination agreement under a white-label program.

Exhibit A—Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(9) Amount includes a loss of $13.8 million related to the valuation of loans held for sale carried at the lower of cost or fair value, which had an outstanding principal balance of $93.7 million as of December 31, 2025. In addition, amount includes a $1.1 million loss on the sale of loans associated with our white‑label equipment finance solution.

(10) Includes OREO valuation expenses of $1.1 million and a net loss on the sale of two OREO properties of $0.8 million. In 2023, amount represents the loss on sale of repossessed assets in connection with our equipment-financing activities.

(11) Amount shown is in connection with an intangible asset impairment related to Amerant Mortgage.

(12) Includes salaries and employee benefit expenses in connection with the Amerant Mortgage downsizing during the year.

(13) Includes severance, accelerated stock-based compensation and related reversals, and other expenses associated with the leadership transition completed in early November 2025.

(14) Amounts were calculated based upon the effective tax rate 20.75%

AMERANTsm AMERANT BANCORP INC. JULIO V. PENA C/O JEANNIE DAVIS 220 ALHAMBRA CR. 12TH FLOOR CORAL GABLES, FL 33134 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AMTB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V90415-P41248 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY AMERANT BANCORP INC. The Board of Directors recommends you vote FOR the following proposals: 1. To elect the directors to serve until the 2027 annual meeting of shareholders. Nominees: For Against Abstain 1a. Odilon Almeida 1b. Carlos Iafigliola 1c. Erin D. Knight 1d. Jack Kopnisky 1e. Lisa Lutoff-Perlo 1f. Gustavo Marturet M. 1g. Patricia Morrison 1h. John W. Quill 1i. Ashaki Rucker For Against Abstain 1j. Oscar Suarez 1k. Millar Wilson 2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers - Say-on-Pay. 3. To ratify the appointment of RSM US LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Meeting and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. V90416-P41248 AMERANT BANCORP INC. Annual Meeting of Shareholders June 2, 2026 8:00 a.m. Eastern Time This proxy is solicited on behalf of the Board of Directors The shareholder(s) hereby appoint(s) Odilon Almeida and Lisa Lutoff-Perlo, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AMERANT BANCORP INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. Eastern Time, on June 2, 2026, virtually at www.virtualshareholdermeeting.com/AMTB2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side